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                                                                Exhibit 99(h)(8)

SECURITIES LENDING AGREEMENT ("Lending Agreement") amended and restated as of August 11, 2005, among JPMorgan Chase Bank, N.A. ("Bank"), having its principal place of business at 270 Park Avenue, New York, New York 10017-2070 and JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., JPMorgan Investment Trust (formerly One Group Investment Trust) and J.P. Morgan Mutual Fund Investment Trust on behalf of each of the JPMorgan Funds listed on Exhibit A hereto (each, a "Lender"), having its principal place of business at 522 Fifth Avenue, New York, New York 10036.

         It is hereby agreed as follows:

SECTION 1 - DEFINITIONS

         Unless the context clearly requires otherwise, the following words shall have the meanings set forth below when used herein:

         a) "Account" shall mean the securities account established and maintained by Bank on behalf of Lender pursuant to one or more separate Global Custody Agreements ("Custody Agreement"), between Bank and Lenders, which Custody Agreement provides, INTER ALIA, for the safekeeping of Securities received by Bank from time to time on behalf of Lender.

         b) "Adviser" means the investment adviser of Lender as identified on Exhibit A. Unless notified to the contrary by Lender, actions taken by, and Proper Instructions given by, Adviser may be deemed by Bank to be taken or given by Lender and notices provided by Bank to Adviser shall be deemed received by Lender. Lender shall promptly notify Bank of any change in the identity of the Adviser.

         c) "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

         d) "Authorized Investment" shall mean any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, as described in Section 5(e) hereof and APPENDIX 1 hereto (and as such Appendix may be amended from time to time by written agreement as provided herein).

         e) "Authorized Person" shall mean, except to the extent that Bank is advised to the contrary by Proper Instruction, any person (typically an employee of Adviser) who is authorized to give instructions to Bank pursuant to the Agreement and any mandates given to Bank in connection with such Agreement. An Authorized Person shall continue to be so until such time as Bank receives Proper Instructions that any such person is no longer an Authorized Person.

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         f)   "Borrower" shall mean an entity listed on APPENDIX 2 hereto other than any entity which Bank shall have been instructed to delete from such list pursuant to Written Instructions and as such Appendix may be amended in accordance with Section 4(b) hereof.

         g) "Business Day" shall have the meaning assigned thereto in the applicable MSLA, including any applicable Addendum or Exhibit thereto and shall, include, as applicable, a New York Business Day and a Foreign Business Day.

         h) "Cash Collateral" shall mean fed funds and such U.S. currency as may be pledged by a Borrower in connection with a particular Loan.

         i) "Collateral" shall mean the types of collateral acceptable to Lender as set forth in Appendix 3 hereto. As of the date hereof, APPENDIX 3 is limited to Cash Collateral except for the JPMorgan 100% U.S. Treasury Securities Money Market Fund.

         j) "Collateral Account" shall mean, as the case may be, an account maintained by Bank with itself, with any Depository or with any Triparty Institution and designated as a Collateral Account for the purpose of holding any one or more of Collateral, Authorized Investments, and Proceeds in connection with Loans hereunder.

         k)   "Collateral Amount" shall have the meaning assigned thereto in
              Section 5(c) hereof.

         l) "Collateral Requirement" shall have the meaning assigned thereto in Section 5(c) hereof.

         m) "Custody Agreement" shall have the meaning assigned thereto in the definition of Account.

         n) "Depository" shall mean: (i) The Depository Trust Company, and any other securities depository or clearing agency (and each of their respective successors and nominees) registered with the U.S. Securities and Exchange Commission or registered with or regulated by the applicable foreign equivalent thereof or otherwise able to act as a securities depository or clearing agency, (ii) any transnational depository, (iii) the Federal Reserve book-entry system for the receiving and delivering of U.S. Government Securities, and (iv) any other national system for the central handling of that country's government securities.

         o) "Distributions" shall have the meaning assigned thereto in Section 3(b)(v) hereof.

         p) "Dollars" shall have the meaning assigned thereto in Section 5(c) hereof.

         q)   "Loan" shall mean a loan of Securities hereunder.

         r) "Loan Fee" shall mean the amount payable by a Borrower to Bank pursuant to the applicable MSLA in connection with Loans collateralized other than by Cash Collateral.

         s) "Market Value" shall have the meaning assigned thereto in Section 7(c)(iii) hereof.

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         t)   "MSLA" shall mean a master securities lending agreement or securities borrowing agreement between Bank and a Borrower, pursuant to which Bank lends securities on behalf of its customers (including Lender) from time to time. A copy of Bank's standard forms of MSLA, including (as applicable) the international addendum thereto, are annexed (i) as Appendix 5A in the case of borrowers located in the United States, and (ii) as Appendix 5B in the case of borrowers located outside the United States. (The location of each Borrower is indicated in Appendix 2.)

         u) "Non-U.S. Securities" shall mean Securities other than "U.S. Securities" as defined below, and shall include Global Depositary Receipts.

         v)   "Oral Instructions" shall have the meaning assigned thereto in
              Section 10 hereof.

         w) "Proceeds" shall mean interest, dividends and other payments and Distributions received by Bank in connection with Authorized Investments.

         x) "Proper Instructions" shall mean Oral Instructions and Written Instructions.

         y) "Rebate" shall mean the amount payable by Bank on behalf of Lender to a Borrower in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by the Borrower and Bank.

         z) "Return Date" shall have the meaning assigned thereto in Section 7(c)(i) hereof.

         aa) "Securities" shall mean government securities (including U.S. Government Securities), equity securities, bonds, debentures, other corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein and held pursuant to the Custody Agreement.

         bb) "Term Loan" shall have the meaning assigned thereto in Section 5(h) hereof.

         cc) "Triparty Institution" shall mean a financial institution qualified to act as a custodian under the Investment Company Act of 1940 and the rules and regulations thereunder (" '40 Act") with which Bank shall have previously entered a triparty agreement among itself, such Triparty Institution and a particular Borrower providing, among other things, for the holding of Collateral in a Collateral Account at such Triparty Institution in Bank's name on behalf of Bank's lending customers and for the substitution of Collateral; provided, however, that any substituted Collateral shall meet the then standards for acceptable Collateral set by Bank.

         dd) "U.S. Government Securities" shall mean book-entry securities issued by the U.S. Treasury (as defined in Subpart 0 of Treasury Department Circular No. 300 and any successor provisions) and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the U.S. government, including, without limitation, securities commonly known as "Ginnie Maes," "Sally Maes," "Fannie Maes" and "Freddie Macs".

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         ee)  "U.S. Securities" shall mean Securities issued by an issuer that is organized under the laws of the United States or any State thereof or that are otherwise traded in the United States, and shall include American Depositary Receipts.

         ff)  "Written Instructions" shall have the meaning assigned thereto in
              Section 10 hereof.

SECTION 2 - APPOINTMENT.  AUTHORITY

         (a) APPOINTMENT. Lender hereby appoints Bank as its agent to lend Securities in the Accounts on Lender's behalf on a fully disclosed basis to Borrowers from time to time in accordance with the terms hereof and on such terms and conditions and at such times as Bank shall determine and Bank may exercise all rights and powers provided under any MSLA as may be incidental thereto, and Bank hereby accepts appointment as such agent and agrees to so act.

         (b) AUTHORITY. Lender hereby authorizes and empowers Bank to execute in Lender's name and on its behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to Bank. Lender grants Bank the authority set forth herein notwithstanding its awareness that Bank: (1) in its individual capacity or acting in a fiduciary capacity for other accounts, may have transactions with the same institutions to which Bank may be lending Securities hereunder, which transactions may give rise to actual or potential conflict of interest situations; and (2) may use EquiLend, a securities lending platform in which Bank has an equity interest (and therefore a financial interest in its success), to transact certain Loans with Borrowers that are EquiLend participants (it being understood that EquiLend will neither act as principal in, nor guarantee, any such Loan).. Bank shall not be bound to:
(i) account to Lender for any sum received or profit made by Bank for its own account or the account of any other person or (ii) disclose or refuse to disclose any information or take any other action if the same would or might in Bank's judgment, made in good faith, constitute a breach of any law or regulation or be otherwise actionable with respect to Bank; provided that, in circumstances mentioned in (ii) above, Bank shall promptly inform Lender of the relevant facts (except where doing so would, or might in Bank's judgment, made in good faith, constitute a breach of any law or regulation or be otherwise actionable as aforesaid).

SECTION 3 - REPRESENTATIONS AND WARRANTIES

         (a) REPRESENTATIONS OF EACH PARTY. Each party hereto represents and warrants to the other that: (i) it has the power to execute and deliver this Lending Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (ii) it has taken all necessary action to authorize such execution, delivery, and performance; (iii) this Lending Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (iv) the execution, delivery, and performance by it of this Lending Agreement shall at all times comply with all applicable laws and regulations.

         (b) REPRESENTATIONS OF LENDER. Lender represents and warrants to Bank that: (i) this Lending Agreement is, and each Loan shall be, legally and validly entered into, and does not and shall not violate any statute, regulation, rule, order or judgment binding on Lender, or any provision of Lender's charter or by-laws, or any agreement binding on Lender or affecting its property; (ii) the person executing this Lending Agreement and all Authorized Persons acting on behalf of Lender has and have been duly and properly authorized to do so; (iii) it is lending Securities as

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principal and shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan hereunder; (iv) it is the beneficial owner of all Securities or otherwise has the right to lend Securities; and (v) it is entitled to receive all interest, dividends and other distributions (including, but not limited to, payments made by the depositary in connection with American Depositary Receipts and Global Depositary Receipts ) ("Distributions") made by the issuer with respect thereto. Lender shall promptly identify to Bank by notice, which notice may be oral, any Securities that are no longer subject to the representations contained in (b).

         (c) REPRESENTATIONS OF LENDER IN RESPECT OF THE MSLAs. Lender further represents and warrants to Bank that the representations and warranties to be given by Bank on Lender's behalf as set out in the MSLAs are true and will continue to be true at all times until termination of Bank's authority to act as Lender's agent as provided in this Lending Agreement.

SECTION 4 -  BORROWERS

         (a) MSLA. Lender hereby acknowledges receipt of the forms of MSLA (as set forth in APPENDICES 5A AND 5B) and authorizes Bank to lend Securities in the Account to Borrowers thereunder pursuant to an agreement substantially in the form thereof.

         (b) BORROWERS. Securities may be lent to any Borrower listed in Appendix 2, as such Appendix may be updated from time to time to add new Borrowers and to delete entities that have ceased to be potential Borrowers. Either Lender or Adviser (with the Adviser acting hereunder in its capacity as an Authorized Person) shall have full discretion to remove any borrower from Appendix 2 upon five Business Days' written notice to Bank. Bank shall provide Adviser and Lender with notice of each proposed addition of a Borrower to such list. If Lender or Adviser (in its capacity as an Authorized Person) notifies Bank in writing within five Business Days from the date of any such notice that it objects to a potential Borrower, no Loans of Securities shall be made to such potential Borrower. If Lender or Adviser does not so object within such five Business Day period, each potential Borrower notified to Lender and Adviser by Bank shall be deemed acceptable to Lender as of the expiration of such five Business Day period.

SECTION 5 - LOANS

         (a) SECURITIES TO BE LENT. LENDING OPPORTUNITIES. LOAN INITIATION. All Securities of Lender held by Bank that are issued, settled or traded in the markets that have been approved by Bank from time to time for purposes of Bank's discretionary securities lending program shall be subject to the terms hereof unless Lender or Adviser (in its capacity as an Authorized Person) notifies the Bank in writing to the contrary. Bank shall seek to assure that Lender receives a fair allocation of lending opportunities vis-a-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers, limitations on investments of Cash Collateral, tax treatment, and similar commercial factors. From time to time, Bank may lend to Borrowers Securities held in the Account (except Securities that Lender has notified to Bank are unavailable or Securities that are no longer subject to the representations set forth in Section 3) and shall deliver such Securities against receipt of Collateral in accordance with the applicable MSLA. Bank shall have the right to decline to make any Loans to any Borrower and to discontinue lending to any Borrower in its sole discretion and without notice to Lender.

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         (b)  RECEIPT OF COLLATERAL. COLLATERAL SUBSTITUTION. For each Loan,
Bank or a Triparty Institution shall receive and hold all Collateral required by the applicable MSLA in a Collateral Account, and Bank is hereby authorized and directed, without obtaining any further approval from Lender, to invest and reinvest all or substantially all Cash Collateral in accordance with APPENDIX 1 as promptly as practicable. Bank shall credit, or where applicable shall have a Triparty Institution credit, all Collateral, Authorized Investments and Proceeds to a Collateral Account and Bank shall mark its books and records to identify Lender's interest therein, it being understood, however, that all monies credited to a Collateral Account may for purposes of investment be commingled with cash collateral held for other lenders of securities on whose behalf Bank may act (it being understood that such commingling shall be only to the extent permitted by applicable law, regulations and interpretations thereof). Bank may, in its sole discretion, liquidate any Authorized Investment and credit the net proceeds to a Collateral Account. Bank shall accept substitutions of Collateral acceptable under APPENDIX 1 in accordance with the applicable MSLA, and shall credit, or where applicable shall have a Triparty Institution credit, all such substitutions to a Collateral Account.

         (c) MARK TO MARKET PROCEDURES. (i) Bank shall require initial Collateral for a Loan in an amount determined by applying the then applicable "Collateral Requirement" (as defined below) to the Market Value of the Security that is the subject of the Loan together with, in the case of fixed income Securities, any accrued but unpaid interest thereon. The "Collateral Requirement" with respect to a given Security shall be an amount equal to the then applicable percentage (currently 102% where securities and the collateral therefor are denominated in the same currency, and 105% for all other securities) of the Market Value of the Security which is the subject of a Loan as determined as of the close of trading on the preceding Business Day; provided, however, that with respect to Securities such as U.S. Treasury strips and bills, where the market functions to not allow for the sale of such Securities at greater than par, the Collateral Requirement shall equal the lesser of 100% of the par value of the Security or 102% of its Market Value.
(ii)(A) With respect to each Loan of Securities denominated in U.S. dollars ("Dollars") if, and only if, the aggregate Market Value of the Collateral held by Bank on behalf of Lender for such Loan on any Business Day is less than the aggregate Market Value of the Securities which are the subject of such Loan (together with accrued but unpaid interest in the case of fixed income Securities, but in any event exclusive of any diminution in the value of Cash Collateral investments), Bank shall demand, as needed, on each such Business Day on behalf of Lender, that the Borrower, provide additional Collateral in accordance with the applicable MSLA (it being acknowledged that pursuant to the forms of MSLA, Collateral shall be delivered by a Borrower by the close of the Business Day following the Business Day on which a Collateral demand is made by
Bank). Such additional Collateral demanded, together with the Collateral then held by Bank on behalf of Lender for such Loan, shall be not less than the applicable Collateral Requirement. (B) With respect to all loans of Securities denominated other than in Dollars from all lenders to a given Borrower (including Loans made hereunder), each Business Day Bank shall determine if the Market Value of all Collateral received by Bank from that Borrower in connection with all such loans is at least equal to the aggregate amount ("Collateral Amount") determined by applying the applicable Collateral Requirement to each Security denominated other than in Dollars on Loan to such Borrower from all lenders. If the Market Value of the Collateral held for any individual Security falls below the Market Value of such Security, or if the Market Value of all Collateral received from a given Borrower in respect of such Loans is not at least equal to the Collateral Amount, Bank shall demand, as needed, on each such Business Day on behalf of Lender, that Borrower provide additional Collateral in accordance with the applicable MSLA so as to meet the Collateral Amount by marking specific Loans (it being acknowledged that

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pursuant to the forms of MSLA, Collateral shall be delivered by a Borrower by the close of the Business Day following the Business Day on which a Collateral demand is made by Bank). In respect of the forgoing, additional Collateral shall not be demanded to the extent that a Collateral shortfall is on account of a diminution in the value of Cash Collateral investments. In accordance with general market practice, the Market Value of certain Securities (including, without limitation, U.S. Government Securities), whether on Loan or received as Collateral, may be determined on a same day basis by reference to recognized pricing services. Bank may from time to time establish DE MINIMIS guidelines with respect to Collateral pursuant to which a mark to market would not be made even where otherwise required hereunder.

         (d) CHANGES IN PROCEDURES APPLICABLE TO COLLATERAL. The Collateral procedures set forth in Sections 5(b)-(c) above reflect Bank's current practice and may be changed by Bank from time to time based on general market conditions (including volatility of Securities on Loan and of securities Collateral, if and when taken), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements. Bank shall notify Adviser (in its capacity as an Authorized Person) Lender of material revisions to the foregoing procedures. Unless Adviser (acting in its capacity as an Authorized Person) or Lender objects in writing, such change shall be deemed acceptable to Lender. No change will be effective if objected to by Adviser or Lender; it being understood that Bank may terminate this Lending Agreement forthwith on notice to Lender if Lender does not accept any such change.

         (e) INVESTMENT OF CASH COLLATERAL. (i) Bank is hereby authorized to invest and reinvest Cash Collateral in accordance with the investment guidelines annexed hereto as APPENDIX 1. Appendix 1 may be amended at any time by Lender or Adviser to delete types of permissible investments upon five Business Days' prior notice to Bank. Appendix 1 may also be amended by written agreement between Lender or Adviser (acting in its capacity as an Authorized Person) and Bank. (ii) Authorized Investments are made for the account of, and at the sole risk of, Lender. In that connection, Lender shall pay to Bank on demand in cash an amount equal to any deficiency in the amount of Collateral available for return to a Borrower pursuant to the applicable MSLA. Bank is authorized to select brokers and dealers for the execution of trades in connection with the investment of Cash Collateral, which broker or dealer may (subject to the '40
Act) be an Affiliate of Bank provided that a competitive execution price is obtained.

         (f)  DISTRIBUTIONS AND VOTING RIGHTS.

         (i) Bank shall credit the Account on payable date with the amount of all cash Distributions (but for purposes of this Section 5(f) and Section 7(b) hereof, the term "cash Distributions" shall not include any principal payment, whether paid upon the maturity of any debt Security or prior to its maturity) with respect to Securities on Loan over their record date that Lender would have received under the Custody Agreement had such Securities not been on Loan over record date; provided, that with respect to Non-U.S. Securities, Bank's obligation to credit the Account shall extend only to record dates (and Distributions made during the period of the relevant Loan) up to and including the date of any Event of Default (as defined in the applicable MSLA). To the extent that cash Distributions are not delivered to Bank by Borrower and Bank has so credited the Account with such Distributions, Bank shall be subrogated to Lender's rights against Borrower as provided in Section 7(d). In connection with the foregoing, Lender shall promptly return any amount so credited upon oral or written notification from Bank that: (a) such amount has not been paid by the issuer of the Securities or the paying agent therefor (as applicable) in the ordinary course

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of business or (b) such amount was incorrectly credited. If Lender does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Lender, to reverse such credit by debiting the Account for the amount previously credited.

         (ii) (a) Any non-cash Distribution which is in the nature of a stock split or a stock dividend shall be added to the existing Loan to which such dividend relates as of the date such non-cash Distribution is payable and shall be subject to the provisions hereof and the applicable MSLA. (b) Any non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Securities on Loan shall be deemed to be a new Loan made by Lender to Borrower (and shall be considered to constitute Securities on Loan) as of the date such non-cash Distribution is payable and shall be subject to the provisions hereof; provided that Lender or Adviser (acting in its capacity as an Authorized Person) may, by giving Bank ten (10) Business Days' notice prior to the date of such non-cash Distribution (or such different amount of time as Bank may from time to time require on advice to Lender), direct Bank to request that the Borrower deliver such non-cash Distribution to Bank pursuant to the applicable MSLA, in which case Bank shall credit such non-cash Distribution to the Account. (c) If, despite (a) and (b) Lender or Adviser (acting in its capacity as an Authorized Person) requests that Bank instruct the Borrower to deliver a non-cash Distribution on its payable date, and Borrower fails so to deliver the non-cash Distribution, the indemnity provisions and corresponding subrogation rights set forth in Section 7 shall apply.

         (iii) During the term of any Loan, Bank shall permit the Securities on Loan to be transferred into the name of and be voted by the Borrower or others. Lender shall not be entitled to: (a) participate in any dividend reinvestment program with respect to Securities that are eligible for Loan (whether or not actually on Loan) as of the applicable record date for such Securities or (b) vote proxies with respect to Securities that are on Loan as of the applicable record date for such Securities. In those markets where it is not practical or permissible to do so (E.G., Finland, Norway and Sweden), Lender shall not be entitled to vote proxies with respect to Securities that are eligible for Loan (but not actually on Loan) as of the applicable record date for such Securities. Notwithstanding the foregoing, Lender or Adviser (acting in its capacity as an Authorized Person) shall be entitled to instruct Bank to recall Securities on Loan to vote proxies (it being understood and agreed that in such cases the right to vote shall be contingent on such Securities being received back from Loan prior to any applicable proxy voting deadlines imposed by the issuer and
Bank). Lender or Adviser (acting in its capacity as an Authorized Person) may also request that Bank obtain from a Borrower a commitment to vote or consent as directed with respect to a material event affecting Securities on Loan when Lender or Adviser (acting in its capacity as an Authorized Person) believes it necessary to so vote or consent, it being understood, however, that a Borrower has no obligation to so vote or consent and may, in some circumstances, be unable to do so.

         (g) ADVANCES, OVERDRAFTS AND INDEBTEDNESS. SECURITY INTEREST. Bank may, in its sole discretion, advance funds on behalf of Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the applicable MSLA. Lender shall repay Bank on demand the amount of any advance or any other amount owed by Lender hereunder. Any such advance shall bear interest at the rate customarily charged by Bank for such advances at the time such advance is made. In order to secure repayment of any advance or other indebtedness of Lender to Bank arising hereunder, Bank shall have a continuing lien and security interest in and to all assets now or hereafter held in the Account and any Collateral Account (to which Lender is entitled hereunder) and any other property at any time held by it for the benefit

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of Lender or in which Lender may have an interest which is then in Bank's possession or control or in the possession or control of any third party acting on Bank's behalf. In this regard, Bank shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

         (h) TERMINATION OF A LOAN. (i) Loans shall generally be terminable on demand. With the prior approval of Lender, however, Loans may be made on the basis of a reasonably anticipated termination date ("Term Loan") and without providing for the right of substitution of equivalent securities. Termination of a Term Loan prior to its anticipated termination date by either Lender or Borrower may result in the terminating party having to pay the non-terminating party damages based on the cost of obtaining a replacement loan. (ii) Bank shall terminate any Loan of Securities to a Borrower as soon as practicable after: (a) receipt by Bank of a notice of termination of the respective MSLA; (b) receipt by Bank of Written Instructions directing it to terminate a Loan; (c) receipt by Bank of Written Instructions instructing it to delete from APPENDIX 2 the Borrower to which such Loan was made; (d) receipt by Bank of Written Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 3 hereof; (e) receipt by Bank of notice advising that an Event of Default (as defined in the applicable MSLA) has occurred and is continuing beyond any applicable grace period; (f) whenever Bank, in its sole discretion, elects to terminate such Loan other than a Term Loan; or (g) termination hereof. (iii) Lender acknowledges that: (1) termination hereof may result in the termination of certain Authorized Investments prior to their maturity which, in turn, may result in losses being realized in such Authorized Investments; and (2) any such losses shall be for the account and sole risk of Lender.

         (i) SALE OF A SECURITY ON LOAN. Lender shall advise Bank of the sale of Securities no later than 9:00 a.m. on the Business Day after the sale date (which notice need not be limited to Securities on Loan, but must include such Securities). Bank shall not be liable for any failures occurring on a settlement date for sale of Securities if timely notice is not given by Lender as provided in the preceding sentence, and shall not be liable in any event (except as provided in Section 7) for failure of a Borrower to return Securities on Loan in a timely fashion; provided that, if notice is given by Lender to Bank by the time set out in the preceding sentence and the Borrower does not return the Security on Loan within the settlement time frame applicable to the sale of such Security, Bank shall credit Lender for any related overdraft charges and reimburse Lender for those charges that may be incurred in connection with any resulting sale fail or, alternatively, Bank shall credit to the Account a security identical to the Security on Loan. In connection with the foregoing, Lender shall subrogate Bank to any rights Lender may have against the Borrower to the extent Bank makes any such payment or credit (where the credit or payment resulted in any expense to Bank). Lender shall receive contractual settlement date accounting (as described in Section 6(b) of the Custody Agreement) with respect to Securities that are on Loan to the same extent that Lender would be entitled to contractual settlement date accounting under the Custody Agreement for the sale of Securities that were not on Loan; it being understood and agreed, however, that in any given case Lender shall not be entitled to be credited with a security identical to a Security on Loan and to receive contractual settlement date accounting in respect of the sale of such Security.

         (j) RECORDKEEPING AND REPORTS. Bank shall establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. Bank shall provide Lender and Adviser (acting in its capacity as an Authorized Person) with a monthly statement describing the Loans made during the preceding month and the income derived from Loans during the period covered by such statement. A party shall comply with reasonable requests of the other party for information necessary to the requester's performance of its duties hereunder.

SECTION 6 - DEFAULT BY BORROWER

         (i) Bank may assume (unless it has actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default (as defined in the applicable MSLA) has occurred and that a Borrower has complied with its obligations under the applicable MSLA. Subject to Sections 5(f)(i)-(ii) and Sections 7(b)-(c) hereof, Bank shall have no responsibility for any breach of any obligation by any Borrower under or in connection with any MSLA or Loan. Bank shall have no responsibility for the accuracy or completeness of any information supplied by any Borrower. Bank shall not be liable as a result of taking or omitting to take any action, provided that Bank shall have carried out its responsibilities as lending agent hereunder in good faith. (ii) If any Borrower with respect to any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan when due thereunder for reasons other than relating to the solvency of the Borrower, Bank shall then, in addition to taking whatever action may be required by Section 7(c) hereof, take whatever action it deems appropriate in accordance with general market practice and Bank's reasonable judgment, including, but not necessarily limited to, claiming compensation from such Borrower on behalf of Lender in the event a trade executed by Lender fails on account of such Borrower's failure timely to have returned Securities on Loan or, where Bank deems it necessary, such other action as may be permitted by the applicable MSLA. (iii) If any Borrower with respect to any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan when due thereunder for reasons relating to the solvency of the Borrower, Bank shall then, in addition to taking whatever action may be required by Section 7(c) hereof, take such action as its deems appropriate in accordance with Bank's reasonable judgment under the applicable MSLA.

SECTION 7 - LIABILITIES.  INDEMNIFICATION

         (a) LIABILITIES. Except as provided in Sections 5(f)(i)-(ii) and Sections 7(b)-(c) hereof, Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by Lender, except those costs, expenses, damages, liabilities and claims arising out of the negligence, bad faith or willful misconduct of Bank. Bank shall have no obligation hereunder for: (i) costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees), which are sustained or incurred by Lender by reason of any action or inaction by any pricing service, any Depository or a Triparty Institution or their respective successors or nominees; and (ii) any failure to perform any obligation due to any matters beyond the control of Bank. In no event shall Bank be liable for indirect or consequential damages or lost profits or loss of business, arising hereunder or in connection herewith, even if previously informed of the possibility of such damages and regardless of the form of action.

         Except for any costs or expenses incurred by Bank in performing its obligations pursuant to Sections 5(f)(i)-(ii) and Sections 7(b)-(c) hereof and ordinary operating expenses incurred by Bank in providing services hereunder, Lender shall indemnify Bank and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which Bank may sustain or incur or which may be asserted against Bank by reason of or as a result of any action taken or omitted by Bank in connection with operating hereunder or enforcing Lender's rights under the applicable MSLA, other than those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Bank. The foregoing indemnity shall be a continuing obligation of Lender, its successors and assigns, notwithstanding the termination of any Loans hereunder or of this Lending Agreement. Bank may charge any amounts to which it is entitled hereunder against the Account, and Lender shall be entitled to an accounting of all amounts so charged. Actions taken or omitted in reliance upon Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by Bank, in good faith, to be genuine or bearing the signature of a person or persons believed, in good faith, to be authorized to sign, countersign or execute the same, shall be conclusively presumed to have been taken or omitted in good faith.

         (b) INDEMNIFICATION OF LENDER IN RESPECT OF DISTRIBUTIONS. If the Borrower in respect of any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to deliver any non-cash Distributions with respect to Securities on Loan as and when requested to do so by Bank as provided in Section 5(f)(ii)(c) hereof, Bank shall with respect to: (x) U.S. Securities at its option, credit such non-cash Distribution or an amount equivalent thereto to the Account on the date it is due, and (y) Non-U.S. Securities, for any non-cash Distributions made during the period of the relevant Loan (up to and including the date of any Event of Default) or for any non-cash Distributions for which the record date occurs on or before the date of any Event of Default, Bank shall, at its option, either (i) purchase for the Account replacement securities (of an equal amount of the same issue, class, type or series as the Distribution) on the principal market in which such securities are traded or
(ii) credit the Account with the Market Value in Dollars of such Distributions on the due date as determined by Bank in good faith. The foregoing shall, subject to Sections 7(c)(iii) and 7(d) hereof, be at Bank's expense.

         (c)  INDEMNIFICATION OF LENDER IN RESPECT OF SECURITIES.

         (i) U.S. SECURITIES. If the Borrower in respect of any Loan of U.S. Securities effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan to Bank for the Account when due thereunder, which is the date an Event of Default shall have occurred under the applicable MSLA (the "Return Date"), then Bank shall, at its expense, but subject to Sections 7(c)(iii) and 7(d) hereof, deposit replacement Securities of the same issue, type, class and series to the Account, as soon as practicable. If Bank is unable to obtain replacement Securities, Bank shall, at its expense, but subject to Sections 7(c)(iii) and 7(d) hereof, credit the Account in Dollars with the Market Value of such Securities on Loan on the credit date.

         (ii) NON-U.S. SECURITIES. If the Borrower in respect of any Loan of Non-U.S. Securities effected pursuant hereto and pursuant to the applicable MSLA fails to return any such Securities on Loan to Bank for the Account on the Return Date, Bank shall, at Bank's sole election and at its expense, but subject to Sections 7(c)(iii) and 7(d) hereof and to Bank not being responsible to compensate Lender for any increase in the Market Value of such Non-U.S. Securities after the Return Date, as soon as practicable, either (x) deposit replacement Securities of the same issue, type, class and series to the Account as the Securities on Loan up to the Market Value of such Securities determined as of the Return Date or (y) credit the Account, in Dollars, with the Market Value of the Securities on Loan determined as of the Return Date.

         (iii) In connection with Section 7(b) and Section (c)(i) and (ii) above, "Market Value" (or "Value" in the case of Borrowers subject to Appendix
5B) shall: (y) be determined by Bank in accordance with the applicable MSLA, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and Proceeds) are denominated in a currency other than Dollars; and
(z) in the case of fixed income Securities, including any accrued but unpaid interest thereon. If the Market Value of the Cash Collateral on a credit date or a Return Date is less than that which is required to purchase replacement securities (and non-cash Distributions) or to credit the Account with the Market Value in Dollars of the Securities on Loan (and non-cash Distributions) as a result of a decrease in the Market Value of Authorized Investments, Bank shall not be responsible for that decrease and shall deposit replacement securities or credit the Account, with the Market Value of such Securities on Loan only to an amount net of the decrease in Market Value of Authorized Investments.

         (d) SUBROGATION. If Bank makes a payment or a purchase pursuant to Sections 5(f), 7(b) or 7(c) Bank shall, to the extent of such payment or purchase, be subrogated to, and Lender shall assign and be deemed to have assigned to Bank, all of its rights in, to and against the Borrower (and any guarantor thereof) in respect of such Loan, any Collateral pledged by the Borrower in respect of such Loan, and all proceeds of such Collateral. In the event that Lender receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which Bank is subrogated as provided herein, Lender shall promptly remit or pay to Bank the same (or its Dollar equivalent).

SECTION 8 - BANK COMPENSATION

         The compensation payable to Bank hereunder shall be as set forth in the fee schedule annexed hereto as APPENDIX 6, as the same may be amended from time to time. Bank is authorized, on a monthly basis, to charge such fees (together with reasonable expenses incurred by Bank hereunder) and any other amounts owed by Lender hereunder against the Account and/or a Collateral Account.

SECTION 9 - TAXES

         (a) Lender shall be responsible for all filings, tax returns and reports on any Loans undertaken by Bank on Lender's behalf which are to be made to any authority whether governmental or otherwise and for the payment of all unpaid calls, taxes (including, without limitation, any value added tax), imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and insofar as Bank is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender's behalf, Bank may do so out of any monies or assets held by it pursuant to the terms of the Custody Agreement or hereunder.

         (b) Lender acknowledges that: (i) the tax treatment of the payments made by a Borrower to Lender in lieu of Distributions (including, by way of illustration and not of limitation, with respect to any dividends received deduction and amounts paid by the depositary on American Depositary Receipts and Global Depositary Receipts) may differ from the tax treatment of the Distribution to which such payments relate; and (ii) it has made its own determination as to the tax treatment of any Loan made pursuant hereto, of any in lieu of payments made by a Borrower and of any remuneration and any other amounts that may be received by it hereunder.

         (c) The parties intend any Loan to qualify as a securities lending transaction subject to Section 1058 of the Internal Revenue Code of 1986, as amended, and, in that connection, Bank confirms that its documentation is designed to help assure that lending transactions so qualify. Each party shall refrain from taking any action that would reasonably be expected to cause any Loan to fail to so qualify.

SECTION 10 - INSTRUCTIONS

         (a)(i) WRITTEN INSTRUCTIONS. "Written Instructions" shall mean written communications actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method reasonably acceptable to Bank and whereby Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or which communications are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. (ii) ORAL INSTRUCTIONS. "Oral Instructions" shall mean oral communications actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person. Oral Instructions shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Lender shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the Oral Instructions received, or Bank's failure to produce such confirmation at any subsequent time. Lender shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank may make available to Lender or its Authorized Persons.

         (b) Unless otherwise expressly provided, all Proper Instructions shall continue in full force and effect until canceled or superseded.

SECTION 11 - PRICING SERVICES

         Bank may use any pricing service referred to in an applicable MSLA and any other recognized pricing service (including itself and any of its Affiliates) in order to perform its valuation responsibilities with respect to Securities, Collateral and Authorized Investments, and Lender shall hold Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such pricing service. If Lender or Adviser (acting in its capacity as an Authorized Person) advises Bank that there is a material discrepancy between the price assigned to a Security in the calculation of a Lender's net asset value by Lender and the price assigned by Bank in connection with the indemnity contained in Section 7(c) where Bank credits the Market Value of a Security to Lender, the parties shall negotiate in good faith on the price to apply.

SECTION 12 - TERMINATION

         This Lending Agreement may be terminated at any time by any party upon delivery to the other party of notice specifying the date of such termination, which shall be not less than 30 days after the date of receipt of such notice. Notwithstanding any such notice, this Lending Agreement shall continue in full force and effect with respect to all Loans outstanding on the termination date, which Loans shall, however, be terminated as soon as reasonably practicable.

SECTION 13 - MISCELLANEOUS

         (a) LEGAL PROCEEDINGS. Bank may refrain from bringing any legal action or proceeding arising out of or in connection with any Loan until it shall have received such security as it may require for all costs, expenses (including legal fees) and liabilities which it shall or may expend or incur in relation thereto.

         (b) INTEGRATION. LENDING AGREEMENT TO GOVERN. This Lending Agreement and the Custody Agreement contain the complete agreement of the parties with respect to the subject matter hereof and supersede and replace any previously made proposals, representations, warranties or agreements with respect thereto by the parties, including, without limitation, the Securities Lending Agreement, dated as of October 22, 2002 between each of the JPMorgan Funds listed on Exhibit A of such agreement and Bank, the Securities Lending Agreement between Bank and One Group Mutual Funds effective as October 18, 2004 with respect to the Equity Funds other than the Balanced Fund and December 6, 2004 with respect to the Fixed Income, Balanced and Money Market Funds and the Securities Lending Agreement between Bank and One Group Investment Trust (now known as JPMorgan Investment Trust) effective as of October 18, 2004 with respect to the Equity Portfolios other than the Balanced Portfolio and December 6, 2004 with respect to the Fixed Income and Balanced Portfolios. In the event of any conflict between this Lending Agreement and the Custody Agreement, this Lending Agreement shall govern.

         (c) CONFIDENTIALITY OF PORTFOLIO HOLDINGS AND OTHER INFORMATION. Bank shall keep confidential, and will cause its employees to keep confidential, all non-public information concerning the Lender's portfolio holdings and other confidential information (collectively, "Lender Confidential Information") obtained hereunder from or on behalf of the Lender. Bank will use Lender Confidential Information only for the purposes of providing services under this Agreement and will disclose such Confidential Information only to the extent necessary to provide the services specified in this Agreement or as otherwise required by law. Lender shall keep confidential all confidential information provided to it by Bank under this Agreement ("Bank Confidential Information"), except to the extent that disclosure is required by applicable law or otherwise with the consent of Bank. Confidential Information of a disclosing party shall in no event include information which the receiving party (i) knew at the time of first disclosure to it; (ii) is or becomes generally known in the industry or public knowledge without default by the receiving party of its obligations hereunder; (iii) can demonstrate, from written records, has been independently developed through employees none of whom had access to Confidential Information; or (iv) is generally furnished to third parties by the disclosing party without confidentiality restriction. A receiving party may disclose the other party's Confidential Information pursuant to regulatory duties or competent judicial order provided that such party provides to the other party prompt detailed notice of such duties or order to permit the other party to seek an appropriate protective order or otherwise intervene to protect its Confidential Information. Notwithstanding anything herein that may be to the contrary, a receiving party may disclose Confidential Information of the other party to its regulatory authority having supervisory jurisdiction over it pursuant to a request made during the course of a supervisory examination or otherwise.

         (d) NOTICES. Unless expressly provided herein to the contrary, notices hereunder shall be in writing, and delivered by facsimile, telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon receipt. Notices shall be addressed as follows (or to such other address as a party may from time to time designate on notice duly given in accordance with this Section): notices to Bank shall be addressed to it at, 4 New York Plaza, New York, New York, 10004, Attention: Global Securities Lending; notices to be given to Lender shall be addressed to it at its offices at 522 Fifth Avenue. New York, New York 10036, Attention: Nina O. Shenker, Esq., with copies to Robert Kravantka, Christopher Walsh, Lydia Apping, and Garfield Johnson.

         (d) AMENDMENTS. WAIVER. This Lending Agreement may be modified only by a written amendment signed by both parties, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

         (e) GOVERNING LAW. CONSENT TO JURISDICTION. WAIVER OF IMMUNITY. THIS LENDING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Bank and Lender each hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and Lender hereby waives any claim of FORUM NON CONVENIENS to the extent that it may lawfully do so. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender irrevocably shall not claim, and it hereby waives, such immunity.

         (f) COUNTERPARTS. HEADINGS. This Lending Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument. The headings of the sections hereof are included for convenience of reference only and do not form part of this Lending Agreement.

         (g) SEVERABILITY. Any provisions hereof which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (h) IDENTITY OF ADVISER. If Lender is a registered investment company, the name of the investment adviser (and subadvisers, if any), to Lender is set forth on Exhibit A. Lender shall promptly notify Bank of any change in the identity of any of the foregoing.

         (i) MULTIPLE LENDERS. This Lending Agreement shall, and shall be deemed to, create a separate agreement for each series or investment company (in the case of an investment company that does not consist of a separate series) listed on Exhibit A. For any Loan, each reference in this Lending Agreement to Lender shall be, and shall be deemed to be, a reference solely to the particular series or investment company to which that Loan relates. In no circumstances shall the rights, obligations or remedies with respect to a particular series or investment company, as the case may be, constitute a right, obligation or remedy with respect to any other series or investment company. Specifically, and without limiting the scope of the foregoing, Bank shall have no right to set off claims of, or amounts payable to, one series or investment company, as the case may be, by applying property of any other series or investment company.

         IN WITNESS WHEREOF, the parties have executed this Lending Agreement as of the date first above-written.

JPMORGAN TRUST I                                   JPMORGAN CHASE BANK, N.A.
 (on behalf of each of the respective
  funds listed on Exhibit A to which the
above entity relates)


By: /s/ Robert L. Young                           By:  /s/ Steven E. Cutler
    -------------------------                          -------------------------
Name: Robert L. Young                              Name: Steven E. Cutler
Title: Senior Vice President                       Title: Senior Vice President
Date:  August 26, 2005                             Date:  August 26, 2005


JPMORGAN TRUST II                                  J.P. MORGAN FLEMING MUTUAL FUND
                                                   GROUP, INC.,
(on behalf of each of the respective               (on behalf of each of the respective funds
 funds listed  on Exhibit A to which               listed on Exhibit A to which the above
 the above entity relates)                         entity relates)


By: /s/ Robert L. Young                            By: /s/ Robert L. Young
    -------------------------                          -------------------------
Name: Robert L. Young                              Name:  Robert L. Young
Title: Senior Vice President                       Title:  Senior Vice President
Date:    August 26, 2005                           Date:  August 26, 2005

JPMORGAN MUTUAL FUND INVESTMENT TRUST
(on behalf of each of the respective
 funds listed on Exhibit A to which
 the above entity relates)


By: /s/ Robert L. Young
    -------------------------
Name: Robert L. Young
Title: Senior Vice President
Date:    August 26, 2005

JPMORGAN INVESTMENT TRUST
(on behalf of each of the respective
 funds listed on Exhibit A to which
 the above entity relates)


By: /s/ Robert L. Young
    -------------------------
Name: Robert L. Young
Title: Senior Vice President
Date:    August 26, 2005

                                    EXHIBIT A

PARTICIPATING FUNDS

JPMORGAN TRUST I

     NAME OF INVESTMENT ADVISOR:  J.P. Morgan Investment Management Inc.

JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan International Equity Fund
JPMorgan Intrepid European Fund
JPMorgan International Opportunities fund
JPMorgan Japan Fund
JPMorgan International Value Fund
JPMorgan Global Healthcare Fund
JPMorgan Asia Equity Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Growth & Income Fund
JPMorgan Capital Growth Fund
JPMorgan Small Cap Equity Fund
JPMorgan US Equity Fund
JPMorgan Dynamic Small Cap Fund
JPMorgan U.S. Small Company Fund
JPMorgan Small Cap Core Fund
JPMorgan Diversified Fund - Large Cap
JPMorgan Diversified Fund - Small Cap
JPMorgan Disciplined Equity Fund
JPMorgan Mid Cap Equity Fund

JPMORGAN TRUST II

     NAME OF INVESTMENT ADVISOR:  JPMorgan Investment Advisors Inc.

JPMorgan Core Bond Fund
JPMorgan Core Plus Bond Fund*
JPMorgan Intermediate Bond Fund
JPMorgan High Yield Bond Fund*
JPMorgan Short Duration Bond Fund
JPMorgan Mortgage-Backed Securities Fund
JPMorgan Government Bond Fund
JPMorgan Treasury & Agency Fund
JPMorgan U.S. Government Money Market Fund
JPMorgan Liquid Assets Money Market Fund
JPMorgan Diversified Mid Cap Fund
  (now known as the JPMorgan Intrepid Mid Cap Fund)
JPMorgan Equity Income Fund
JPMorgan Equity Index Fund
JPMorgan Large Cap Growth Fund
JPMorgan Large Cap Value Fund
JPMorgan Market Expansion Index Fund
JPMorgan Diversified Mid Cap Growth Fund
JPMorgan Diversified Mid Cap Value Fund
JPMorgan Small Cap Growth Fund
JPMorgan Small Cap Value Fund
JPMorgan Technology Fund

     *Sub-Advised by JPMorgan High Yield Partners LLC

                                    EXHIBIT A

PARTICIPATING FUNDS CONTINUED

JPMORGAN TRUST II

     NAME OF INVESTMENT ADVISOR:  J.P. Morgan Investment Management Inc.

JPMorgan International Equity Index Fund

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

NAME OF INVESTMENT ADVISOR:  J.P. Morgan Investment Management Inc.

JPMorgan Mid Cap Value Fund

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST

     NAME OF INVESTMENT ADVISOR:  J.P. Morgan Investment Management Inc.

JPMorgan Mid Cap Growth Fund (now known as the JPMorgan Growth Advantage Fund)

JPMORGAN INVESTMENT TRUST

     NAME OF INVESTMENT ADVISOR:  JPMorgan Investment Advisors Inc.

JPMorgan Investment Trust Bond Portfolio
JPMorgan Investment Trust Government Bond Portfolio
JPMorgan Investment Trust Balanced Portfolio
JPMorgan Investment Trust Equity Index Portfolio
JPMorgan Investment Trust Large Cap Growth Portfolio
JPMorgan Investment Trust Diversified Equity Portfolio
JPMorgan Investment Trust Mid Cap Growth Portfolio
JPMorgan Investment Trust Diversified Mid Cap Portfolio
JPMorgan Investment Trust Mid Cap Value Portfolio

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                              SEPARATE ACCOUNT FOR
            JPMORGAN 100% U.S. TREASURY SECURITIES MONEY MARKET FUND

A.   OBJECTIVE

     To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.   PERMISSIBLE INVESTMENTS

     1.   INSTRUMENTS

     Fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted as set forth below:

               U.S. Treasury Securities

     2.   CURRENCY

     Shall be limited to the same currency in which the loan collateral is denominated.

C.   PROHIBITED INVESTMENTS

     1.   EQUITY SECURITIES

     Equity securities are prohibited.

     2.   CERTAIN DERIVATIVES

     No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

     3.   FLOATING RATE SECURITIES

     Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

     4.   REPURCHASE AGREEMENTS

     Repurchase Agreements are prohibited.

D.   CONCENTRATION GUIDELINES

     (i) Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities, as to which there is no limitation.

     (ii) With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.   MATURITY GUIDELINES

     1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 397 days.

     2. FLOATING RATE INSTRUMENTS: U.S. Government Securities shall have a Final Maturity that does not exceed 397 days.

     3.   "FINAL MATURITY" for purposes of these guidelines means the following:

                    (a) with respect to a Government Security which is a Variable Rate Security(1) where the variable rate of interest is readjusted no less frequently than every 762 calendar days, the maturity shall be deemed to be equal to the period remaining until the next readjustment of the interest rate;

                    (b) with respect to a Government Security which is a Floating Rate Security(2), the maturity shall be deemed to have a remaining maturity of one day;

                    (c) with respect to a Variable Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less, the maturity shall be deemed to be equal to the earlier of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand;

                    (d) with respect to a Variable Rate Security, the principal amount of which is scheduled to be paid in more than 397 days, that is subject to a Demand Feature the maturity shall be deemed to be equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand;

                    (e) with respect to a Floating Rate Security, the principal amount of which is scheduled to be paid in more than 397 days, that is subject to a Demand Feature the maturity shall be deemed to be equal to the period remaining until the principal amount can be recovered through demand; and

                    (f) with respect to a Floating Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less, the maturity shall be deemed to be one day through demand.

----------
(1) A "Variable Rate Security" means a security the terms of which provide for the adjustment of its interest rate on set dates (such as the last day of a month or calendar quarter) and that, upon each adjustment until the final maturity of the instrument or the period remaining until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.
(2) A "Floating Rate Security" means a security the term of which provide for the adjustment of its interest rate whenever a specified interest rate changes and that, at any time until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.

     4. The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 60 days at the time of purchase.

     5. For purposes of calculating weighted average maturity in E. 4 above, a floating rate instrument shall be deemed to have a maturity as calculated in E.3 above.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.

JPMORGAN TRUST I ON BEHALF OF ITS SERIES LISTED ABOVE:

BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                SEPARATE ACCOUNT FOR EACH OF THE FOLLOWING FUNDS

                             JPMORGAN CORE BOND FUND
                          JPMORGAN CORE PLUS BOND FUND
                         JPMORGAN INTERMEDIATE BOND FUND
                          JPMORGAN HIGH YIELD BOND FUND
                        JPMORGAN SHORT DURATION BOND FUND
                    JPMORGAN MORTGAGE-BACKED SECURITIES FUND
                    JPMORGAN INVESTMENT TRUST BOND PORTFOLIO

A.   OBJECTIVE

     To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.   PERMISSIBLE INVESTMENTS

     1.   INSTRUMENTS

     Both fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted, as set forth below:

               Asset-backed securities
               Bank Notes
               Bankers' Acceptances
               Certificates of Deposit
               Commercial Paper
               Corporate Bonds
               Deposit Notes
               Investment Agreements, Funding Agreements, or GICs entered into, with, or guaranteed by an insurance company
               Loan Participations
               Master Notes
               Medium Term Notes
               Overnight Repurchase Agreements, subject to the requirements of paragraph F
               Time Deposits
               U.S. Government  Securities,  which shall include securities issued or guaranteed as to principal and interest by the United States Government, its agencies, instrumentalities or establishments

     2.   COMMINGLED VEHICLES

     In addition, for purposes of these guidelines, shares of a money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, shall be: (i) permissible investments, (ii) deemed to have a "Final Maturity" of one day for purposes of the Maturity Guidelines in paragraph E, and (iii) not subject to the Quality Guidelines in paragraph G. If the money market mutual fund is advised by an affiliate of JPMorgan Chase & Co., such purchase may be made only in accordance with, and to the extent permitted by, the purchasing fund's registration statement and an exemptive order issued by the SEC.

     3.   CURRENCY

     Shall be limited to the same currency in which the loan collateral is denominated.

     4.   NON-U.S. ISSUERS

     Provided that an issuer otherwise meets the criteria set forth in these guidelines, there is no geographic limitation.

C.   PROHIBITED INVESTMENTS

     1.   EQUITY SECURITIES

     Equity securities are prohibited.

     2.   CERTAIN DERIVATIVES

     No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

     3.   FLOATING RATE SECURITIES

     Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

D.   CONCENTRATION GUIDELINES

     (i) Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities and repurchase agreements that are collateralized fully, as to which there is no limitation.

     (ii) With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.   MATURITY GUIDELINES

     1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 12 months.

     2. FLOATING RATE INSTRUMENTS: All floating rate instruments shall have a Final Maturity that does not exceed 3 years.

     3. "FINAL MATURITY" for purposes of these guidelines means the earliest of: (i) the date noted on the face of the instrument as the date on which the principal amount must be paid or (ii) in the case of an instrument with an unconditional put or unconditional demand feature, the date on which the principal amount of the instrument can be recovered by demand. With respect to asset-backed securities, the expected final maturity shall be deemed to be the Final Maturity.

     4. A repurchase agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to a demand, the notice period applicable to a demand for the repurchase of the securities. Only overnight repurchase agreements are permitted as cash collateral investments.

     5 The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 90 days at the time of purchase.

     6 For purposes of calculating weighted average maturity in E. 5 above, a floating rate instrument shall be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

F.   OVERNIGHT REPURCHASE AGREEMENTS

     All Repurchase Agreements must comply with the Funds' Repurchase Guidelines attached hereto including the requirements applicable to collateralization and repurchase agreement counterparties.

     1.   PERMITTED COLLATERAL

          -    Asset-backed securities
          - Bills, bonds or notes issued by the United States Treasury, as well as other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments
          -    Collateralized Mortgage Obligations
          -    Corporate obligations
          - Mortgage-backed securities, including private label issuers Money market instruments (including, but not limited to, certificates of deposit, bank notes, deposit notes, bankers' acceptances and commercial paper)

G.   QUALITY GUIDELINES

     1.   RATINGS

          a. Except with respect to permitted collateral for repurchase agreements (F.1.) and as noted below, a permissible investment must have a minimum short-term rating as provided by a Nationally Recognized Statistical Rating Organization ("NRSRO") as follows:

               Any one of the following: A-1 by Standard & Poors ("S&P"), P-1 by Moody's Investor Services ("Moody's"), F-1 by Fitch (or an equivalent rating by another NRSRO).

               A security without its own rating shall be considered to be rated if the issuer of the security is rated with respect to: (i) a class of short-term debt obligations, in the case of short-term ratings, or (ii) a class of long-term debt obligations, in the case of long-term ratings, or (iii) any security of the issuer within a class the same as the unrated security that is comparable in priority of payment to the unrated security to be purchased.

               Long-term ratings shall be used only if a security is not rated and no security of the same issuer that is comparable in priority with such security is rated. Where a long-term rating is used, the issuer must have a minimum long-term rating as follows:

               Any one of the following: A- by S&P, A3 by Moody's, A- by Fitch or equivalent rating by another NRSRO.

          b. Permitted collateral for repurchase agreements (see F.1.) must have a rating in the highest two categories from at least two NRSROs in the case of money market instruments and BBB/Baa or the equivalent for corporate obligations.

     2.   DOWNGRADES

     Securities may not be purchased based on an S&P, Moody's, Fitch or another NRSRO's rating where the applicable NRSRO has announced publicly that it is examining the relevant rating for a possible .downgrade. The foregoing limitation shall not apply to securities rated A-1+ by S&P.

     In the event that a security held falls below the minimum guideline as detailed in this paragraph G as a result of being downgraded by an NRSRO, JPMorgan shall notify the Lender and await instructions as to whether the affected security should be sold. In the absence of a contrary instruction, JPMorgan shall take no action in respect of the affected security. In no event shall JPMorgan be liable for any consequences of a rating downgrade, including, but not limited to, retention of the affected security in the absence of a sale instruction from Lender. Lender acknowledges that any loss from a sale shall be for its account.

H.   EXTENSION TRADES

     From time to time a particular holding may be sold and a different issue purchased in its stead (an "extension trade"). An extension trade allows the seller to realize a gain on the issue being sold, while reinvesting the proceeds (ex the gain) into other paper.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.


JPMORGAN TRUST II ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------


JPMorgan Investment Trust on behalf of its series listed above:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                SEPARATE ACCOUNT FOR EACH OF THE FOLLOWING FUNDS

                        JPMORGAN DIVERSIFIED MID CAP FUND
                           JPMORGAN EQUITY INCOME FUND
                           JPMORGAN EQUITY INDEX FUND
                         JPMORGAN LARGE CAP GROWTH FUND*
                          JPMORGAN LARGE CAP VALUE FUND
                      JPMORGAN MARKET EXPANSION INDEX FUND
                    JPMORGAN DIVERSIFIED MID CAP GROWTH FUND
                     JPMORGAN DIVERSIFIED MID CAP VALUE FUND
                         JPMORGAN SMALL CAP GROWTH FUND
                          JPMORGAN SMALL CAP VALUE FUND
                            JPMORGAN TECHNOLOGY FUND*
                         JPMORGAN GROWTH & INCOME FUND*
                          JPMORGAN CAPITAL GROWTH FUND*
                         JPMORGAN SMALL CAP EQUITY FUND*
                          JPMORGAN MID CAP VALUE FUND*
                            JPMORGAN US EQUITY FUND*
                          JPMORGAN MID CAP GROWTH FUND*
                        JPMORGAN DYNAMIC SMALL CAP FUND*
                       JPMORGAN U.S. SMALL COMPANY FUND -*
                          JPMORGAN SMALL CAP CORE FUND*
                     JPMORGAN DIVERSIFIED FUND - LARGE CAP*
                     JPMORGAN DIVERSIFIED FUND - SMALL CAP*
                        JPMORGAN DISCIPLINED EQUITY FUND*
                          JPMORGAN MID CAP EQUITY FUND*
                  JPMORGAN INVESTMENT TRUST BALANCED PORTFOLIO*
                JPMORGAN INVESTMENT TRUST EQUITY INDEX PORTFOLIO
              JPMORGAN INVESTMENT TRUST LARGE CAP GROWTH PORTFOLIO
             JPMORGAN INVESTMENT TRUST DIVERSIFIED EQUITY PORTFOLIO
               JPMORGAN INVESTMENT TRUST MID CAP GROWTH PORTFOLIO
             JPMORGAN INVESTMENT TRUST DIVERSIFIED MID CAP PORTFOLIO
                JPMORGAN INVESTMENT TRUST MID CAP VALUE PORTFOLIO

A.      OBJECTIVE

        To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.      PERMISSIBLE INVESTMENTS

   1.   INSTRUMENTS

        Both fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted, as set forth below:

                  Bank Notes
                  Bankers' Acceptances
                  Certificates of Deposit
                  Commercial Paper

                  Corporate Bonds (for funds designated * above)
                  Deposit Notes
                  Master Notes
                  Medium Term Notes
                  Repurchase Agreements, subject to the requirements of
                     paragraph F
                  Time Deposits
                  U.S. Government Securities, which shall include securities issued or guaranteed as to principal and interest by the United States Government, its agencies, instrumentalities or establishments

        2.    COMMINGLED VEHICLES

        In addition, for purposes of these guidelines, shares of a money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, shall be: (i) permissible investments, (ii) deemed to have a "Final Maturity" of one day for purposes of the Maturity Guidelines in paragraph E, and (iii) not subject to the Quality Guidelines in paragraph G. If the money market mutual fund is advised by an affiliate of JPMorgan Chase & Co., such purchase may be made only in accordance with, and to the extent permitted by, the purchasing fund's registration statement and an exemptive order issued by the SEC.

        3.    CURRENCY

              Shall be limited to the same currency in which the loan collateral is denominated.

        4.    NON-U.S. ISSUERS

        Provided that an issuer otherwise meets the criteria set forth in these guidelines, there is no geographic limitation.

C.      PROHIBITED INVESTMENTS

        1.    EQUITY SECURITIES

        Equity securities are generally prohibited, except that equity securities that (i) have predominantly debt characteristics (such as owner trust certificates) or (ii) are permitted under F.1 below, are not prohibited.

        2.    CERTAIN DERIVATIVES

        No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

        3.    FLOATING RATE SECURITIES

        Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

D.      CONCENTRATION GUIDELINES

        1. Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities and repurchase agreements that are collateralized fully, as to which there is no limitation.

        2. With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.      MATURITY GUIDELINES

        1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 12 months.

        2. FLOATING RATE INSTRUMENTS: All floating rate instruments shall have a Final Maturity that does not exceed 3 years.

        3. "FINAL MATURITY" for purposes of these guidelines means the earliest of: (i) the date noted on the face of the instrument as the date on which the principal amount must be paid or (ii) in the case of an instrument with an unconditional put or unconditional demand feature, the date on which the principal amount of the instrument can be recovered by demand. With respect to asset backed securities, the expected final maturity shall be deemed to be the Final Maturity.

        4. A repurchase agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to a demand, the notice period applicable to a demand for the repurchase of the securities. Only overnight repurchase agreements are permitted as cash collateral investments.

        5. The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 90 days at the time of purchase.

        6. For purposes of calculating weighted average maturity in E. 5 above, a floating rate instrument shall be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

F.      OVERNIGHT REPURCHASE AGREEMENTS

        All Repurchase Agreements must comply with the Funds' Repurchase Guidelines attached hereto including the requirements applicable to collateralization and repurchase agreement counterparties.

1.   PERMITTED COLLATERAL

              - Bills, bonds or notes issued by the United States Treasury, as well as other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments
              -   Corporate obligations (for funds designated * above)
              - Money market instruments (including, but not limited to, certificates of deposit, bank notes, deposit notes, bankers' acceptances and commercial paper)
              - Publicly traded U.S. Dollar-denominated equities, together with equity-like securities (including, but not limited to, convertible debt, exchange traded funds, and ADRs)

G.      QUALITY GUIDELINES

        1.    RATINGS

              (i) Except with respect to permitted collateral for repurchase agreements (F.1.) and as noted below, a permissible investment must have a minimum short-term rating as provided by a Nationally Recognized Statistical Rating Organization ("NRSRO") as follows:

                   Any one of the following: A-1 by Standard & Poors ("S&P"), P-1 by Moody's Investor Services ("Moody's"), F-1 by Fitch (or an equivalent rating by another NRSRO).

              A security without its own rating shall be considered to be rated if the issuer of the security is rated with respect to: (i) a class of short-term debt obligations, in the case of short-term ratings, or (ii) a class of long-term debt obligations, in the case of long-term ratings, or (iii) any security of the issuer within a class the same as the unrated security that is comparable in priority of payment to the unrated security to be purchased.

              Long-term ratings shall be used only if a security is not rated and no security of the same issuer that is comparable in priority with such security is rated. Where a long-term rating is used, the issuer must have a minimum long-term rating as follows:

                   Any one of the following: A- by S&P, A3 by Moody's, A- by Fitch or equivalent rating by another NRSRO

              (ii) Permitted collateral for repurchase agreements (see F.1.) must have a rating in the highest two categories from at least two NRSROs in the case of money market instruments and BBB/Baa or the equivalent for corporate obligations.

        2.    DOWNGRADES

        Securities may not be purchased based on an S&P, Moody's, Fitch or another NRSRO's rating where the applicable NRSRO has announced publicly that it is examining the relevant rating for a possible downgrade. The foregoing limitation shall not apply to securities rated A-1+ by S&P.

        In the event that a security held falls below the minimum guideline as detailed in this paragraph G as a result of being downgraded by an NRSRO, JPMorgan shall notify the Lender and await instructions as to whether the affected security should be sold. In the absence of a contrary instruction, JPMorgan shall take no action in respect of the affected security. In no event shall JPMorgan be liable for any consequences of a rating downgrade, including, but not limited to, retention of the affected security in the absence of a sale instruction from Lender. Lender acknowledges that any loss from a sale shall be for its account.

H.      EXTENSION TRADES

        From time to time a particular holding may be sold and a different issue purchased in its stead (an "extension trade"). An extension trade allows the seller to realize a gain on the issue being sold, while reinvesting the proceeds (ex the gain) into other paper.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.


JPMORGAN TRUST I ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

JPMORGAN TRUST II ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC. ON BEHALF OF THE JPMORGAN MID CAP VALUE FUND


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST ON BEHALF OF THE JPMORGAN MID CAP GROWTH FUND


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------


JPMORGAN INVESTMENT TRUST ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                SEPARATE ACCOUNT FOR EACH OF THE FOLLOWING FUNDS
                          JPMORGAN GOVERNMENT BOND FUND
                         JPMORGAN TREASURY & AGENCY FUND
               JPMORGAN INVESTMENT TRUST GOVERNMENT BOND PORTFOLIO

A.      OBJECTIVE

        To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.      PERMISSIBLE INVESTMENTS

        1.    INSTRUMENTS

        Both fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted, as set forth below:

              Overnight Repurchase Agreements, subject to the requirements of paragraph F

              U.S. Government Securities, which shall include securities issued or guaranteed as to principal and interest by the United States Government, its agencies, instrumentalities or establishments

        2.    COMMINGLED VEHICLES

        In addition, for purposes of these guidelines, shares of a money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, which invest solely in securities issued or guaranteed by the United States Government or its agencies and repurchase agreements collateralized by such securities, shall be: (i) permissible investments, (ii) deemed to have a "Final Maturity" of one day for purposes of the Maturity Guidelines in paragraph E, and (iii) not subject to the Quality Guidelines in paragraph G. If the money market mutual fund is advised by an affiliate of JPMorgan Chase & Co., such purchase may be made only in accordance with, and to the extent permitted by, the purchasing fund's registration statement and an exemptive order issued by the SEC.

        3.    CURRENCY

        Shall be limited to the same currency in which the loan collateral is denominated.

C.      PROHIBITED INVESTMENTS

        1.    EQUITY SECURITIES

        Equity securities are prohibited.

        2.    CERTAIN DERIVATIVES

        No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

        3.    FLOATING RATE SECURITIES

        Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

D.      CONCENTRATION GUIDELINES

        1. Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities and repurchase agreements that are collateralized fully, as to which there is no limitation.

        2. With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.      MATURITY GUIDELINES

        1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 12 months.

        2. FLOATING RATE INSTRUMENTS: All floating rate instruments shall have a Final Maturity that does not exceed 3 years.

        3. "FINAL MATURITY" for purposes of these guidelines means the earliest of: (i) the date noted on the face of the instrument as the date on which the principal amount must be paid or (ii) in the case of an instrument with an unconditional put or unconditional demand feature, the date on which the principal amount of the instrument can be recovered by demand. With respect to asset backed securities, the expected final maturity shall be deemed to be the Final Maturity.

        4. A repurchase agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to a demand, the notice period applicable to a demand for the repurchase of the securities. Only overnight repurchase agreements are permitted as cash collateral investments.

        5. The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 90 days at the time of purchase.

        6. For purposes of calculating weighted average maturity in E. 5 above, a floating rate instrument shall be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

F.      OVERNIGHT REPURCHASE AGREEMENTS

        All Repurchase Agreements must comply with the Funds' Repurchase Guidelines attached hereto including the requirements applicable to collateralization and repurchase agreement counterparties.

        1.    PERMITTED COLLATERAL

              Bills, bonds or notes issued by the United States Treasury, as well as other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments

G.      EXTENSION TRADES

        From time to time a particular holding may be sold and a different issue purchased in its stead (an "extension trade"). An extension trade allows the seller to realize a gain on the issue being sold, while reinvesting the proceeds (ex the gain) into other paper.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.


JPMORGAN TRUST II ON BEHALF OF ITS SERIES LISTED ABOVE:

BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

JPMORGAN INVESTMENT TRUST ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                              SEPARATE ACCOUNT FOR
                   JPMORGAN U.S. GOVERNMENT MONEY MARKET FUND

A.      OBJECTIVE

        To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.      PERMISSIBLE INVESTMENTS

   1.   INSTRUMENTS

        Both fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted, as set forth below:

              Overnight Repurchase Agreements, subject to the requirements of paragraph F

              U.S. Government Securities, which shall include securities issued or guaranteed as to principal and interest by the United States Government, its agencies, instrumentalities or establishments

   2.   COMMINGLED VEHICLES

        In addition, for purposes of these guidelines, shares of a money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, which invest solely in securities issued or guaranteed by the United States Government or its agencies and repurchase agreements collateralized by such securities, shall be: (i) permissible investments, (ii) deemed to have a "Final Maturity" of one day for purposes of the Maturity Guidelines in paragraph E, and (iii) not subject to the Quality Guidelines in paragraph G. If the money market mutual fund is advised by an affiliate of JPMorgan Chase & Co., such purchase may be made only in accordance with, and to the extent permitted by, the purchasing fund's registration statement and an exemptive order issued by the SEC.

   3.   CURRENCY

        Shall be limited to the same currency in which the loan collateral is denominated.

C.      PROHIBITED INVESTMENTS

        1.    EQUITY SECURITIES

        Equity securities are prohibited.

        2.    CERTAIN DERIVATIVES

        No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

        3.    FLOATING RATE SECURITIES

        Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

D.      CONCENTRATION GUIDELINES

        1. Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities and repurchase agreements that are collateralized fully, as to which there is no limitation.

        2. With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.      MATURITY GUIDELINES

        1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 397 days.

        2. FLOATING RATE INSTRUMENTS: U.S. Government Securities shall have a Final Maturity that does not exceed 397 days.

        3. "FINAL MATURITY" for purposes of these guidelines means the following:

              (a) with respect to a Government Security which is a Variable Rate Security(1) where the variable rate of interest is readjusted no less frequently than every 762 calendar days, the maturity shall be deemed to be equal to the period remaining until the next readjustment of the interest rate;

              (b) with respect to a Government Security which is a Floating Rate Security(2), the maturity shall be deemed to have a remaining maturity of one day;

              (c) with respect to a Variable Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less, the maturity shall be deemed to be equal to the earlier of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand;

                  (d) with respect to a Variable Rate Security, the principal amount of which is scheduled to be paid in more than 397 days, that is subject to a Demand Feature the maturity shall be deemed to be equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand;

----------
(1) A "Variable Rate Security" means a security the terms of which provide for the adjustment of its interest rate on set dates (such as the last day of a month or calendar quarter) and that, upon each adjustment until the final maturity of the instrument or the period remaining until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.
(2) A "Floating Rate Security" means a security the term of which provide for the adjustment of its interest rate whenever a specified interest rate changes and that, at any time until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.

                  (e) with respect to a Floating Rate Security, the principal amount of which is scheduled to be paid in more than 397 days, that is subject to a Demand Feature the maturity shall be deemed to be equal to the period remaining until the principal amount can be recovered through demand; and

                  (f) with respect to a Floating Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less, the maturity shall be deemed to be one day through demand.

        4. A repurchase agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to a demand, the notice period applicable to a demand for the repurchase of the securities. Only overnight repurchase agreements are permitted as cash collateral investments.

        5. The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 60 days at the time of purchase.

        6. For purposes of calculating weighted average maturity in E. 5 above, a floating rate instrument shall be deemed to have a maturity as calculated in E.3 above.

F.      OVERNIGHT REPURCHASE AGREEMENTS

        All Repurchase Agreements must comply with the Funds' Repurchase Guidelines attached hereto including the requirements applicable to collateralization and repurchase agreement counterparties.

        1.    PERMITTED COLLATERAL

              - Bills, bonds or notes issued by the United States Treasury, as well as other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments

G.      EXTENSION TRADES

        From time to time a particular holding may be sold and a different issue purchased in its stead (an "extension trade"). An extension trade allows the seller to realize a gain on the issue being sold, while reinvesting the proceeds (ex the gain) into other paper.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.


JPMORGAN TRUST II ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                SEPARATE ACCOUNT FOR EACH OF THE FOLLOWING FUNDS

                    JPMORGAN LIQUID ASSETS MONEY MARKET FUND

A.      OBJECTIVE

        To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.      PERMISSIBLE INVESTMENTS

        1.    INSTRUMENTS

        Both fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted, as set forth below:

                  Asset-backed securities
                  Bank Notes
                  Bankers' Acceptances
                  Certificates of Deposit
                  Commercial Paper
                  Corporate Bonds
                  Deposit Notes
                  Master Notes
                  Medium Term Notes
                  Overnight Repurchase Agreements, subject to the requirements of paragraph F
                  Time Deposits
                  U.S. Government Securities, which shall include securities issued or guaranteed as to principal and interest by the United States Government, its agencies, instrumentalities or establishments

        2.    COMMINGLED VEHICLES

        In addition, for purposes of these guidelines, shares of a money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, shall be: (i) permissible investments, (ii) deemed to have a "Final Maturity" of one day for purposes of the Maturity Guidelines in paragraph E, and (iii) not subject to the Quality Guidelines in paragraph G. If the money market mutual fund is advised by an affiliate of JPMorgan Chase & Co., such purchase may be made only in accordance with, and to the extent permitted by, the purchasing fund's registration statement and an exemptive order issued by the SEC.

        3.    CURRENCY

        Shall be limited to the same currency in which the loan collateral is denominated.

        4.    NON-U.S. ISSUERS

        Provided that an issuer otherwise meets the criteria set forth in these guidelines, there is no geographic limitation.

C.      PROHIBITED INVESTMENTS

        1.    EQUITY SECURITIES

        Equity securities are prohibited.

        2.    CERTAIN DERIVATIVES

        No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

        3.    FLOATING RATE SECURITIES

        Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

D.      CONCENTRATION GUIDELINES

        1. Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities and repurchase agreements that are collateralized fully, as to which there is no limitation.

        2. With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.      MATURITY GUIDELINES

        1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 397 days.

        2. FLOATING RATE INSTRUMENTS: shall have a Final Maturity that does not exceed 397 days.

        3. "FINAL MATURITY" for purposes of these guidelines means the following:

              (a) with respect to a Government Security which is a Variable Rate
                  Security(1) where the variable rate of interest is readjusted no less frequently than every 762 calendar days, the maturity shall be deemed to be equal to the period remaining until the next readjustment of the interest rate;

              (b) with respect to a Government Security which is a Floating Rate Security(2), the maturity shall be deemed to have a remaining maturity of one day;

----------
(1) A "Variable Rate Security" means a security the terms of which provide for the adjustment of its interest rate on set dates (such as the last day of a month or calendar quarter) and that, upon each adjustment until the final maturity of the instrument or the period remaining until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.
(2) A "Floating Rate Security" means a security the term of which provide for the adjustment of its interest rate whenever a specified interest rate changes and that, at any time until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.

              (c) with respect to a Variable Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less, the maturity shall be deemed to be equal to the earlier of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand;

              (d) with respect to a Variable Rate Security, the principal amount of which is scheduled to be paid in more than 397 days, that is subject to a Demand Feature the maturity shall be deemed to be equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand;

              (e) with respect to a Floating Rate Security, the principal amount of which is scheduled to be paid in more than 397 days, that is subject to a Demand Feature the maturity shall be deemed to be equal to the period remaining until the principal amount can be recovered through demand;

              (f) with respect to a Floating Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less, the maturity shall be deemed to have a maturity of one day through demand; and

              (g) With respect to asset-backed securities, the expected final maturity shall be deemed to be the Final Maturity.

        3. 4A repurchase agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to a demand, the notice period applicable to a demand for the repurchase of the securities. Only overnight repurchase agreements are permitted as cash collateral investments.

        4. The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 60 days at the time of purchase.

        5. For purposes of calculating weighted average maturity in E. 4 above, a floating rate instrument shall be deemed to have a maturity as calculated in E.3. above.

F.      OVERNIGHT REPURCHASE AGREEMENTS

        All Repurchase Agreements must comply with the Funds' Repurchase Guidelines attached hereto including the requirements applicable to collateralization and repurchase agreement counterparties.

        1.    PERMITTED COLLATERAL

              -   Asset-backed securities
              - Bills, bonds or notes issued by the United States Treasury, as well as other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments
              -   Corporate obligations
              - Money market instruments (including, but not limited to, certificates of deposit, bank notes, deposit notes, bankers' acceptances and commercial paper)

G.      QUALITY GUIDELINES

        1.    RATINGS

              a. Except with respect to permitted collateral for repurchase agreements (F.1.) and as noted below, a permissible investment must have a minimum short-term rating as provided by two Nationally Recognized Statistical Rating Organizations ("NRSRO") as follows:

                  Any one of the following: A-1 by Standard & Poors ("S&P"), P-1 by Moody's Investor Services ("Moody's"), F-1 by Fitch (or an equivalent rating by another NRSRO).

              A security without its own rating shall be considered to be rated if the issuer of the security is rated with respect to: (i) a class of short-term debt obligations, in the case of short-term ratings, or (ii) a class of long-term debt obligations, in the case of long-term ratings, or (iii) any security of the issuer within a class the same as the unrated security that is comparable in priority of payment to the unrated security to be purchased.

              Long-term ratings shall be used only if a security is not rated and no security of the same issuer that is comparable in priority with such security is rated. Where a long-term rating is used, the issuer must have a minimum long-term rating as follows:

                  Any one of the following: A- by S&P, A3 by Moody's, A- by Fitch or equivalent rating by another NRSRO

              b.) Permitted collateral for repurchase agreements (see F.1.) must have a rating in the highest two categories from at least two NRSROs in the case of money market instruments and BBB/Baa or the equivalent for corporate obligations.

        2.    DOWNGRADES

        Securities may not be purchased based on an S&P, Moody's, Fitch or another NRSRO's rating where the applicable NRSRO has announced publicly that it is examining the relevant rating for a possible downgrade. The foregoing limitation shall not apply to securities rated A-1+ by S&P.

        In the event that a security held falls below the minimum guideline as detailed in this paragraph G as a result of being downgraded by an NRSRO, JPMorgan shall notify the Lender and await instructions as to whether the affected security should be sold. In the absence of a contrary instruction, JPMorgan shall take no action in respect of the affected security. In no event shall JPMorgan be liable for any consequences of a rating downgrade, including, but not limited to, retention of the affected security in the absence of a sale instruction from Lender. Lender acknowledges that any loss from a sale shall be for its account.

H.      EXTENSION TRADES

        From time to time a particular holding may be sold and a different issue purchased in its stead (an "extension trade"). An extension trade allows the seller to realize a gain on the issue being sold, while reinvesting the proceeds (ex the gain) into other paper.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.


JPMORGAN TRUST II ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 1

                            JPMORGAN CHASE BANK, N.A.
                    SECURITIES LENDING INVESTMENT GUIDELINES
                SEPARATE ACCOUNT FOR EACH OF THE FOLLOWING FUNDS

                    JPMORGAN INTERNATIONAL EQUITY INDEX FUND
                       JPMORGAN INTERNATIONAL EQUITY FUND
                         JPMORGAN INTREPID EUROPEAN FUND
                    JPMORGAN INTERNATIONAL OPPORTUNITIES FUND
                               JPMORGAN JAPAN FUND
                        JPMORGAN INTERNATIONAL VALUE FUND
                         JPMORGAN GLOBAL HEALTHCARE FUND
                            JPMORGAN ASIA EQUITY FUND
                      JPMORGAN EMERGING MARKETS EQUITY FUND

A.      OBJECTIVE

        To obtain an attractive yield on securities lending cash collateral by investing in short term, fixed income securities (and other securities with debt-like characteristics) that satisfy these guidelines, as applied at the time of purchase, with the aim to be fully invested as of the close of business on each day.

B.      PERMISSIBLE INVESTMENTS

        1.    INSTRUMENTS

        Both fixed-income securities and other securities with debt-like characteristics on a fixed rate and floating rate basis are permitted, as set forth below:

                  Certificates of Deposit
                  Commercial Paper
                  Repurchase Agreements, subject to the requirements of
                     paragraph F
                  Time Deposits
                  U.S. Government Securities, which shall include securities issued or guaranteed as to principal and interest by the United States Government, its agencies, instrumentalities or establishments

        2.    COMMINGLED VEHICLES

        In addition, for purposes of these guidelines, shares of a money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, shall be: (i) permissible investments, (ii) deemed to have a "Final Maturity" of one day for purposes of the Maturity Guidelines in paragraph E, and (iii) not subject to the Quality Guidelines in paragraph G. If the money market mutual fund is advised by an affiliate of JPMorgan Chase & Co., such purchase may be made only in accordance with, and to the extent permitted by, the purchasing fund's registration statement and an exemptive order issued by the SEC.

        3.    CURRENCY

        Shall be limited to the same currency in which the loan collateral is denominated.

        4.    NON-U.S. ISSUERS

        Provided that an issuer otherwise meets the criteria set forth in these guidelines, there is no geographic limitation.

C.      PROHIBITED INVESTMENTS

        1.    EQUITY SECURITIES

        Equity securities are generally prohibited, except that equity securities that (i) have predominantly debt characteristics (such as owner trust certificates) or (ii) are permitted under F.1 below, are not prohibited.

        2.    CERTAIN DERIVATIVES

        No investment shall be made in any instrument whose coupon rate moves in the opposite direction of the index to which such instrument is tied. In addition, in the event that investments are made in instruments whose coupon rate moves when the index to which such rate is tied moves, such investments shall only be in those of such instruments whose movements in the coupon rate are equivalent to movements in the index.

        3.    FLOATING RATE SECURITIES

        Floating rate securities with an interest rate cap, with the exception of those capped to comply with state usury laws.

D.      CONCENTRATION GUIDELINES

        1. Not more than 5% of the total assets available for investment on behalf of the Lender, measured at the time of purchase, may be invested in the securities of a single issuer other than U.S. Government Securities and repurchase agreements that are collateralized fully, as to which there is no limitation.

        2. With respect to these limits, par values will be used to measure conformity to limits expressed in dollars, while purchase prices will be used for limits expressed in percentages.

E.      MATURITY GUIDELINES

        1. FIXED RATE INSTRUMENTS: shall have a Final Maturity at the time of purchase that does not exceed 12 months.

        2. FLOATING RATE INSTRUMENTS: All floating rate instruments shall have a Final Maturity that does not exceed 3 years.

        3. "FINAL MATURITY" for purposes of these guidelines means the earliest of: (i) the date noted on the face of the instrument as the date on which the principal amount must be paid or (ii) in the case of an instrument with an unconditional put or unconditional demand feature, the date on which the principal amount of the instrument can be recovered by demand. With respect to asset backed securities, the expected final maturity shall be deemed to be the Final Maturity.

        A repurchase agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to a demand, the notice period applicable to a demand for the repurchase of the securities. Only overnight repurchase agreements are permitted as cash collateral investments.

        4. The maximum weighted average maturity of all investments, excluding investments matched to term loans, on behalf of Lender shall not exceed 90 days at the time of purchase.

        5. For purposes of calculating weighted average maturity in E. 5 above, a floating rate instrument shall be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

F.      OVERNIGHT REPURCHASE AGREEMENTS

        All Repurchase Agreements must comply with the Funds' Repurchase Guidelines attached hereto including the requirements applicable to collateralization and repurchase agreement counterparties.

        1.    PERMITTED COLLATERAL

                  - Bills, bonds or notes issued by the United States Treasury, as well as other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments
                  - Corporate obligations (except the International Equity Index Fund)
                  - Money market instruments (including, but not limited to, certificates of deposit, bank notes, deposit notes, bankers' acceptances and commercial paper)
                  - Publicly traded U.S. Dollar-denominated equities, together with equity-like securities (including, but not limited to, convertible debt, exchange traded funds, ADRs and warrants and rights)

G.      QUALITY GUIDELINES

        1.    RATINGS

              (a) Except with respect to permitted collateral for reverse repurchase agreements (F.1.) and as noted below, a permissible investment must have a minimum short-term rating as provided by a Nationally Recognized Statistical Rating Organization ("NRSRO") as follows:

                  Any one of the following: A-1 by Standard & Poors ("S&P"), P-1 by Moody's Investor Services ("Moody's"), F-1 by Fitch (or an equivalent rating by another NRSRO).

              A security without its own rating shall be considered to be rated if the issuer of the security is rated with respect to: (i) a class of short-term debt obligations, in the case of short-term ratings, or (ii) a class of long-term debt obligations, in the case of long-term ratings, or (iii) any security of the issuer within a class the same as the unrated security that is comparable in priority of payment to the unrated security to be purchased.

              Long-term ratings shall be used only if a security is not rated and no security of the same issuer that is comparable in priority with such security is rated. Where a long-term rating is used, the issuer must have a minimum long-term rating as follows:

                  Any one of the following: A- by S&P, A3 by Moody's, A- by Fitch or equivalent rating by another NRSRO

              (b) Permitted collateral for repurchase agreements (see F.1.) must have a rating in the highest two categories from at least two NRSROs in the case of money market instruments and BBB/Baa or the equivalent for corporate obligations.

        2.    DOWNGRADES

        Securities may not be purchased based on an S&P, Moody's, Fitch or another NRSRO's rating where the applicable NRSRO has announced publicly that it is examining the relevant rating for a possible downgrade. The foregoing limitation shall not apply to securities rated A-1+ by S&P.

        In the event that a security held falls below the minimum guideline as detailed in this paragraph G as a result of being downgraded by an NRSRO, JPMorgan shall notify the Lender and await instructions as to whether the affected security should be sold. In the absence of a contrary instruction, JPMorgan shall take no action in respect of the affected security. In no event shall JPMorgan be liable for any consequences of a rating downgrade, including, but not limited to, retention of the affected security in the absence of a sale instruction from Lender. Lender acknowledges that any loss from a sale shall be for its account.

H.      EXTENSION TRADES

        From time to time a particular holding may be sold and a different issue purchased in its stead (an "extension trade"). An extension trade allows the seller to realize a gain on the issue being sold, while reinvesting the proceeds (ex the gain) into other paper.

                                ****************

EACH LENDER SHOULD REGULARLY ANALYZE THESE GUIDELINES TO DETERMINE THEIR CONTINUED APPROPRIATENESS, RECOGNIZING THAT ALL INVESTMENTS BEAR RISK AND THAT RETURN OF PRINCIPAL IS NOT ASSURED. PLEASE INDICATE YOUR ACCEPTANCE OF THESE GUIDELINES BY SIGNING IN THE SPACE PROVIDED BELOW.


JPMORGAN TRUST I ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

JPMORGAN TRUST II ON BEHALF OF ITS SERIES LISTED ABOVE:


BY: /s/ Robert L. Young
    ------------------------
NAME: Robert L. Young
      ----------------------
TITLE: Senior Vice President
       ---------------------
DATE: August 26, 2005
      ----------------------

                                   APPENDIX 3
                              ACCEPTABLE COLLATERAL

1.      Cash

2. U.S. Treasury Securities (with respect to the 100% U.S. Treasury Securities Money Market Fund only)

                                   APPENDIX 5A

                       MASTER SECURITIES LENDING AGREEMENT

     This MASTER SECURITIES LENDING AGREEMENT dated as of ______________ 200_ by and between (the "Borrower") and JPMORGAN CHASE BANK, as trustee or managing agent for those certain trusts and accounts (including accounts subject to ERISA, as hereinafter defined) from time to time listed in Appendix A hereto (JPMorgan Chase Bank, acting in its capacity as trustee or managing agent for each such trust or account, and not in its individual capacity, is hereinafter referred to as the "Trustee").

        W I T N E S S E T H T H A T:

     WHEREAS, the Borrower desires to borrow, from time to time, certain securities from the Accounts, as hereinafter defined, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Trustee is willing, subject to mutual agreement as to each loan in the manner hereinafter set forth, to lend such securities to the Borrower from time to time on behalf of the Accounts on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement the following words and terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

a) "Account" shall mean each trust or account from time to time listed in Appendix A hereto, as the same may be amended from time to time in accordance with paragraph 12 hereof.

b) "Approved Securities" shall mean book-entry securities issued by the U.S. Treasury (as defined in Subpart O of Treasury Department Circular No. 300 and any successor provisions) and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the U.S. government, including, without limitation, securities commonly known as "Ginnie Maes", "Sally Maes", "Fannie Maes" and "Freddie Macs", and any other securities as agreed to by the Borrower and the Trustee from time to time, which are acceptable to the Trustee in its sole discretion.

c) "Business Day" shall mean any day on which banks and the NYSE are open for business in New York City.

d) "Collateral" shall mean, collectively, (a) all Pledged Cash from time to time held by the Trustee hereunder, any property in which such Pledged Cash may from time to time be invested or reinvested by the Trustee and held by it (but not the income or distributions thereon or gains therefrom), and any amounts or other proceeds arising in connection with the sale, exchange, collection or other disposition of any of the foregoing, (b) all Approved Securities from time to time delivered by the Borrower and held by the Trustee hereunder, the interest or other income therefrom and the proceeds thereof, and (c) all Letters of Credit from time to time held by the Trustee hereunder and the proceeds thereof, in each case regardless of whether the same has been allocated at any time or from time to time to any particular Loan.

e) "Equivalent Securities" shall mean securities of an identical type, nominal value, description and number, of the same issuer and of the same class, as the Loaned Securities.

f) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

g) "Letter of Credit" shall mean an irrevocable performance letter of credit issued by a bank acceptable to the Trustee for the account of the Borrower or any other person acceptable to the Trustee, which letter of credit (a) expires not earlier than such time as shall be agreed between the Borrower and the Trustee, (b) names as beneficiary JPMorgan Chase Bank, as trustee or managing agent, (c) is payable to the beneficiary upon presentation of a draft in the amount of any drawing and a statement of the beneficiary that the amount being drawn thereunder represents money owed to the beneficiary in connection with a loan or loans of securities, (d) permits any number of partial drawings (which PRO TANTO reduce the amount available under the Letter of Credit), and (e) otherwise contains such terms and provisions as are required by or acceptable to the Trustee.

h)   "Loan" shall mean each securities loan made pursuant to paragraph 2 hereof.

i) "Loaned Securities" shall mean all securities loaned to the Borrower hereunder or an equal principal amount of the same issue or series and any securities issued in exchange therefor.

j) "Market Value" shall mean, with respect to any security, as of any date of determination thereof, (a) the closing price of such security on the NYSE on the trading day next preceding such date of determination, or (b) if such security is not listed on the NYSE, the closing price of such security on any national securities exchange selected by the Trustee on which such security is listed on the trading day next preceding such date of determination, or (c) if such security is not listed on any national securities exchange, the asked price of such security as quoted by a recognized pricing service selected by the Trustee (including as evidenced by quotations available through Bloomberg's Financial Service and any pricing service provided by JPMorgan Chase Bank, or any affiliate thereof), at or as nearly as practicable at the close of business on the last trading day during which such security was traded next preceding such date of determination, or (d) with respect to a marketable United States government obligation, the price of such security as quoted by a recognized pricing service selected by the Trustee (including as evidenced by quotations available through Bloomberg's Financial Service and any pricing service provided by JPMorgan Chase Bank, or any affiliate thereof), or if the Trustee so chooses the dealer asked price quoted by a recognized dealer in such security (which may be JPMorgan Chase Bank or any affiliate thereof) at or as nearly as practicable at the close of business on the last Business Day preceding such date of determination; provided, that the market value of any security held as Collateral as to which the issuer of such security is in default or as to which any third party has asserted an interest shall be zero for purposes hereof. In addition, the term "Market Value", shall mean, as of any date of determination thereof, (a) with respect to any Pledged Cash or Collateral in which such Pledged Cash is invested, the amount of such Pledged Cash originally paid to the Trustee, as reduced by any payments of such Pledged Cash to or for the account of the Borrower, and (b) with respect to any Letter of Credit, the undrawn balance thereof which the Trustee may at any such time prior to the expiration of such Letter of Credit, draw thereunder; provided, however, that the market value of any Letter of Credit as to which the issuing bank has defaulted in honoring any draft drawn thereunder or has indicated its intention not to honor any such draft or as to which any judicial or similar restraint on payments thereunder exists shall be zero for all purposes hereof.

k)   "NYSE" shall mean the New York Stock Exchange, Inc.

l) "Pledged Cash" shall mean the aggregate amount of cash paid to the Trustee from time to time as Collateral with respect to any Loan, as reduced to reflect any amounts thereof paid to or for the account of the Borrower and any increases or decreases resulting from marking to market adjustments.

m) "Required Value" shall mean at any date, with respect to any Loan, an amount equal to at least 102% of the then current Market Value of the relevant Loaned Securities which are the subject of that Loan as of the close of trading on the preceding Business Day, except in the case of certain discounted securities at or approaching maturity, for which "Required Value" shall mean, with respect to any Loan, an amount equal to at least 100% of the par value of the relevant Loaned Securities.

n)   "SEC" shall mean the Securities and Exchange Commission.

     2. LOANS OF SECURITIES.

     (a) THE LOANS. From time to time, upon the request of the Borrower, the Trustee may, in its sole discretion, lend securities to the Borrower from one or more of the Accounts. Each such Loan shall be made on the terms and subject to the conditions hereinafter set forth, except as may be otherwise expressly agreed in writing by the parties hereto at the time such Loan is made. The Borrower hereby unconditionally agrees that it will punctually return all Loaned Securities to the Trustee at the times when the Loan of such Loaned Securities is terminated hereunder or when such Loaned Securities are otherwise required to be returned to the Trustee in accordance with the terms hereof, and that it will punctually pay, or cause to be paid, when due, all other amounts at any time payable by it hereunder or in connection herewith.

     (b) OBLIGATIONS TO BE SEPARATE. Each and every obligation, liability or undertaking of the Trustee or an Account with respect to any Loan (i) shall be solely an obligation, liability or undertaking of, and binding upon, the Account by which such Loan is made and the Trustee acting for such Account in its capacity as such and (ii) shall be payable solely from the available assets of such Account. No such obligation, liability or undertaking shall be binding upon or affect any other Account, the Trustee acting in any other capacity or JPMorgan Chase Bank in its individual capacity.

     3. METHOD OF MAKING THE LOANS.

     (a) DELIVERY OF LOANED SECURITIES. Each Loan hereunder shall be made by the Trustee delivering to the Borrower the Loaned Securities that are the subject of such Loan against receipt by the Trustee of the Collateral required to secure such Loan. The Trustee may deliver Loaned Securities to the Borrower either by
(i) delivering to the Borrower certificates representing the Loaned Securities, duly endorsed in blank or accompanied by duly executed stock or bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., in which event the Trustee shall list the Loaned Securities on a schedule and receipt, which the Borrower shall execute and return when the Loaned Securities are received, or (ii) causing the Loaned Securities to be credited to the Borrower's account or the Borrower's agent's account at the Depository Trust Company (or any other depository or clearing agency agreed by the Borrower and the Trustee), including the Federal Reserve/Treasury Book Entry System. The Borrower agrees that the completion of a delivery of Loaned Securities to it as provided in this paragraph 3 shall constitute its acceptance and receipt thereof and that each such acceptance and receipt shall be deemed to constitute, and shall constitute, a representation by the Borrower that as of the date of such acceptance and receipt (i) all representations and warranties by the Borrower herein are true and correct, as if made on and as of such date, (ii) no default hereunder has occurred and is continuing, and (iii) except as otherwise theretofore disclosed to the Trustee in writing, there has been no material adverse change in the financial condition or business of the Borrower since the date of the most recent financial statements of the Borrower provided to the Trustee in accordance with subparagraph 7(c) or 8(a) hereof.

     (b) DELIVERY OF COLLATERAL. The Borrower hereby agrees that, as a condition precedent to the making of any Loan, or, in the Trustee's sole discretion, simultaneously with the making of any Loan, it shall deliver to the Trustee Collateral consisting of (i) cash, (ii) Approved Securities, and/or (iii) Letters of Credit having an aggregate Market Value on the date of such Loan at least equal to the Required Value with respect to such Loan on such date. Collateral at any time delivered to the Trustee under this paragraph or paragraph 6 hereof shall be of such type or types listed above as are then acceptable to the Trustee in its sole discretion.

     (c) MANNER OF COLLATERAL DELIVERY. Unless otherwise agreed by the Trustee and the Borrower, the delivery of Pledged Cash shall be made by (i) the Borrower transferring funds by wire, (ii) the Borrower delivering to the Trustee a certified or bank check representing New York Clearing House funds, (iii) the

Borrower causing the Borrower's account or the Borrower's agent's account at a depository to be debited and the Trustee's account to be credited in a corresponding amount, (iv) if agreed to, at the time, by the parties hereto, causing the Borrower's account at JPMorgan Chase Bank to be charged or (v) any combination of any of the foregoing. Delivery of Approved Securities shall be effected for purposes hereof by normal and customary delivery procedures satisfactory, at the time, to the Trustee. Such procedures shall include, but are not limited to, delivery through book entry transfer pursuant to the rules and procedures of the Depository Trust Company (or any other clearing agency registered by the SEC) or the Federal Reserve/Treasury Book Entry System, as the case may be. All such deliveries shall be deemed to have been effected for purposes hereof when final, irreversible, credit has been made to the account of the party entitled to the receipt of such credit under the rules of such clearing agency or book entry system.

     (d) DELIVERY OF LETTERS OF CREDIT. The delivery of a Letter of Credit shall be effected for the purposes of this Agreement by (i) physical delivery of the original executed Letter of Credit or (ii) tested telex by the issuing, confirming or advising bank to the Trustee. Unless the Trustee otherwise agrees to same day delivery of a Letter of Credit, no such delivery shall be effective until one Business Day after the receipt of a Letter of Credit by the Trustee, during which period the Trustee may reject such Letter of Credit, by oral notice to the Borrower, if such Letter of Credit is not in the form approved by the Trustee.

     4. THE COLLATERAL.

     (a) PLEDGE. As security for the prompt payment and performance of any and all obligations of the Borrower at any time or from time to time existing hereunder, or in connection with any Loan, the Borrower hereby pledges to the Trustee, and grants to the Trustee a security interest in, all Collateral (other than Letters of Credit) whether now owned or hereafter acquired, and whenever delivered to the Trustee (except insofar as greater rights are provided in subparagraph 4(b) hereof) and agrees that such pledge and grant of a security interest shall be effective immediately as to any Collateral upon delivery thereof to the Trustee. The Borrower hereby agrees that the Trustee shall have all right, title and interest in and to the Letters of Credit delivered as Collateral hereunder. The Trustee shall not be obligated to release Collateral, or take any other action with respect thereto, except as expressly provided herein.

     (b) PLEDGED CASH. The Trustee shall have the unrestricted right to use and invest Collateral consisting of Pledged Cash, and any Collateral in which Pledged Cash is invested and reinvested, as it may elect, for the sole account of the Accounts. So long as appropriate records allocating such Pledged Cash or other Collateral are maintained, the Trustee may commingle such Pledged Cash or other Collateral with any other Collateral or other funds or assets, including funds or assets held by JPMorgan Chase Bank acting in any capacity as collateral agent under other lending agreements, and may hold the same in its own name or the name of its nominee. The Trustee shall be entitled to collect and retain, for the account of the affected Account or Accounts, any income on such Collateral and any net gains realized upon the sale, maturity, payment, retirement or other disposition of such investments or reinvestments. The Accounts shall bear the risk of all losses in value of the principal amount of any Collateral in which Pledged Cash is invested or reinvested. The sole obligation of the Trustee with respect to Pledged Cash is to repay such Pledged Cash to the Borrower as required by paragraphs 6, 9, and 10 hereof.

     (c) APPROVED SECURITIES. The Trustee may commingle any Approved Securities held by it with other Collateral or other assets, including assets held by JPMorgan Chase Bank acting in any capacity as collateral agent under other lending agreements, and may hold the same in its own name or the name of its nominee. Unless a default by the Borrower hereunder shall have occurred and be continuing, the Borrower shall be entitled to receive all interest payments or other distributions on Approved Securities held as Collateral that are received by the Trustee (if any). The parties hereto shall deliver such suitable assignments, orders and other instruments as may be required in order to effectuate the provisions of the preceding sentence. If any interest or other distribution on any Approved Securities is paid to the Borrower or to the Trustee in respect of a time when the recipient thereof is not entitled to receive such distribution, such recipient shall forthwith pay or deliver such distribution, or the equivalent thereof, to the party entitled to receive the same. The Borrower shall bear the risk of all losses in value of the principal amount of Approved Securities held as

Collateral. The sole obligation of the Trustee with respect to Approved Securities held as Collateral, except as provided in this paragraph, is to deliver such Approved Securities to the Borrower as required by paragraphs 6, 9 and 10 hereof.

     (d) SUBSTITUTIONS OF APPROVED SECURITIES. Prior to the maturity of any Approved Securities, the Borrower may substitute other securities for the Approved Securities if (i) such substituted securities, together with all Collateral then held by the Trustee for such Loan, shall equal no less than the Required Value for such Loan, and (ii) such substituted securities Collateral is reasonably acceptable to the Trustee and the Account. In addition, the Trustee shall have the right to request that other securities be substituted by the Borrower for the Approved Securities if for any reason the Approved Securities are not at any time reasonably acceptable to the Trustee or the Account.

     5. RIGHTS OF BORROWER AND TRUSTEE WITH RESPECT TO LOANED SECURITIES.

     (a) BORROWER'S RIGHTS. Until a Loan is terminated in accordance with the provisions hereof, the Borrower shall have all the incidents of ownership of the relevant Loaned Securities, including, without limitation, the right to transfer such Loaned Securities or any part thereof to others, free and clear of any right, title or interest of the Trustee, and to vote or otherwise consent as holder thereof, subject, however, to all rights of the Trustee and all obligations of the Borrower hereunder, including the provisions of subparagraph 5(b) hereof.

     (b) TRUSTEE'S RIGHTS. The Trustee shall be entitled to receive all interest, dividends and other distributions of any kind whatsoever on or with respect to the Loaned Securities made during the period of the relevant Loan or for which the record date occurs during the period of the relevant Loan. Upon the payment or distribution of any of the foregoing to any person other than the Trustee, the Borrower shall, on the due date for payment or distribution thereof, pay and deliver the same or identical property (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to the Trustee, for the account of the relevant Account, irrespective of whether the Borrower received the same; provided, however, that (i) any distribution of securities made in exchange for Loaned Securities shall be considered as substituted for such Loaned Securities and need not be delivered to the Trustee until the relevant Loan is terminated hereunder, (ii) any dividend payable solely in shares of stock which is distributed with respect to any Loaned Securities shall become a new Loan (and shall constitute Loaned Securities, on the same terms as the Loaned Securities in respect of which they were distributed, for all purposes hereof) and need not be delivered to the Trustee until such new Loan is terminated hereunder, if at or before the delivery of such dividend the Borrower shall have delivered such additional Collateral for such new Loan to the Trustee as shall be necessary to make the aggregate Market Value of the Collateral for such Loan, determined on the date of such distribution, at least equal to the Required Value with respect to such Loan determined on such date, and (iii) any distribution of warrants or rights to purchase shares made with respect to any Loaned Securities shall be deemed to be, and shall be, a new Loan made to the Borrower from the Account which loaned the Borrower the Loaned Securities with respect to which such distribution is made (and shall be treated as Loaned Securities, and as a separate Loan, for all purposes hereof) and need not be delivered to the Trustee until such new Loan is terminated in accordance herewith, if at or before the delivery of such distribution the Borrower and the Trustee shall have agreed upon the Required Value for such new Loan and the Borrower shall have delivered to the Trustee Collateral for such new Loan having a Market Value acceptable to the Trustee.

     6. ALLOCATION AND ADJUSTMENT OF COLLATERAL.

     (a) ALLOCATION OF COLLATERAL. Except as provided in the following sentence, upon receipt of Collateral for a Loan, such Collateral shall be allocated to such Loan; provided that, if Collateral is received on the same day for more than one Loan, the Trustee shall allocate such Collateral to each Loan then being made so that each such Loan is secured by not less than the Required Value of Collateral as specified herein. Any Collateral received by the Trustee with respect to a Loan in excess of the Required Value for such Loan may be held by the Trustee as collateral security for all Loans made to the Borrower at any time without being allocated to any one Loan or, in the sole discretion of the Trustee, may be allocated at any time to any Loan or Loans then outstanding hereunder. All allocations of Collateral shall be marked in the Trustee's books, which shall be conclusive evidence of such allocations.

     (b) MARKING TO MARKET. If at any time the aggregate Market Value of the Collateral allocated to any Loan exceeds the Required Value for such Loan, then the Trustee shall, upon oral demand, redeliver to the Borrower Collateral having an aggregate Market Value equal to such excess by the close of business on such Business Day or as otherwise agreed. If at any time the aggregate Market Value of the Collateral allocated to any Loan is less than the Required Value for such Loan, then the Borrower shall, upon oral demand by the Trustee, deliver to the Trustee additional Collateral having a Market Value at least equal to such deficiency. The Borrower unconditionally agrees to deliver such additional Collateral to the Trustee in the manner specified herein before the close of business on the date of such demand or as otherwise agreed.

     (c) REALLOCATION OF COLLATERAL. The Trustee shall have the right, at its sole election, at any time and from time to time, to allocate and/or reallocate any Collateral held by it hereunder to or among any outstanding Loan or Loans.

     (d) PARTIAL RETURNS OF COLLATERAL. If, at the time, less than all of the Collateral held by the Trustee which has been allocated to any Loan or which is unallocated is required to be returned by the Trustee to the Borrower, the selection of the portion of such Collateral to be returned shall be solely at the election of the Trustee. If at any time the Trustee is required, or desires, to return a portion of any Approved Security to the Borrower pursuant to this Agreement, the Borrower shall, at the oral request of the Trustee, take all such action as is necessary to cause such Approved Security to be reissued in such denominations as are required to permit such a partial return and in such case the Trustee shall not be obligated to return Collateral hereunder unless and until such action has been taken and may thereafter make required returns of Collateral hereunder by returning Approved Securities in such amounts as are, as nearly as practicable, equal to but not greater than the required return. The return to the Borrower of Approved Securities the Market Value of which on the day on which the requirement to return the same was established was then sufficient to comply with such requirement of return shall be in full compliance with this Agreement and a full discharge of the Trustee's obligation to make such return, notwithstanding the fact that at the date of such return the Market Value of any such Approved Securities may have declined. Whenever a Letter of Credit is to be returned in part, such return shall be effected by the Trustee's consent to a reduction equivalent to such part in the amount available for drawings under such Letter of Credit.

     7. REPRESENTATIONS AND WARRANTIES OF BORROWER. The Borrower hereby represents and warrants to the Trustee that:

     (a) DUE AUTHORIZATION, ETC. The making and performance by the Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by the Borrower; the Borrower has the requisite power and authority to make and perform the same; and such making and performance will not violate any applicable provision of law or regulation or result in the breach of or constitute a default or result in the creation of any lien or encumbrance under any agreement or other instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected. This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. At any time that any Collateral is delivered to the Trustee hereunder the Borrower shall have the absolute right to transfer title to, and dispose of, such Collateral to the Trustee, and the Trustee shall at all times have a perfected security interest in all such Collateral, except that in the case of Letters of Credit the Trustee shall have all right, title and interest therein, in each case subject to no equal, prior or other liens, charges, encumbrances or other claims of any kind (except, in the case of Approved Securities, those in favor of JPMorgan Chase Bank or the Federal Reserve Bank).

     (b) BORROWER'S STATUS. The Borrower is either a bank or a broker- dealer registered under the Securities Exchange Act of 1934, as amended. Neither the Borrower nor any affiliate (as defined in Department of Labor Prohibited Transaction Exemption 81-6) of the Borrower has discretionary authority or control with respect to investment of any plan assets held in any Account to which this Agreement is applicable or renders investment advice (within the meaning of 29 CFR 2510.3-21(c)) with respect to such assets, and the Borrower will promptly notify the Trustee of any change which would make the foregoing representation untrue. In connection with the foregoing, Trustee acknowledges that such representation and warranty shall not take effect until the Borrower has been furnished with a list of Accounts and has been given a reasonable opportunity to review the same (but in no event greater than 10 Business Days from the date such list is furnished to the Borrower). The Borrower shall advise the Trustee as soon as possible, but in no event later than the expiration of the 10 Day period referred to in the preceding sentence of the identity of any Account(s) as to which Borrower cannot make the representation and warranty referred to in this subsection (b), in which event any such Account(s) shall be deleted from the list of Accounts eligible to lend to the Borrower. If the Borrower does not so notify the Trustee, such Account(s) shall be deemed acceptable and such representation and warranty shall be considered to be in effect.

     (c) FINANCIAL STATEMENTS. The Borrower has heretofore delivered to the Trustee a copy of the most recent annual consolidated financial statements of the Borrower and its consolidated subsidiaries, duly audited by independent certified public accountants, including a balance sheet as at the end of the fiscal year, and a copy of the most recent unaudited consolidated financial statements of the Borrower and its consolidated subsidiaries, including a balance sheet as at the end of the period covered thereby, and each of said statements and the related notes thereto are complete and correct and fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries, all in conformity with generally accepted accounting principles consistently applied.

     7A. REPRESENTATIONS AND WARRANTIES OF TRUSTEE ON BEHALF OF EACH ACCOUNT. The Trustee represents and warrants that each Account has represented and warranted to the Trustee that it: (i) has authorized Trustee to execute and deliver an agreement substantially in the form hereof, to enter into the transactions contemplated hereby, and to perform Trustee's obligations hereunder; (ii) is the beneficial owner of all securities lent by it hereunder or otherwise has the right to lend such securities; and (iii) is entitled to receive all interest, dividends and other distributions made by the issuer with respect to such securities.

     8. COVENANTS OF BORROWER. The Borrower hereby covenants and agrees with the Trustee as follows:

     (a) DELIVERY OF FINANCIAL STATEMENTS, ETC. The Borrower will furnish to the Trustee, (i) as soon as available, a copy of the annual consolidated financial statements of the Borrower and its consolidated subsidiaries duly audited by independent certified public accountants, including a balance sheet as at the end of such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, (ii) as soon as available for each quarter, a copy of the consolidated financial statements of the Borrower and its consolidated subsidiaries for the period then ended, including a balance sheet as at the end of such period, prepared in accordance with generally accepted accounting principles on a basis consistent with that used in the preparation of the financial statements referred to in clause (i) above and certified by an appropriate officer of the Borrower, (iii) promptly after the filing thereof, a copy of each report or other instrument filed by the Borrower with the SEC, (iv) promptly after the occurrence of any default under this Agreement, a written notice setting forth the nature of such default and the steps being taken by the Borrower to remedy such default, and (v) from time to time such further information (whether or not of the kind mentioned above) regarding the business, affairs and financial condition of the Borrower as the Trustee may reasonably request.

     (b) NOTICE OF CERTAIN ACTIONS. The Borrower will give the Trustee immediate notice (i) if at any time there is entered against the Borrower any order, decree, determination or instruction issued on the authority of any rule, regulation or proceeding of any governmental commission, bureau or other administrative agency or self-regulatory organization, including the SEC and the NYSE, which could have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or which would prohibit expansion or require reduction of the business of the Borrower as conducted at the date of this Agreement or which might adversely affect the borrowing of securities by the Borrower, (ii) if at any time any litigation, arbitration or similar proceeding against or affecting the Borrower is commenced which could have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or which would prohibit expansion or require reduction of the business of the Borrower as conducted at the date of this Agreement or which might adversely affect the borrowing of securities by the Borrower, (iii) if at any time there is commenced any investigation or proceeding which may result in the expulsion of the Borrower from any stock exchange, including the NYSE, or from the National Association of Securities Dealers, Inc., or from any self-regulatory organization, or a suspension of the Borrower's power under Federal or state law to transact business as a broker or dealer in securities or if the Borrower is so expelled or suspended, (iv) if at any time any communication is received by the Borrower from the SEC or any stock exchange, including the NYSE, constituting a warning to the Borrower of the violation, or threatened violation, of any rule of the SEC or of such exchange a failure to comply with which could have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or result in a prohibition on expansion or a requirement for reduction of the business of the Borrower as conducted at the date of this Agreement or adversely affect the borrowing of securities by the Borrower, (v) if at any time the Borrower shall receive information that the Borrower is under special surveillance by any stock exchange, including the NYSE, or by any other self-regulatory organization, (vi) if at any time the Borrower shall receive information that the SEC or any self-regulatory organization, including the NYSE, has notified the Securities Investor Protection Corporation ("SIPC") pursuant to Section 5(a) (1) of the Securities Investor Protection Act of 1970 ("SIPC Act") of facts which indicate that the Borrower is in or is approaching financial difficulty, or (vii) if at any time SIPC shall file an application for a protective decree with respect to the Borrower under Section 5(a) (3) of the SIPC Act. Any such notice shall set forth in reasonable detail a description of the event which has occurred and of the action, if any, which the Borrower proposes to take with respect thereto. The Borrower will forward to the Trustee a copy of any order, decree, determination, instruction or other written evidence received by it of or with respect to any matter referred to in the first sentence of this subparagraph (b) with respect to which notice is required to be given to the Trustee by such sentence. The Borrower will comply with any such order, decree, determination or instruction within the time required for such compliance and with any changes of rules or regulations of the SEC or the NYSE or any other self-regulatory organization by the effective date thereof or the time for compliance specified therein or, within the time required for compliance, shall cause the same to be revoked, reversed or modified to the satisfaction of the Trustee.

     (c) FURTHER ACTS. The Borrower will, from time to time, do and perform any and all acts and execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral under the provisions of the New York State Uniform Commercial Code.

     9. TERMINATION OF LOANS WITHOUT A DEFAULT.

     (a) TERMINATION BY THE BORROWER. The Borrower may at any time terminate any Loan by (unless otherwise agreed) giving the Trustee oral notice of such termination and delivering the Loaned Securities or Equivalent Securities with respect to such Loan to the Trustee on the date specified in such oral notice. The date so specified shall be as agreed by the Borrower and the Trustee. In the event that the Borrower terminates any term loan prior to the expiration of the agreed term, the Borrower may be liable for any costs or expenses incurred as a result thereof.

     (b) TERMINATION BY THE TRUSTEE. Each Loan made hereunder shall be a demand loan. The Trustee may at any time terminate any Loan, in whole or in part, by giving the Borrower oral notice of such termination, whereupon such Loan, or the portion thereof being terminated, shall become due on the date specified in such notice unless it shall become due sooner pursuant to paragraph 10 hereof. The date so specified shall be not less than: (i) in the case of a Loan of U.S. Government Securities, one New York Business Day subsequent to the giving of such notice; and (ii) in the case of a Loan of any other Loaned Securities (unless otherwise agreed by the parties hereto as evidenced in the confirmation relating to a Loan), the lesser of five days or the standard market settlement time in the principal market in which the Loaned Securities are traded. For purposes of clause (ii), if there is a difference between the settlement time for sales and purchases in the applicable market, the standard market settlement time for such market for purposes of this Section 9(b) shall be the shorter of the two times. The Borrower hereby unconditionally promises to redeliver the Loaned Securities that are the subject of any Loan so terminated to the Trustee through the same delivery means as the Loaned Securities were delivered by the Trustee to the Borrower, on the date so specified with respect to such Loan, which shall be within the same timeframe as applicable to the delivery of the Loaned Securities by the Trustee to the Borrower.

     (c) RETURN OF COLLATERAL. Upon the termination of any Loan in accordance with this paragraph 9 and the return of the Loaned Securities with respect to such Loan to the Trustee, the Trustee shall, unless otherwise directed by the Borrower, deliver the Collateral then allocated to such Loan to the Borrower; provided, however, that if any default hereunder shall have occurred and be continuing the Trustee shall not be obligated to return any such Collateral until such default shall have been cured, and that if a record date for any distribution with respect to the Loaned Securities occurred during the period of such Loan and such distribution has not been paid or delivered to the Trustee, the Trustee may retain a portion of the Collateral for such Loan sufficient to satisfy the Borrower's obligation with respect to such distribution until such obligation has been satisfied in accordance with paragraph 5(b) hereof. Such delivery shall occur on the date of the return of the relevant Loaned Securities. The Trustee acknowledges that, if at the election of the Borrower, upon the termination in accordance with this paragraph 9 of any Loan which is secured by a Letter of Credit, or a portion thereof, and the return of the Loaned Securities with respect to such Loan, such Letter of Credit, or portion thereof, is not returned to the Borrower, the Trustee shall have no further right to draw under such Letter of Credit with respect to such Loan to the extent that the obligations of the Borrower with respect to such Loan have been fully discharged and the payments and deliveries of Loaned Securities made in respect of such obligations are not subsequently recovered from the Trustee in any bankruptcy, insolvency or similar proceeding.

     10. DEFAULTS.

     (a) EVENTS OF DEFAULT. Any one or more of the following events shall constitute an "Event of Default" hereunder:

     (i) A failure by the Borrower to deliver any Loaned Securities on the date specified for such delivery in accordance with subparagraph 9(a) or (b) hereof or any other default by the Borrower in the due performance or observance of any covenant or agreement contained herein; or

     (ii) Any representation or warranty made by the Borrower herein or in connection herewith or with any borrowing hereunder shall be breached or prove to have been untrue when made; or

     (iii) A violation by the Borrower, in connection with any Loaned Securities or the holding or disposition thereof by the Borrower, of any applicable law, regulation or rule of the United States, any state or any instrumentality of either thereof, the NYSE or any other national securities exchange to the requirements of which the Borrower may be subject, or the Board of Governors of the Federal Reserve System or the National Association of Securities Dealers, Inc.; or

     (iv) A violation by the Borrower of any rule limiting its aggregate indebtedness or requiring a minimum net capital imposed under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or imposed by any stock exchange, or the imposition, under any such rule, of a prohibition against expansion, or a requirement of any reduction, of the business of the Borrower; or

     (v) The occurrence of any event of which the Borrower is required to notify the Trustee pursuant to clause (i), (iii), (vi), or (vii) of subparagraph 8(b) hereof; or

     (vi) The Borrower or any bank which has issued a Letter of Credit held as Collateral shall (1) apply for or consent to the appointment of or the taking of possession by a trustee, receiver, custodian, liquidator, conservator or the like of itself or of all or any substantial part of its property, (2) admit in writing its inability, or be generally unable, to pay its debts as such debts become due or voluntarily suspend payment of its obligations, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or, in the case of any such bank, under the analogous law pertaining to it, (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or analogous law, or (7) take any corporate action for the purpose of effecting any of the foregoing; or

     (vii) A proceeding or case shall be commenced, without the application or consent of the Borrower or any bank which has issued a Letter of Credit held as Collateral, as the case may be, before any court, agency or supervisory authority having jurisdiction in the premises, seeking (1) the liquidation, reorganization, dissolution, winding-up, marshaling of assets or composition or adjustment of debts of the Borrower or such bank, (2) the appointment of a trustee, receiver, custodian, liquidator, conservator or the like of the Borrower or such bank or of all or any substantial part of its assets or (3) similar relief in respect of the Borrower or such bank under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days; or any action shall be taken by any agency or supervisory authority having jurisdiction which results in the occurrence of any of the events specified in clauses (1) through
(3) above; or any order for relief against the Borrower or any such bank shall be entered in an involuntary proceeding or case under such Bankruptcy Code or, in the case of any such bank, under the analogous law pertaining to it.

     (b) AUTOMATIC TERMINATION. Upon the occurrence of any Event of Default all outstanding Loans shall terminate and become immediately due, without any notice or other action on the part of the Trustee, and the Borrower shall immediately deliver all Loaned Securities to the Trustee.

     (c) TRUSTEE'S REMEDIES. If an Event of Default shall have occurred and be continuing the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any and all amounts due and thereafter to become due hereunder and to enforce the performance or observance by the Borrower of any and all obligations, covenants and agreements of the Borrower under or in connection with this Agreement. Without in any way limiting the foregoing, if the Borrower shall fail to immediately deliver any Loaned Securities to the Trustee in accordance with subparagraph 10(b) hereof, the Trustee may in its sole discretion either (i) purchase securities equivalent to the Loaned Securities which have not been delivered, or any part thereof, in any principal market for such securities and apply such purchased securities towards the Borrower's obligation to deliver such Loaned Securities, or (ii) by oral notice to the Borrower (confirmed in writing), and without purchasing equivalent securities, hold the Borrower liable for an amount equal to the Market Value (including for this purpose accrued interest to the date of such oral notice) of the Loaned Securities which have not been delivered, or any part thereof as specified in such notice, determined as of the date of such oral notice, whereupon the Borrower's obligation to deliver such Loaned Securities to the Trustee hereunder (to the extent equivalent securities have been purchased or the Trustee has given an oral notice with respect thereto pursuant to clause
(ii) above) shall terminate for all purposes and the Borrower shall thereafter be obligated to the Trustee hereunder for, and hereby agrees to pay to the Trustee, the full amount of the purchase price of such securities or the Market Value (including accrued interest as provided above) thereof, as the case may be.

     (d) APPLICATION OF COLLATERAL. The Trustee shall have all of the rights, powers and remedies with respect to the Collateral of a secured party, or, in the case of Letters of Credit, a beneficiary, under the New York State Uniform Commercial Code as in effect from time to time. Without in any way limiting the foregoing, upon the occurrence of any Event of Default the Trustee may draw upon any Letters of Credit then held as Collateral and liquidate any or all other Collateral then held by it. The proceeds of the foregoing, together with any Pledged Cash then held, may be applied by the Trustee to the payment of any and all amounts due and to become due to it hereunder, including without limitation amounts due to the Trustee in accordance with subparagraph 10(c) hereof. In addition to and without limiting the foregoing, the Trustee may sell or cause to be sold all or any of the Collateral in the Borough of Manhattan, New York City, or elsewhere, in one or more sales, at such price as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and the Trustee or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Borrower, any such demand, notice or right and equity being hereby expressly waived and released. It is expressly understood and agreed by the parties hereto that any allocation of Collateral to any Loan or liabilities due to any Account pursuant to the terms hereof shall in no way affect the ability of the Trustee to apply such Collateral to the satisfaction of any obligation of the Borrower hereunder upon any default hereunder, regardless of the Loan or Account to which such obligation relates, and that all Collateral at any time given hereunder shall constitute collateral security for all the Borrower's obligations to the Trustee hereunder without distinction of any kind and upon any default hereunder may be applied to any such obligation or obligations as the Trustee in its sole discretion may elect.

     (e) BORROWER'S REMEDIES. If at any time any Lender Default (as such term is hereinafter defined) shall have occurred and be continuing with respect to any Account, the Borrower may, by oral notice to the Trustee, declare all outstanding Loans made by such Account (the "Defaulted Loans") to be terminated and to be immediately due, whereupon the same shall terminate and become immediately due without any further notice or other action on the part of the Borrower, and the Trustee shall immediately deliver all Collateral for such Defaulted Loans to the Borrower in accordance with subparagraph 9(c) hereof against receipt of the Loaned Securities which are the subject of such Defaulted Loans; provided, however, that upon the occurrence of any Lender Default referred to in clause (iv) of the definition of Lender Default below with respect to any Account all outstanding Loans made by such Account shall automatically terminate and become immediately due, without any notice or other action on the part of the Borrower, and the Trustee shall immediately deliver all Collateral for such Defaulted Loans to the Borrower in accordance with subparagraph 9(c) after tender to the Trustee of the Loaned Securities which are the subject of such Defaulted Loans. If the Trustee shall fail to deliver any such Collateral to the Borrower in accordance with this subparagraph 10(e) after tender to the Trustee of the Loaned Securities which are the subject of the Loan secured by such Collateral, the Borrower shall have the right, in addition to any other remedies which may be available at law or in equity, after oral notice (confirmed in writing) to the Trustee, to sell in a commercially reasonable manner, the Loaned Securities then held by it which are the subject of the Loan secured by such Collateral, for the account of the Account which made such Loan, and apply the proceeds of such sale in accordance with this subparagraph 10(e). Upon receipt by the Trustee of any such notice of sale, the Trustee's obligation to return any Pledged Cash or Approved Securities allocated to the Loan with respect to which such notice was given which have not theretofore been returned to the Borrower shall terminate for all purposes and the Trustee shall thereafter be obligated, on behalf of the Account, to the Borrower hereunder, with respect to such Loan, for, and hereby agrees to pay to the Borrower, an amount equal to such Pledged Cash and the Market Value (including for this purpose accrued interest to the date of the relevant Lender Default) of such Approved Securities, determined as of the date of the relevant Lender Default. The proceeds of any sale of Loaned Securities under this subparagraph 10(e) shall be automatically applied to the payment of any and all amounts due to the Borrower hereunder from the Account which loaned such Loaned Securities to the Borrower, including without limitation amounts due to the Borrower in accordance with this subparagraph 10(e). Except as otherwise provided in this subparagraph 10(e), if a Lender Default has occurred with respect to any Account and the Loans made by such Account have been terminated pursuant to this subparagraph 10(e), the Borrower shall not be obligated to (i) return any Loaned Securities which are the subject of any Defaulted Loan made by such Account, or the proceeds of any sale thereof, or (ii) pay or deliver to the Trustee pursuant to subparagraph 5(b) hereof any interest, dividends or other distributions with respect to the Loaned Securities which are the subject of any Defaulted Loan made by such Account until all of the obligations hereunder of such Account have been satisfied; provided, however, that upon satisfaction of all obligations of such Account hereunder any and all such Loaned

Securities, proceeds, interest, dividends and other distributions which have not been applied to the satisfaction of such obligations shall be returned to the Trustee for the account of such Account. As used herein, the term "Lender Default" shall mean, with respect to any Account, any one or more of the following events: (i) a failure by such Account to deliver any Pledged Cash or Approved Securities to the Borrower in accordance with subparagraph 9(c) hereof;
(ii) a failure by such Account to deliver any Collateral to the Borrower in accordance with subparagraph 6(b) hereof; (iii) a failure by such Account to pay or deliver to the Borrower any interest payment or other distribution on any Approved Securities held as Collateral in accordance with subparagraph 4(c) hereof and the continuance of such default for a period of one Business Day after written notice thereof has been given to the Trustee by the Borrower; (iv) such Account, if such Account is not an employee benefit plan subject to ERISA, shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek, consent to or acquiesce in the appointment of any liquidator (or similar official) of itself or of any material part of its properties, or any petition, not dismissed within 30 calendar days, shall be filed against such Account (other than by the Borrower) in any court or before any agency alleging the bankruptcy or insolvency of such Account or seeking any reorganization, arrangement, composition, readjustment of debts, liquidation, dissolution or similar relief with respect to such Account under any present or future statute, law or regulation, or the appointment of a liquidator of all or any material part of such Account's property, or, if such Account is an employee benefit plan subject to ERISA, the Pension Benefit Guaranty Corporation, or any successor thereof, shall institute proceedings to terminate such plan under section 4042 of ERISA; or (v) such Account, if such Account is not an employee benefit plan subject to ERISA, shall have any license, charter or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof, or, if such Account is an employee benefit subject to ERISA, a final determination shall be rendered that such plan no longer is exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended.

     (f) PAYMENT OF EXPENSES. If any Event of Default shall occur the Borrower shall pay to the Trustee, on demand, all out-of-pocket expenses, including reasonable attorneys' fees, paid or incurred by the Trustee in realizing upon any Collateral or enforcing any covenants or obligations hereunder and all fees, commissions, taxes and other out-of-pocket expenses, including reasonable attorneys' fees, paid or incurred in connection with the purchase of any equivalent securities in accordance with subparagraph 10(c) hereof. Amounts payable under this subparagraph 10(f) and subparagraph 10(c) hereof shall be paid to the Trustee by the Borrower on demand, together with interest thereon from the date such amounts were paid by the Trustee or otherwise became payable to the Trustee to the date of the payment of such amounts to the Trustee, whether out of the proceeds of Collateral or otherwise, at a rate per annum equal to 1/2 of 1% above the prime commercial lending rate per annum as announced from time to time by JPMorgan Chase Bank at its principal office in New York, as in effect from time to time during such period, but in no event at a rate in excess of the highest rate permissible under any applicable usury law.

     (g) REMEDIES CUMULATIVE. No remedy herein conferred upon the Trustee or the Borrower shall be exclusive of any other remedy but each and every such remedy shall be cumulative and shall be in addition to every remedy given to such party under this Agreement or now or hereafter existing at law or in equity or by statute.

     (h) RETURN OF COLLATERAL AFTER A DEFAULT. If the Loans hereunder have been terminated pursuant to subparagraph 10(b) hereof, the Trustee shall not be obligated to return any Collateral to the Borrower until (i) all Loaned Securities have been returned to the Trustee or securities equivalent to such Loaned Securities have been acquired by the Trustee, (ii) all amounts due and to become due hereunder have been paid to the Trustee in full, and (iii) the Borrower has delivered to the Trustee any and all property of any kind which it is then or may thereafter be required to deliver to the Trustee hereunder. If each of the conditions in the preceding sentence is satisfied the Trustee shall deliver all Collateral then held by it which has not been applied to the satisfaction of the Borrower's obligations hereunder to the Borrower.

     11. TRANSFER TAXES, NECESSARY COSTS AND COMPENSATION. The Borrower shall pay all transfer taxes and necessary costs with respect to the transfer of Loaned Securities by the Trustee to the Borrower and from the Borrower to the Trustee upon the termination of each Loan. In addition, the Borrower shall reimburse the Trustee for any loss, including interest and/or penalties, incurred by the Trustee by reason of the Borrower's failure to pay all such taxes and costs. Except as otherwise expressly provided in paragraph 10 hereof, the Borrower shall pay the Trustee interest on any and all amounts not paid when due hereunder from the date due until paid at the current daily average offered rate for federal funds.

     12. ADDITION AND REMOVAL OF ACCOUNTS. The Account which makes any particular Loan shall be determined in the sole discretion of the Trustee at the time such Loan is made and recorded in the Trustee's books (which shall be conclusive). The Borrower agrees to accept any loan of securities requested by it from any Account or Accounts listed in Appendix A hereto (except that Borrower may delete one or more Accounts from Appendix A on not less than five Business Days prior notice to the Trustee), and the Trustee shall not be required to notify the Borrower at any time as to which of such Accounts has made or may make any Loan hereunder; provided, however, that the Trustee shall record with respect to each Loan the identity of the lending Account. The Trustee may at any time amend Appendix A hereto to add further trusts and accounts to the list of Accounts set forth therein and to remove Accounts from such list by delivering a copy of the amendment to Appendix A to the Borrower. Any such amendment shall become effective 10 Business Days after the receipt thereof by the Borrower unless the Trustee has theretofore received a written notice from the Borrower objecting to such amendment. Notwithstanding anything contained in this Agreement that may be to the contrary, information concerning both the addition and deletion by Trustee of Account(s) from Appendix A and the acceptance or objection by Borrower to the addition of Account(s) to Appendix A may in each case be communicated by e-mail (with a "return receipt" requested), which e-mail shall be sent (i) by a person who would otherwise be authorized to send the same if it were sent in writing, and (ii) to any person who would otherwise be authorized to receive the same if it were sent in writing.

     13. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Trustee from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) which the Trustee may incur or suffer arising in any way out of the use by the Borrower of Loaned Securities or any failure of the Borrower to deliver Loaned Securities in accordance herewith or otherwise comply with the terms of this Agreement, except those caused by the gross negligence or willful misconduct of the Trustee.

     14. NOTICES, DELIVERIES, ETC. All oral notices specified herein shall be given in person or by telephone. All other notices and communications hereunder shall be in writing and all such other notices and communications, and all deliveries and payments hereunder, shall be delivered by hand or mailed by certified or registered mail, or given by telegram confirmed by certified or registered mail as follows:

         If to the Trustee, to:

         JPMorgan Chase Bank
         Securities Lending Division
         4 New York Plaza
         New York, New York  10004
         Attention: Securities Lending Business Executive
         Telephone: (212) 623-2944

         If to the Borrower, to:

or, in either case, to such other person and at such other address or telephone number as either party may designate by written notice to the other hereunder.

     15. MISCELLANEOUS. Neither this Agreement, any obligation to return a security borrowed hereunder or any other obligation of the Borrower hereunder shall be assignable by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the law of the State of New York, except to the extent such law is preempted by ERISA or other applicable Federal law. This Agreement shall not be modified or amended except by an instrument in writing signed by each of the parties hereto.

     16 FEES. The compensation in connection with Loans and the manner of payment thereof shall be as agreed upon from time to time by the parties hereto. With respect to Loans secured by Approved Securities, the Borrower shall pay to the Trustee a loan fee negotiated at the time of the Loan. With respect to Loans secured by Pledged Cash, the Trustee shall pay to the Borrower a rate of interest earned on Pledged Cash investments as negotiated at the time of the Loan or subsequently revised from time to time by the mutual consent of the parties. Each agreement by the parties hereto with respect to the foregoing matters shall be evidenced by a written confirmation from the Trustee to the Borrower and shall be deemed to be, and shall be, a part of this Agreement for all purposes hereof as fully as if such agreement were set forth herein in full, and each and every amount due under any such agreement shall be deemed to constitute, and shall constitute, an amount due under this Agreement for all purposes hereof.

     17. SIPC ACT. THE TRUSTEE ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTORS PROTECTION ACT OF 1970 MAY NOT PROTECT THE TRUSTEE OR THE ACCOUNTS WITH RESPECT TO THE SECURITIES LOAN TRANSACTIONS HEREUNDER BETWEEN THE TRUSTEE AND THE BORROWER AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY THE BORROWER TO THE TRUSTEE MAY IN EFFECT CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER'S OBLIGATIONS IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES. The Trustee agrees to notify the Accounts of this provision. This provision does not constitute a limitation on any obligations of the Borrower hereunder or a waiver by the Trustee of any of its rights hereunder.

     18. EFFECTIVE DATE. This Agreement shall be and become effective as of the date first above written.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                          JPMORGAN CHASE BANK
                             as trustee and managing agent


                          By
                            ---------------------------------
                          Name:
                          Title:


                          AS BORROWER

                          By
                            ---------------------------------
                          Name:
                          Title:

                        INTERNATIONAL ADDENDUM TO MASTER
                        SECURITIES LENDING AGREEMENT

        ADDENDUM, dated   , 2003, to the Master Securities Lending Agreement, as
amended ("Agreement"), dated   ,between (the "Borrower") and JPMORGAN CHASE
BANK, as trustee or managing agent for certain trusts or accounts (the
"Trustee").

        It is hereby agreed as follows:

        1. Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

        2.    Section 1 of the Agreement is amended as follows:

              a. The definition of "Approved Securities" is amended by inserting the phrase "("U.S. Government Securities") or any other securities, in each case" after the word "government".

              b. The definition of "business day" is deleted and replaced in appropriate alphabetic sequence by the following:

        "Foreign Business Day" shall mean (unless otherwise agreed) with respect to: (i) International Securities (whether comprising Loaned Securities or Collateral consisting of Approved Securities), any day on which banks are open for business in the country in which the principal market for such Securities is located and on which regular trading therein occurs in such Securities in such market, and (ii) cash Collateral denominated in other than U.S. dollars, any day on which banks are open for business in the country of issuance of such cash.

        "New York Business Day" shall mean (unless otherwise agreed) with respect to (i) Loaned Securities other than International Securities and
        (ii) Collateral comprising Letters of Credit, and U.S.
        dollar-denominated Approved Securities and cash, any day on which national banks and the NYSE are open for business in New York City.

              c. The definition of "Collateral" is amended by adding the words "or International Securities" after the words "Approved Securities" in clause
(b) thereof.

              d. A new term, "Dollar Equivalent", is added. "'Dollar Equivalent' shall mean, as of any date of determination thereof, in respect of any International Securities or Collateral denominated or issued in an International Currency or otherwise, the equivalent thereof in United States dollars calculated by the Trustee on the basis of the most current spot rate of exchange quoted by JPMorgan Chase Bank, or other source selected by the Trustee in its sole discretion, for selling the relevant International Currency for United States dollars in a recognized foreign exchange market selected by the Trustee in its sole discretion."

              e. A new term, "International Currency", is added. "'International Currency' shall mean a currency other than United States dollars which is freely transferable and freely convertible into United States dollars."

              f. A new term, "International Securities", is added. "'International Securities' shall mean, with respect to a Loan, securities denominated or issued in an International Currency which are acceptable to the Trustee in its sole discretion."

              g. The definition of "Letter of Credit" is amended in clause (e) by adding the words "and is payable in such currency or currencies" after the word "provisions" and by adding the words "in its sole discretion" after the word "Trustee".

              h. The definition of "Market Value" is amended as follows: The reference to "national" in clause (b) is replaced with the words "foreign or domestic"; the reference to "national" in clause (c) is replaced with the word "such"; the parenthetical in clause (c) is amended by adding the words "to or" following the word "provided"; the parenthetical in clause (d) is amended by adding the words "to or" following the word "provided"; the proviso clause in the first sentence is amended by adding, between the words "security" and "held", the words "determined in clauses (a)-(d) hereinabove shall include accrued interest and the market value of any security"; the phrase "New York Business Day" is substituted for the phrase "business day"; and the phrase "New York Business Days" is substituted for the phrase "business days"; and a new last sentence is added, namely, "In all cases involving International Securities or Collateral denominated or issued in an International Currency, Market Value shall be adjusted by the Trustee to a Dollar Equivalent".

        3. Section 3(a) of the Agreement is amended by inserting the phrase "prior or contemporaneous" after the word "against" in the first sentence thereof.

        Section 3(a) of the Agreement is amended by adding to the first sentence thereof the words "as evidenced in the relevant Loan Confirmation" after the word "Borrower" and by adding the words "(other than International Securities)" after the reference to both "Loaned Securities" and "Approved Securities" therein.

        Section 3(a) is further amended by adding a new last sentence, namely, "Delivery of International Securities shall be effected in the manner agreed to by the Trustee and the Borrower, as evidenced in the relevant Loan confirmation."

        4.    Section 3(b) of the Agreement is amended by adding a new clause
(iii), "International Securities" and designating existing clause (iii) as (iv).

        5. Section 3(d) of the Agreement is amended by substituting the phrase "New York Business Day" for the phrase "business day".

        6. Section 4(c) of the Agreement is amended by adding the words "or International Securities" after each reference to the words "Approved Securities" in the first, second, fourth, fifth, and sixth sentences thereof.

        Section 4(c) is further amended by adding the words ", as the case may be," after the word Trustee in the fourth sentence thereof.

        7. Section 5(b) of the Agreement is amended by inserting the following after the phrase "the Borrower shall, within one business day after the payment or distribution thereof" in the second sentence thereof: "(and such business day shall be a New York Business Day with respect to interest, dividends and distributions denominated in U.S. dollars or otherwise paid or issued in respect of Loaned Securities other than International Securities and shall be a Foreign Business Day in respect of all other interest, dividends and distributions)".

        8. Section 6(b) of the Agreement is amended by inserting the following after the phrase "such demand" in the last sentence thereof: ", and such business day shall be a New York Business Day with respect to Collateral denominated in U.S. dollars or delivered to the Trustee in New York and shall be a Foreign Business Day in respect of all other Collateral".

        9. Section 6(d) of the Agreement is amended by substituting the following sentence for the existing second sentence:

        If at any time the Trustee is required, or desires, to return a portion of any Approved Security or International Security held by it as Collateral to the Borrower pursuant to this Agreement, the Borrower shall, at the oral request of the Trustee, take all such action as is necessary to cause such Approved Security or International Security to be reissued in such denominations as are required to permit such a partial return and in such case the Trustee shall not be obligated to return Collateral hereunder unless and until such action has been taken and may thereafter make required returns of Collateral hereunder by returning Approved Securities or International Securities, as the case may be, in such amounts as are, as nearly as practicable, equal to but not greater than the required return.

        Section 6(d) is further amended by inserting, in the third sentence thereof, the words "or International Securities, as the case may be," after the initial reference to "Approved Securities" therein.

        10. Section 9(a) of the Agreement is amended by adding the following at the end thereof: "and whether such business days shall be New York Business Days or Foreign Business Days shall be determined by reference to the location of the principal trading market for the Loaned Securities which are the subject of the Loan being terminated.

        11. Section 9(c) of the Agreement is amended by inserting: the (i) phrase "of Collateral" after the phrase "Such delivery" in the second sentence thereof"; and (ii) following after the phrase "Loaned Securities" in the second sentence thereof: "where the Loaned Securities are not International Securities. Where the Loaned Securities are International Securities, return of Collateral shall occur on or before the New York Business Day next succeeding the Foreign Business Day on which the Loaned Securities were returned."

        12. Section 10(a)(iii) of the Agreement is amended by adding the words "or any foreign jurisdiction" after the words "rule of the United States" and deletion of the word "national" in the words "the NYSE or any other national securities exchange.

        13. Section 10(a)(vi)(7) of the Agreement is amended by adding the words "or effect any process under the laws of any jurisdiction" after the words "take any corporate action".

        14. Section 10(c) of the Agreement is amended by substituting the following clause for existing clause (i):

        purchase securities equivalent to the Loaned Securities which have not been delivered, or any part thereof, in any principal market for such securities and apply the Market Value of such purchased securities against the Market Value of the Loaned Securities on the date of such purchase.

        Section 10(c) of the Agreement is further amended by adding the following as a new subparagraph at the end thereof:

        If the Borrower fails to return Loaned Securities when due (at a time when the Account is obligated to deliver the Loaned Securities to settle a sale to third party ("Account Counterparty")) and this results in a buy-in of equivalent securities by the Account Counterparty, Borrower shall, promptly upon demand therefor, reimburse Trustee for any loss, including interest and/or penalties, incurred by the Trustee and the Account arising from or relating to such buy-in.

        15. Section 10(e) of the Agreement is amended by substituting the phrase "New York Business Day" for the phrase "business day".

        16. Section 10(f) is amended as follows: In the first sentence thereof, the words "and as of the date of any" are added immediately prior to the word "demand" and immediately subsequent to the word "demand" the comma is deleted and the following words are added: "therefor, an amount in United States dollars equal to the Dollar Equivalent of". The first two clauses of the second sentence (but no other clauses therein) are revised to read as follows: "Amounts payable under this subparagraph 10(f) and subparagraph 10(c) hereof shall be paid in United States dollars to the Trustee by the Borrower on and as of the date of any demand therefor, together with the interest thereon in United States dollars from the date such amounts were paid by the Trustee (including, where applicable, Dollar Equivalents thereof) to the date of the repayment of such amounts to the Trustee,".

        17.   Section 11 of the Agreement is amended by inserting the following:
(i) as a new first sentence, "All transfers of Loaned Securities shall be in good deliverable form."; (ii) after the word "taxes" in the existing first sentence thereof, ", relevant stamp duties, registration fees"; and (iii) after the word "costs" in the existing first sentence thereof, "and shall arrange for transfer deeds and/or documents, and shall pay any other applicable fees and expenses".

        Section 11 of the Agreement is further amended so that the existing second and third sentences read as follows:

        In addition, the Borrower shall reimburse the Trustee in United States dollars for the Dollar Equivalent of any loss, including interest and/or penalties, incurred by the Trustee by reason of the Borrower's failure to pay all such taxes and costs and to arrange for such transfer deeds and/or documents and to pay any other applicable fees and expenses, as of the date of the incurrence of any such loss by the Trustee. Except as otherwise expressly provided in paragraph 10 hereof, the Borrower shall pay the Trustee interest in United States dollars on any and all amounts (including, where applicable, Dollar Equivalents thereof) not paid when due hereunder from the date due until paid at the current daily average offered rate for federal funds.

        18. Section 12 of the Agreement is amended by substituting the phrase "New York Business Days" for the phrase "business days" in the last sentence thereof.

        19. Section 13 of the Agreement is amended by adding the following sentences:

        Without limiting the foregoing, if, under any applicable law and whether pursuant to a judgment, against the Borrower or the liquidation, bankruptcy or analogous process of the Borrower or for any other reason, any amount due to the Trustee hereunder or in respect of any Loan is paid in a currency other than United States dollars, then to the extent that the payment actually received by the Trustee (when converted into a Dollar Equivalent on the first day after the date of payment on which it is practicable for the Trustee to effect the conversion) falls short of the amount due hereunder or under the terms of the relevant Loan, the Borrower shall, as a separate and independent obligation, indemnify the Trustee and hold the Trustee harmless against the amount of such shortfall."

        20. Section 14 of the Agreement is amended by deleting the first two sentences thereof and substituting, in lieu thereof, the following:

              "14. NOTICES, DELIVERIES, ETC. All oral notices specified herein shall be given in person or by telephone, if to the Trustee, to the Securities Lending Business Executive at the address for the Trustee specified below or at
telephone number [                 ] and, if to the Borrower, to at the address
for the Borrower specified below or at telephone number ________, or to such other person and at such other address or telephone number as either party may designate by written notice to the other hereunder. All other notices and communications hereunder shall be in writing and delivered by hand or mailed by certified or registered mail, if to the Trustee, to JPMorgan Chase Bank, [ ],

Attention: Securities Lending Division, Securities Lending Business Executive, and if to the Borrower to, or at such other address and number as either party may designate by written notice to the other hereunder."

        Section 14 of the Agreement is further amended by adding the following at the end thereof:

        Deliveries of Loaned Securities and Collateral and payments due hereunder or in respect of any Loan may be made in any manner to any designee of the Borrower or the Trustee, as the case may be, upon agreement of the other party as evidenced in the relevant Loan confirmation.

        IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                                                   JPMORGAN CHASE BANK.
---------------------------------                  as trustee and managing agent
Insert name of Borrower


By:                                        By:
    ----------------------                     ------------------------

Name:                                      Name:

Title:                                     Title:

Date:                                      Date:

                              SOUTH AFRICA ADDENDUM
                     TO MASTER SECURITIES LENDING AGREEMENT

        ADDENDUM dated __________________ 200 , to the Master Securities Lending Agreement dated ___________________, between _________________________________,
(the "Borrower") and JPMorgan Chase Bank, as trustee or managing agent for certain trusts of accounts (the "Trustee").

          It is hereby agreed as follows:

        Paragraph 7 of the Agreement is hereby amended by adding the following as a new Paragraph 7(d) thereof: "The Borrower: (i) shall borrow 'South African Securities' (as hereinafter defined) solely in order to effect delivery of such Securities under a transaction entered into by the Borrower to sell the Securities; and (ii) hereby covenants that it shall transfer South African Securities of the same kind and of the same or equivalent quantity and quality to the Lender within a period of twelve months from the date of such borrowing. For the avoidance of doubt, the Borrower hereby confirms that the foregoing representations, warrants and covenants shall survive the making of any Loan of South African Securities until the return thereof by Borrower. For purposes hereof, 'South African Securities' shall mean any marketable security contemplated in Item 15 of Schedule 1 of the South African Stamp Duties Act, 1968 (as amended) ('1968 Act') (but, for purposes of clarity, shall not include any marketable security made out to bearer or in any manner so as to be transferable by delivery only)."

        Subparagraph 9(a) of the Agreement is hereby amended by adding the following at the end thereof: "In any event, with respect to South African Securities, the Borrower shall terminate any Loan of such Securities no later than twelve months from the making of such Loan, regardless of whether the Borrower shall have received notice of termination thereof. This obligation of termination shall be solely the Borrower's, and the Borrower shall be responsible for any stamp or other taxes or charges that may be assessed or incurred as a result of the Borrower's failure to terminate such Loans within such twelve month period, including, but not limited to, stamp or other taxes or charges resulting from such Loans of South African Securities not falling within the exemption from stamp duties and other taxes as set out in the 1968 Act and the South African Uncertificated Securities Tax, 1998 (as amended). In addition, Borrower shall be responsible for, and shall hold Trustee harmless from and against, any stamp or other taxes or charges that may be assessed or incurred as a result of the Borrower's failure to comply with the conditions for exemption from such stamp or other taxes or charges including, but not limited to, those conditions set out in subparagraph 7(d) above."

        In witness whereof, the parties have executed this Addendum as of the date first above written.


                                                    JPMORGAN CHASE BANK
(Borrower)                                          as trustee or managing agent


By:                                         By:
   ------------------------------------         --------------------------------
Name:                                       Name:
     ----------------------------------          -------------------------------
Title:                                      Title:
      ---------------------------------           ------------------------------
Date:                                       Date:
     ----------------------------------          -------------------------------

                                 TURKEY ADDENDUM
                     TO MASTER SECURITIES LENDING AGREEMENT

        ADDENDUM dated        , 200__, to the Master Securities Lending
Agreement dated      , 200__, (the "Agreement") between ________________________
(the "Borrower") and JPMORGAN CHASE BANK, as trustee or managing agent for certain trusts or accounts (the "Trustee").

        It is hereby agreed as follows:

        Section 5(b) of the Agreement is amended by inserting the following after the phrase "received the same" in the second sentence thereof:

        (except that in the case of any such payment or distribution on Loaned Securities that are of a Turkish issuer, the Borrower shall remit all such interest, dividends and other distributions to the Trustee within two weeks of the issuance of the same)

        In all other respects, the Agreement shall remain unchanged and in full force and effect. All references to the Agreement shall hereafter be deemed to mean and refer to the Agreement as amended by this Addendum.

        In witness whereof, the parties have executed this Addendum as of the day and year above written.


                                            JPMORGAN CHASE BANK
As borrower                                 as trustee and managing agent
By                                          By
  ----------------------------                 ----------------------------

                                      DATED

                     OVERSEAS SECURITIES LENDER'S AGREEMENT

                                    CONTENTS

CLAUSE                                                                          PAGE
1.    INTERPRETATION                                                               1

2.    LOANS OF SECURITIES                                                         14

3.    DELIVERY OF SECURITIES                                                      14

4.    RIGHTS AND TITLE                                                            15

5.    RATES                                                                       18

6.    COLLATERAL                                                                  19

7.    REDELIVERY OF EQUIVALENT SECURITIES                                         23

8.    SET-OFF ETC.                                                                24

9.    TAXATION                                                                    26

10.   LENDER'S WARRANTIES                                                         27

11.   BORROWER'S WARRANTIES                                                       27

12.   EVENTS OF DEFAULT                                                           28

13.   OUTSTANDING PAYMENTS                                                        29

14.   TRANSACTIONS ENTERED INTO AS AGENT                                          29

15.   TERMINATION OF COURSE OF DEALINGS BY NOTICE                                 31

16.   GOVERNING PRACTICES                                                         31

17.   OBSERVANCE OF PROCEDURES                                                    32

18.   SEVERANCE                                                                   32

19.   SPECIFIC PERFORMANCE                                                        32

20.   NOTICES                                                                     32

21.   ASSIGNMENT                                                                  32

22.   NON-WAIVER                                                                  33

23.   ARBITRATION AND JURISDICTION                                                33

24.   TIME                                                                        33

25.   RECORDING                                                                   33

26.   GOVERNING LAW                                                               33

27.   SCHEDULE                                                                    35

28.   APPENDIX                                                                    38

THIS AGREEMENT is made the       day of     , 2002

BETWEEN:-

(1) JPMORGAN CHASE BANK (London branch) incorporated with limited liability as a New York State chartered bank registered in England as a branch; and whose registered branch address is 125 London Wall, London, EC2Y 5AJ.

(2)  [INSERT NAME OF BORROWER]

WHEREAS:-

1. The Parties hereto are desirous of agreeing a procedure whereby either one of them (the "LENDER") will make available to the other of them (the "BORROWER") from time to time Securities (as hereinafter defined) in order to enable the Borrower, subject to any Inland Revenue provisions then in force, to fulfil a contract to sell such Securities or to on lend such Securities to a third party to enable such party to fulfil a contract to sell such Securities, whether or not as part of a chain of arrangements to enable the final party in such chain to fulfil a contract to sell such Securities or to replace an existing loan of Securities to such third party, or for other purposes.

2. All transactions carried out under this Agreement will be effected in accordance with the Rules (as hereinafter defined) TOGETHER WITH current market practices, customs and conventions.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AS FOLLOWS:-

1.      INTERPRETATION

(A)     In this Agreement:-

"ACT OF INSOLVENCY" means in relation to either Party

                    (i) its making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with creditors, or

                    (ii) its admitting in writing that it is unable to pay its debts as they become due, or

                    (iii) its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property, or;

                    (iv) the presentation or filing of a petition in respect of it (other than by the other Party to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such Party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing;

                    (v) the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such Party over all or any material part of such Party's property; or

                    (vi) the convening of any meeting of its creditors for the purpose of considering a voluntary arrangement as referred to in Section 3 of the Insolvency Act 1986 (or any analogous proceeding);

"AGENT"                     shall have the same meaning given in Clause 14;

"ALTERNATIVE COLLATERAL"    means Collateral of a Value equal to the Collateral
                            delivered pursuant to Clause 6 and provided by way of substitution for Collateral originally delivered or previously substituted in accordance with the provisions of Clauses 6(F) or 6(G);

"APPROPRIATE TAX VOUCHERS" means:-

                    (i) either such tax vouchers and/or certificates as shall enable the recipient to claim and receive from any relevant tax authority, in respect of interest, dividends, distributions and/or other amounts (including for the avoidance of doubt any manufactured payment) relating to particular Securities, all and any repayment of tax or benefit of tax credit to which the Lender would have been entitled but for the loan of Securities in accordance with this Agreement and/or to which the Lender is entitled in respect of tax withheld and accounted for in respect of any manufactured payment; or such tax vouchers and/or certificates as are provided by the Borrower which evidence an amount of overseas tax deducted which shall enable the recipient to claim and receive from any relevant tax authority all and any repayment of tax from the UK Inland Revenue or benefits of tax credit in the jurisdiction of the recipient's residence; and

                    (ii) such vouchers and/or certificates in respect of interest, dividends, distributions and/or other amounts relating to particular Collateral;

"APPROVED UK                means a person who is approved as such for the
COLLECTING AGENT"           purposes of the Rules of the UK Inland Revenue
                            relating to stocklending and manufactured interest and dividends;

"APPROVED INTERMEDIARY"     means a person who is approved as such for the
                            purposes of the Rules of the UK Inland Revenue relating to stocklending and manufactured interest and dividends;

"ASSURED PAYMENT"           means a payment obligation of a Settlement Bank
                            arising (under the Assured Payment Agreement) as a result of a transfer of stock or other securities to a CGO stock account of a member of the CGO for whom that Settlement Bank is acting;

"ASSURED PAYMENT            means an agreement dated 24 October 1986 between the
AGREEMENT"                  Bank of England and all the other banks which are
                            for the time being acting as Settlement Banks in relation to the CGO regulating the obligations of such banks to make payments in respect of transfers of securities through the CGO as supplemented and amended from time to time;

"BASE CURRENCY"             has the meaning given in the Schedule hereto;

"BID PRICE"                 in relation to Equivalent Securities or Equivalent
                            Collateral means the best available bid price thereof on the most appropriate market in a standard size;

"BID VALUE"                 Subject to Clause 8(E) means:-

                            (a) in relation to Equivalent Collateral at a particular time:-

                                   (i)     in relation to Collateral Types B(x)
                                           and C (more specifically referred to
                                           in the Schedule) the Value thereof as
                                           calculated in accordance with such
                                           Schedule;

                                   (ii)    in relation to all other types of
                                           Collateral (more specifically
                                           referred to in the Schedule) the
                                           amount which would be received on a
                                           sale of such Collateral at the Bid
                                           Price thereof at such time less all
                                           costs, fees and expenses that would
                                           be incurred in connection with
                                           selling or otherwise realising such
                                           Equivalent Collateral, calculated on
                                           the assumption that the aggregate
                                           thereof is the least that could
                                           reasonably be expected to be paid in
                                           order to carry out such sale or
                                           realisation and adding thereto the
                                           amount of any interest, dividends,
                                           distributions or other amounts paid
                                           to the Lender and in respect
                                           of which equivalent amounts have not
                                           been paid to the Borrower in
                                           accordance with Clause 6(G) prior to
                                           such time in respect of such
                                           Equivalent Collateral or the original
                                           Collateral held gross of all and any
                                           tax deducted or paid in respect
                                           thereof;

                            and

                            (b) in relation to Equivalent Securities at a particular time the amount which would be received on a sale of such Equivalent Securities at the Bid Price thereof at such time less all costs, fees and expenses that would be incurred in connection therewith, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

"BORROWER"                  with respect to a particular loan of Securities
                            means the Borrower as referred to in Recital 1 of this Agreement;

"BORROWING REQUEST"         means a request made (by telephone or otherwise) by
                            the Borrower to the Lender pursuant to Clause 2(A) specifying the description, title and amount of the Securities required by the Borrower, the proposed
                            Settlement Date and duration of such loan and the date, time, mode and place of delivery which shall, where relevant, include the bank agent clearing or settlement system and account to which delivery of the Securities is to be made;

"BUSINESS DAY"              means a day on which banks and securities markets
                            are open for business generally in London and, in relation to the delivery or redelivery of any of the following in relation to any loan, in the place(s) where the relevant Securities, Equivalent
                            Securities, Collateral (including Cash Collateral) or Equivalent Collateral are to be delivered;

"CASH COLLATERAL"           means Collateral that takes the form of a deposit of
                            currency;

"CENTRAL GILTS OFFICE"      means the computer based system managed by the Bank
OR "CGO"                    of England to facilitate the book-entry transfer of
                            gilt-edged securities;

"CGO COLLATERAL"            shall have the meaning specified in paragraph A of
                            the Schedule;

"CGO RULES"                 means the requirements of the CGO for the time being
                            in force as defined in the membership agreement regulating membership of the CGO;

"CLOSE OF BUSINESS"         means the time at which banks close in the business
                            centre in which payment is to be made or Collateral is to be delivered;

"COLLATERAL"                means such securities or financial instruments or
                            deposits of currency as are referred to in the Schedule hereto or any combination thereof which are delivered by the Borrower to the Lender in accordance with this Agreement and shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate), and shall include Alternative
                            Collateral;

"DEFAULTING PARTY"          shall have the meaning given in Clause 12;

"EQUIVALENT COLLATERAL"     in relation to any Collateral provided under this
or "COLLATERAL              Agreement means securities, cash or other property,
EQUIVALENT TO"              as the case may be, of an identical type, nominal
                            value, description and amount to particular
                            Collateral so provided and shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate). If and to the extent that such Collateral consists of securities that are partly paid or have been converted, subdivided, consolidated, redeemed, made the subject of a takeover, capitalisation issue, rights issue or event similar to any of the foregoing, the expression shall have the following meaning:

                            (a) in the case of conversion, subdivision or consolidation the securities into which the relevant

                                   Collateral has been converted, subdivided or consolidated PROVIDED THAT, if appropriate, notice has been given in accordance with Clause 4(B)(vi);

                            (b) in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

                            (c) in the case of a takeover, a sum of money or securities, being the consideration or alternative consideration of which the Borrower has given notice to the Lender in accordance with Clause 4(B)(vi);

                            (d)    in the case of a call on partly paid
                                   securities, the paid-up securities PROVIDED
                                   THAT the Borrower shall have paid to the Lender an amount of money equal to the sum due in respect of the call;

                            (e) in the case of a capitalisation issue, the relevant Collateral TOGETHER WITH the securities allotted by way of a bonus thereon;

                            (f) in the case of a rights issue, the relevant Collateral TOGETHER WITH the securities allotted thereon, PROVIDED THAT the Borrower has given notice to the Lender in accordance with Clause 4(B)(vi), and has paid to the Lender all and any sums due in respect thereof;

                            (g) in the event that a payment or delivery of Income is made in respect of the relevant Collateral in the form of securities or a certificate which may at a future date be exchanged for securities or in the event of an option to take Income in the form of securities or a certificate which may at a future date be exchanged for securities, notice has been given to the Borrower in accordance with Clause 4(B)(vi) the relevant

                                   Collateral TOGETHER WITH securities or a certificate equivalent to those allotted;

                            (h) in the case of any event similar to any of the foregoing, the relevant Collateral TOGETHER WITH or replaced by a sum of money or securities equivalent to that received in respect of such Collateral resulting from such event;

                            For the avoidance of doubt, in the case of Bankers' Acceptances (Collateral type B(v)), Equivalent Collateral must bear dates, acceptances and endorsements (if any) by the same entities as the bill to which it is intended to be equivalent and for the purposes of this definition, securities are equivalent to other securities where they are of an identical type, nominal value, description and amount and such term shall include the certificate and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate);

"EQUIVALENT SECURITIES"     means securities of an identical type, nominal
                            value, description and amount to particular
                            Securities borrowed and such term shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate). If and to the extent that such Securities are partly paid or have been converted, subdivided, consolidated, redeemed, made the subject of a takeover, capitalisation issue, rights issue or event similar to any of the foregoing, the expression shall have the following meaning:

                            (a) in the case of conversion, subdivision or consolidation the securities into which the borrowed Securities have been converted, subdivided or consolidated PROVIDED THAT if appropriate, notice has been given in accordance with Clause 4(B)(vi);

                            (b) in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

                            (c) in the case of takeover, a sum of money or securities, being the consideration or alternative consideration of which the Lender has given notice to the Borrower in accordance with Clause 4(B)(vi);

                            (d)    in the case of a call on partly paid
                                   securities, the paid-up securities PROVIDED
                                   THAT the Lender shall have paid to the
                                   Borrower an amount of money equal to the sum due in respect of the call;

                            (e) in the case of a capitalisation issue, the borrowed Securities TOGETHER WITH the securities allotted by way of a bonus thereon;

                            (f) in the case of a rights issue, the borrowed Securities TOGETHER WITH the securities allotted thereon, PROVIDED THAT the Lender has given notice to the Borrower in accordance with Clause 4(B)(vi), and has paid to the Borrower all and any sums due in respect thereof;

                            (g) in the event that a payment or delivery of Income is made in respect of the borrowed Securities in the form of securities or a certificate which may at a future date be exchanged for securities or in the event of an option to take Income in the form of securities or a certificate which may at a future date be exchanged for securities, notice has been given to the Borrower in accordance with Clause 4(B)(vi) the borrowed Securities TOGETHER WITH securities or a certificate equivalent to those allotted;

                            (h) in the case of any event similar to any of the foregoing, the borrowed Securities TOGETHER WITH or replaced by a sum of money or securities equivalent to that received in respect of such borrowed Securities resulting from such event;

                                   For the purposes of this definition,
                                   securities are equivalent to other securities where they are of an identical type, nominal value, description and amount and such term shall include the certificate and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate);

"EVENT OF DEFAULT"          has the meaning given in Clause 12;

"INCOME" any interest, dividends or other distributions of any kind whatsoever with respect to any Securities or Collateral;

"INCOME PAYMENT DATE",      with respect to any Securities or Collateral means
                            the date on which Income is paid in respect of such Securities or Collateral, or, in the case of registered Securities or Collateral, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

"LENDER" with respect to a particular loan of Securities means the Lender as referred to in Recital 1 of this Agreement;

"MANUFACTURED DIVIDEND"     shall have the meaning given in Clause 4(B)(ii);

"MARGIN" shall have the meaning specified in the Schedule hereto;

"NOMINEE"                   means an agent or a nominee appointed by either
                            Party and approved (if appropriate) as such by the Inland Revenue to accept delivery of, hold or deliver Securities, Equivalent Securities,
                            Collateral and/or Equivalent Collateral on its behalf whose appointment has been notified to the other Party;

"NON-DEFAULTING PARTY"      shall have the meaning given in Clause 12;

"OFFER PRICE"               in relation to Equivalent Securities or Equivalent
                            Collateral means the best available offer price thereof on the most appropriate market in a standard size;

"OFFER VALUE"               Subject to Clause 8(E) means:-

                            (a) in relation to Collateral equivalent to Collateral types B (ix) and C (more specifically referred to in the Schedule hereto) the Value thereof as calculated in accordance with such Schedule; and

                            (b) in relation to Equivalent Securities or Collateral equivalent to all other types of Collateral (more specifically referred to in the Schedule hereto) the amount it would cost to buy such Equivalent Securities or Equivalent Collateral at the Offer Price thereof at such time together with all costs, fees and expenses that would be incurred in connection therewith, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

"PARTIES"                   means the Lender and the Borrower and "Party" shall
                            be construed accordingly;

"PERFORMANCE DATE"          shall have the meaning given in Clause 8;

"PRINCIPAL"                 shall have the meaning given in Clause 14;

"REFERENCE PRICE"           means:

                            (a) in relation to the valuation of Securities, Equivalent Securities, Collateral and/or Collateral equivalent to types B (ii),
                                   (viii), (xi) and (xii) (more specifically referred to in the Schedule hereto) such price as is equal to the mid market quotation of such Securities, Equivalent Securities, Collateral and/or Equivalent Collateral as derived from a reputable pricing information service (such as the services provided by Reuters, Extel Statistical Services and Telerate) reasonably chosen in good faith by the Lender or if unavailable the market value thereof as derived from the prices or rates bid by a reputable dealer for the relevant instrument reasonably chosen in good faith by the Lender, in each case at Close of Business on the previous Business Day;

                            (b) in relation to the valuation of Collateral and/or Collateral equivalent to Collateral types A and B(i) (more specifically referred to in the Schedule hereto), the CGO Reference Price of such Securities, Equivalent Securities, Collateral and/or Equivalent Collateral then current as determined in accordance with the CGO Rules from time to time in force.

                            (c) in relation to the valuation of Collateral and/or Collateral equivalent to Collateral types B(iii), (iv), (v), (vi) (vii) and (ix), (more specifically referred to in the Schedule hereto), the market value thereof as derived from the rates bid by Barclays Bank PLC for such instruments or, in the absence of such a bid, the average of the rates bid by two leading market makers for such instruments at Close of Business on the previous Business Day;

"RELEVANT PAYMENT DATE"     shall have the meaning given in Clause 4(B)(i);

"RULES" means the rules for the time being of the Stock Exchange (where either Party is a member of the Stock Exchange) and/or any other regulatory authority whose rules and regulations shall from time to time affect the activities of the Parties pursuant to this Agreement including but not limited to the stocklending regulations and guidance notes relating to both stocklending and manufactured interest and dividends for the time being in force of the Commissioners of the Inland Revenue and any associated procedures required pursuant thereto (PROVIDED THAT in an Event of Default, where either Party is a member of the Stock Exchange, the Rules and Regulations of the Stock Exchange shall prevail);

"SECURITIES"                means Overseas Securities as defined in the Income
                            Tax (Stock Lending) Regulations 1989 (S.1. 1989 No.
                            1299) (as amended by the Income Tax (Stock Lending)
                            (Amendment) Regulations 1990 (S.I. 1990 No. 2552)and
                            1993 (S.I. 1993 No. 2003)) or any statutory modification or re-enactment thereof for the time being in force which the Borrower is entitled to borrow from the Lender in accordance with the Rules and which are the subject of a loan pursuant to this Agreement and such term shall include the certificates and other documents of title in respect of the foregoing;

"SETTLEMENT BANK"           means a settlement member of the CHAPS and Town
                            Clearing systems who has entered into contractual arrangements with the CGO to provide Assured Payment facilities for members of the CGO;

"SETTLEMENT DATE"           means the date upon which Securities are or are to
                            be transferred to the Borrower in accordance with this Agreement;

"STOCK EXCHANGE"            means the London Stock Exchange Limited;

"VALUE" at any particular time means in respect of Securities and Equivalent Securities, the Reference Price thereof then current and in respect of Collateral and/or Equivalent Collateral such worth as determined in accordance with the Schedule hereto.

(B) All headings appear for convenience only and shall not affect the interpretation hereof.

(C) Notwithstanding the use of expressions such as "borrow", "lend", "Collateral", "Margin", "redeliver" etc. which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to Securities "borrowed" or "lent" and "Collateral" provided in accordance with this Agreement shall pass from one Party to another as provided for in this Agreement, the Party obtaining such title being obliged to redeliver Equivalent Securities or Equivalent Collateral as the case may be.

(D) For the purposes of Clauses 6(H)-6(K) and 8(C)-8(E) of this Agreement or otherwise where a conversion into the Base Currency is required, all prices, sums or values (including any Value, Offer Value and Bid Value) of Securities, Equivalent Securities, Collateral or Equivalent Collateral (including Cash Collateral) stated in currencies other than the Base Currency shall be converted into the Base Currency at the spot rate of exchange at the relevant time in the London interbank market for the purchase of the Base Currency with the currency concerned.

(E) Where at any time there is in existence any other agreement between the Parties the terms of which make provision for the lending of Securities (as defined in this Agreement) as well as other securities the terms of this Agreement shall apply to the lending of such Securities to the exclusion of any other such agreement.

2.      LOANS OF SECURITIES

(A) The Lender will lend Securities to the Borrower, and the Borrower will borrow Securities from the Lender in accordance with the terms and conditions of this Agreement and with the Rules PROVIDED ALWAYS THAT the Lender shall have received from the Borrower and accepted (by whatever means) a Borrowing Request.

(B) The Borrower has the right to reduce the amount of Securities referred to in a Borrowing Request PROVIDED THAT the Borrower has notified the Lender of such reduction no later than midday London time on the day which is two Business Days prior to the Settlement Date unless otherwise agreed between the Parties and the Lender shall have accepted such reduction (by whatever means).

3.      DELIVERY OF SECURITIES

The Lender shall procure the delivery of Securities to the Borrower or deliver such Securities in accordance with the relevant Borrowing Request TOGETHER WITH appropriate instruments of transfer duly stamped where necessary and such other instruments as may be requisite to vest title thereto in the Borrower. Such Securities shall be deemed to have been delivered by the Lender to the Borrower on delivery to the Borrower or as it shall direct of the relevant instruments of transfer, or in the case of Securities held by an agent or a clearing or settlement system on the effective instructions to such agent or the operator of such system to hold the Securities absolutely for the Borrower, or by such other means as may be agreed.

4.      RIGHTS AND TITLE

(A) The Parties shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

        (i)     any Securities borrowed pursuant to Clause 2;

        (ii)    any Equivalent Securities redelivered pursuant to Clause 7;

        (iii)   any Collateral delivered pursuant to Clause 6;

        (iv) any Equivalent Collateral redelivered pursuant to Clauses 6 or 7;

        shall pass from one Party to the other subject to the terms and conditions mentioned herein and in accordance with the Rules, on delivery or redelivery of the same in accordance with this Agreement, free from all liens, charges and encumbrances. In the case of Securities, Collateral, Equivalent Securities or Equivalent Collateral title to which is registered in a computer based system which provides for the recording and transfer of title to the same by way of book entries, delivery and transfer of title shall take place in accordance with the rules and procedures of such system as in force from time to time. The Party acquiring such right, title and interest shall have no obligation to return or redeliver any of the assets so acquired but, in so far as any Securities are borrowed or any Collateral is delivered to such Party, such Party shall be obliged, subject to the terms of this Agreement, to redeliver Equivalent Securities or Equivalent Collateral as appropriate.

(B)     (i)     Where Income is paid in relation to any Securities on or by reference to an Income Payment Date on which such Securities are the subject of a loan hereunder, the Borrower shall, on the date of the payment of such Income, or on such other date as the Parties may from time to time agree, (the "RELEVANT PAYMENT
                DATE") pay and deliver a sum of money or property equivalent to the same (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to the Lender or its Nominee, irrespective of whether the Borrower received the same. The provisions of sub-paragraphs (ii) to (v) below shall apply in relation thereto.

        (ii) Subject to sub-paragraph (iii) below, in the case of any Income comprising a payment, the amount (the "MANUFACTURED DIVIDEND") payable by the Borrower shall be equal to the amount of the relevant Income together with an amount equivalent to any deduction, withholding or payment for or on account of tax made by the relevant issuer (or on its behalf) in respect of such Income together with an amount equal to any other tax credit associated with such Income unless a lesser amount is agreed between the Parties or an Appropriate Tax Voucher (together with any further amount which may be agreed between the Parties to be paid) is provided in lieu of such deduction, withholding tax credit or payment.

        (iii) Where either the Borrower, or any person to whom the Borrower has on-lent the Securities, is unable to make payment of the Manufactured Dividend to the Lender without accounting to the Inland Revenue for any amount of relevant tax (as required by Schedule 23A to the Income and Corporation Taxes Act 1988) the Borrower shall pay to the Lender or its Nominee, in cash, the Manufactured Dividend less amounts equal to such tax. The Borrower shall at the same time if requested supply Appropriate Tax Vouchers to the Lender.

        (iv) If at any time any Manufactured Dividend falls to be paid and neither of the Parties is an Approved UK Intermediary or an Approved UK Collecting Agent, the Borrower shall procure that the payment is paid through an Approved UK Intermediary or an Approved UK Collecting Agent agreed by the Parties for this purpose, unless the rate of relevant withholding tax in respect of any Income that would have been payable to the Lender but for the loan of the Securities would have been zero and no income tax liability under Section 123 of the Income and Corporation Taxes Act 1988 would have arisen in respect thereof.

        (v) In the event of the Borrower failing to remit either directly or by its Nominee any sum payable pursuant to this Clause, the Borrower hereby undertakes to pay a rate to the Lender (upon demand) on the amount due and outstanding at the rate provided for in Clause 13 hereof. Interest on such sum shall accrue daily commencing on and inclusive of the third Business Day after the Relevant Payment Date, unless otherwise agreed between the Parties.

        (vi) Each Party undertakes that where it holds securities of the same description as any securities borrowed by it or transferred to it by way of collateral at a time when a right to vote arises in respect of such securities, it will use its best endeavours to arrange for the voting rights attached to such securities to be exercised in accordance with the instructions of the Lender or Borrower (as the case may be) PROVIDED ALWAYS THAT each Party shall use its best endeavours to notify the other of its instructions in writing no later than seven Business Days prior to the date upon which such votes are exercisable or as otherwise agreed between the Parties and that the Party concerned shall not be obliged so to exercise the votes in respect of a number of Securities greater than the number so lent or transferred to it. For the avoidance of doubt the Parties agree that subject as hereinbefore provided any voting rights attaching to the relevant Securities, Equivalent Securities, Collateral and/or Equivalent Collateral shall be exercisable by the persons in whose name they are registered or in the case of Securities, Equivalent Securities, Collateral and/or Equivalent Collateral in bearer form, the persons by or on behalf of whom they are held, and not necessarily by the Borrower or the Lender (as the case may be).

        (vii) Where, in respect of any borrowed Securities or any Collateral, any rights relating to conversion, sub-division, consolidation, pre-emption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such Securities or Collateral, become exercisable prior to the redelivery of Equivalent Securities or Equivalent Collateral, then the Lender or Borrower, as the case may be, may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the other Party that on redelivery of Equivalent Securities or Equivalent Collateral, as the case may be, it wishes to receive Equivalent Securities or Equivalent Collateral in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised as is specified in such written notice.

        (viii) Any payment to be made by the Borrower under this Clause shall be made in a manner to be agreed between the Parties.

5.      RATES

(A) In respect of each loan of Securities, the Borrower shall pay to the Lender, in the manner prescribed in sub-Clause (C), sums calculated by applying such rate as shall be agreed between the Parties from time to time to the daily Value of the relevant Securities.

(B) Where Cash Collateral is deposited with the Lender in respect of any loan of Securities in circumstances where:

        (i) interest is earned by the Lender in respect of such Cash Collateral and that interest is paid to the Lender without deduction of tax, the Lender shall pay to the Borrower, in the manner prescribed in sub-Clause (C), an amount equal to the gross amount of such interest earned. Any such payment due to the Borrower may be set-off against any payment due to the Lender pursuant to sub-Clause (A) hereof if either the Borrower has warranted to the Lender in this Agreement that it is subject to tax in the United Kingdom under Case I of Schedule D in respect of any income arising pursuant to or in connection with the borrowing of Securities hereunder or the Lender has notified the Borrower of the gross amount of such interest or income; and

        (ii) sub-Clause (B)(i) above does not apply, the Lender shall pay to the Borrower, in the manner presented in sub-Clause (C), sums calculated by applying such rates as shall be agreed between the Parties from time to time to the amount of such Cash Collateral. Any such payment due to the Borrower may be set-off against any payment due to the Lender pursuant to sub-Clause (A) hereof.

(C) In respect of each loan of Securities, the payments referred to in sub-Clauses (A) and (B) of this Clause shall accrue daily in respect of the period commencing on and inclusive of the Settlement Day and terminating on and exclusive of the Business Day upon which Equivalent Securities are redelivered or Cash Collateral is repaid. Unless otherwise agreed, the sums so accruing in respect of each calendar month shall be paid in arrears by the Borrower to the Lender or to the Borrower by the Lender (as the case may be) not later than the Business Day which is one week after the last Business Day of the calendar month to which such payments relate or such other date as the Parties shall from time to time agree. Any payment made pursuant to sub-Clauses (A) and (B) hereof shall be in such currency and shall be paid in such manner and at such place as shall be agreed between the Parties.

6.        COLLATERAL

(A) (i) Subject to sub-Clauses (B), (C) and (E) below the Borrower undertakes to deliver Collateral to the Lender (or in accordance with the Lender's instructions) TOGETHER WITH appropriate instruments of transfer duly stamped where necessary and such other instruments as may be requisite to vest title thereto in the Lender simultaneously with delivery of the borrowed Securities and in any event no later than Close of Business on the Settlement Date. Collateral may be provided in any of the forms specified in the Schedule hereto (as agreed between the Parties);

        (ii) where Collateral is delivered to the Lender's Nominee any obligation under this Agreement to redeliver or otherwise account for Equivalent Collateral shall be an obligation of the Lender notwithstanding that any such redelivery may be effected in any particular case by the Nominee.

(B) Where CGO Collateral is provided to the Lender or its Nominee by member-to-member delivery or delivery-by-value in accordance with the provisions of the CGO Rules from time to time in force, the obligation of the Lender shall be to redeliver Equivalent Collateral through the CGO to the Borrower in accordance with this Agreement. Any references, (howsoever expressed) in this Agreement, the Rules, and/or any other agreement or communication between the Parties to an obligation to redeliver such Equivalent Collateral shall be construed accordingly. If the loan of Securities in respect of which such Collateral was provided has not been discharged when the Collateral is redelivered, the Assured Payment obligation generated on such redelivery shall be deemed to constitute a payment of money which shall be treated as Cash Collateral until the loan is discharged, or further Equivalent Collateral is provided later during that Business Day. This procedure shall continue daily where CGO Collateral is delivered-by-value for as long as the relevant loan remains outstanding.

(C) Where CGO Collateral or other collateral is provided by delivery-by-value to a Lender or its Nominee the Borrower may consolidate such Collateral with other Collateral provided by the same delivery to a third party for whom the Lender or its Nominee is acting.

(D) Where Collateral is provided by delivery-by-value through an alternative book entry transfer system, not being the CGO, the obligation of the Lender shall be to redeliver Equivalent Collateral through such book entry transfer system in accordance with this Agreement. If the loan of Securities in respect of which such Collateral was provided has not been discharged when the Collateral is redelivered, any payment obligation generated within the book entry transfer system on such redelivery shall be deemed to constitute a payment of money which shall be treated as Cash Collateral until the loan is discharged, or further Equivalent Collateral is provided later during that Business Day. This procedure shall continue when Collateral is delivered-by-value for as long as the relevant loan remains outstanding;

(E) Where Cash Collateral is provided the sum of money so deposited may be adjusted in accordance with Clause 6(H). Subject to Clause 6(H)(ii), the Cash Collateral shall be repaid at the same time as Equivalent Securities in respect of the Securities borrowed are redelivered, and the Borrower shall not assign, charge, dispose of or otherwise deal with its rights in respect of the Cash Collateral. If the Borrower fails to comply with its obligations for such redelivery of Equivalent Securities the Lender shall have the right to apply the Cash Collateral by way of set-off in accordance with Clause 8.

(F) The Borrower may from time to time call for the repayment of Cash Collateral or the redelivery of Collateral equivalent to any Collateral delivered to the Lender prior to the date on which the same would otherwise have been repayable or redeliverable PROVIDED THAT at the time of such repayment or redelivery the Borrower shall have delivered or delivers Alternative Collateral acceptable to the Lender.

(G)     (i)     Where Collateral (other than Cash Collateral) is delivered in respect of which any Income may become payable, the Borrower shall call for the redelivery of Collateral equivalent to such Collateral in good time to ensure that such Equivalent
                Collateral may be delivered prior to any such Income becoming payable to the Lender, unless in relation to such Collateral the Parties are satisfied before the relevant Collateral is transferred that no tax will be payable to the UK Inland Revenue under Schedule 23A of the Income and Corporation Taxes Act 1988.
                At the time of such redelivery the Borrower shall deliver
                Alternative Collateral acceptable to the Lender.

        (ii) Where the Lender receives any Income in circumstances where the Parties are satisfied as set out in Clause 6(G)(i) above, then the Lender shall on the date on which the Lender receives such Income or on such date as the Parties may from time to time agree, pay and deliver a sum of money or property equivalent to such Income (with any such endorsements or assignments as shall be customary and

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

                appropriate to effect the delivery) to the Borrower and shall supply Appropriate Tax Vouchers (if any) to the Borrower.

(H) Unless the Schedule to this Agreement indicates that Clause 6(I) shall apply in lieu of this Clause 6(H), or unless otherwise agreed between the Parties, the Value of the Collateral delivered to or deposited with the Lender or its nominated bank or depositary (excluding any Collateral repaid or redelivered under sub-Clauses (H)(ii) or (I)(ii) below (as the case may be) ("POSTED COLLATERAL")) in respect of any loan of Securities shall bear from day to day and at any time the same proportion to the Value of the Securities borrowed under such loan as the Posted Collateral bore at the commencement of such loan. Accordingly:

        (i) the Value of the Posted Collateral to be delivered or deposited while the loan of Securities continues shall be equal to the Value of the borrowed Securities and the Margin applicable thereto (the "REQUIRED COLLATERAL VALUE");

        (ii) if on any Business Day the Value of the Posted Collateral in respect of any loan of Securities exceeds the Required Collateral Value in respect of such loan, the Lender shall (on demand) repay such Cash Collateral and/or redeliver to the Borrower such Equivalent Collateral as will eliminate the excess; and

        (iii) if on any Business Day the Value of the Posted Collateral falls below the Required Collateral Value, the Borrower shall (on demand) provide such further Collateral to the Lender as will eliminate the deficiency.

(I) Subject to Clause 6(J), unless the Schedule to this Agreement indicates that Clause 6(H) shall apply in lieu of this Clause 6(I), or unless otherwise agreed between the Parties:-

        (i) the aggregate Value of the Posted Collateral in respect of all loans of Securities outstanding under this Agreement shall equal the aggregate of the Required Collateral Values in respect of such loans;

        (ii) if at any time the aggregate Value of the Posted Collateral in respect of all loans of Securities outstanding under this Agreement exceeds the aggregate of the Required Collateral Values in respect of such loans, the Lender shall (on demand) repay such Cash Collateral and/or redeliver to the Borrower such Equivalent Collateral as will eliminate the excess;

        (iii) if at any time the aggregate Value of the Posted Collateral in respect of all loans of Securities outstanding under this Agreement falls below the aggregate of Required Collateral Values in respect of all such loans, the Borrower shall (on demand) provide such further Collateral to the Lender as will eliminate the deficiency.

(J) Where Clause 6(I) applies, unless the Schedule to this Agreement indicates that this Clause 6(J) does not apply, if a Party (the "FIRST PARTY") would, but for this Clause 6(J), be required under Clause 6(I) to repay Cash Collateral, redeliver Equivalent Securities or provide further Collateral in circumstances where the other Party (the "SECOND PARTY") would, but for this Clause 6(J), also be required to repay Cash Collateral or provide or redeliver Equivalent Collateral under Clause 6(I), then the Value of the Cash Collateral or Equivalent Collateral deliverable by the first Party ("X") shall be set-off against the Value of the Cash Collateral, or Equivalent Collateral or further Collateral deliverable by the second Party ("Y") and the only obligation of the Parties under Clause 6(I) shall be, where X exceeds Y, an obligation of the first Party, or where Y exceeds X, an obligation of the second Party, to repay Cash Collateral, redeliver Equivalent Collateral or to deliver further Collateral having a Value equal to the difference between X and Y.

(K) Where Cash Collateral is repaid, Equivalent Collateral is redelivered or further Collateral is provided by a Party under Clause 6(I), the Parties shall agree to which loan or loans of Securities such repayment, redelivery or further provision is to be attributed and failing agreement it shall be attributed, as determined by the Party making such repayment, redelivery or further provision to the earliest outstanding loan and, in the case of a repayment or redelivery up to the point at which the Value of Collateral in respect of such loan is reduced to zero and, in the case of a further provision up to the point at which the Value of the Collateral in respect of such loan equals the Required Collateral Value in respect of such loan, and then to the next earliest outstanding loan up to the similar point and so on.

(L) Where any Cash Collateral falls to be repaid or Equivalent Collateral to be redelivered or further Collateral to be provided under this Clause 6, it shall be delivered within the minimum period after demand specified in the Schedule or if no appropriate period is there specified within the standard settlement time for delivery of the relevant type of Cash Collateral, Equivalent Collateral or Collateral, as the case may be.

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

7.      REDELIVERY OF EQUIVALENT SECURITIES

(A) The Borrower undertakes to redeliver Equivalent Securities in accordance with this Agreement and the terms of the relevant Borrowing Request. For the avoidance of doubt any reference herein or in any other agreement or communication between the Parties (howsoever expressed) to an obligation to redeliver or account for or act in relation to borrowed Securities shall accordingly be construed as a reference to an obligation to redeliver or account for or act in relation to Equivalent Securities.

(B) Subject to Clause 8 hereof and the terms of the relevant Borrowing Request the Lender may call for the redelivery of all or any Equivalent Securities at any time by giving notice on any Business Day of not less than the standard settlement time for such Equivalent Securities on the exchange or in the clearing organisation through which the relevant borrowed Securities were originally delivered. The Borrower shall as hereinafter provided redeliver such Equivalent Securities not later than the expiry of such notice in accordance with the Lender's instructions. Simultaneously with the redelivery of the Equivalent Securities in accordance with such call, the Lender shall (subject to Clause 6(I), if applicable) repay any Cash Collateral and redeliver to the Borrower Collateral equivalent to the Collateral delivered pursuant to Clause 6 in respect of the borrowed Securities. For the avoidance of doubt any reference herein or in any other agreement or communication between the Parties (however expressed) to an obligation to redeliver or account for or act in relation to Collateral shall accordingly be construed as a reference to an obligation to redeliver or account for or act in relation to Equivalent Collateral.

(C) If the Borrower does not redeliver Equivalent Securities in accordance with such call, the Lender may elect to continue the loan of Securities PROVIDED THAT if the Lender does not elect to continue the loan the Lender may by written notice to the Borrower elect to terminate the relevant loan. Upon the expiry of such notice the provisions of Clauses
        (8) (B) to (F) shall apply as if upon the expiry of such notice an Event of Default had occurred in relation to the Borrower (who shall thus be the Defaulting Party for the purposes of this Agreement) and as if the relevant loan were the only loan outstanding.

(D) In the event that as a result of the failure of the Borrower to redeliver Equivalent Securities to the Lender in accordance with this Agreement a "buy-in" is exercised against the Lender then provided that reasonable notice has been given to the Borrower of the likelihood of such a "buy-in", the Borrower shall account to the Lender for the total costs and expenses reasonably incurred by the Lender as a result of such "buy-in".

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

(E) Subject to the terms of the relevant Borrowing Request, the Borrower shall be entitled at any time to terminate a particular loan of Securities and to redeliver all and any Equivalent Securities due and outstanding to the Lender in accordance with the Lender's instructions. The Lender shall accept such redelivery and simultaneously therewith (subject to Clause 6(I) if applicable) shall repay to the Borrower any Cash Collateral or, as the case may be, redeliver Collateral equivalent to the Collateral provided by the Borrower pursuant to Clause 6 in respect thereof.

(F) Where a TALISMAN short term certificate (as described in paragraph C of the Schedule) is provided by way of Collateral, the obligation to redeliver Equivalent Collateral is satisfied by the redelivery of the certificate to the Borrower or its expiry as provided for in the Rules applying to such certificate.

(G) Where a Letter of Credit is provided by way of Collateral, the obligation to redeliver Equivalent Collateral is satisfied by the Lender redelivering for cancellation the Letter of Credit so provided, or where the Letter of Credit is provided in respect of more than one loan, by the Lender consenting to a reduction in the value of the Letter of Credit.

8.      SET-OFF ETC.

(A) On the date and time (the "PERFORMANCE DATE") that Equivalent Securities are required to be redelivered by the Borrower in accordance with the provisions of this Agreement the Lender shall simultaneously redeliver the Equivalent Collateral and repay any Cash Collateral held (in respect of the Equivalent Securities to be redelivered) to the Borrower. Neither Party shall be obliged to make delivery (or make a payment as the case may be) to the other unless it is satisfied that the other Party will make such delivery (or make an appropriate payment as the case may be) to it simultaneously. If it is not so satisfied (whether because an Event of Default has occurred in respect of the other Party or otherwise) it shall notify the other party and unless that other Party has made arrangements which are sufficient to assure full delivery (or the appropriate payment as the case may be) to the notifying Party, the notifying Party shall (provided it is itself in a position, and willing, to perform its own obligations) be entitled to withhold delivery (or payment, as the case may be) to the other Party.

(B) If an Event of Default occurs in relation to either Party, the Parties' delivery and payment obligations (and any other obligations they have under this Agreement) shall be accelerated so as to require performance thereof at the time such Event of Default occurs (the date of which shall be the "PERFORMANCE DATE" for the purposes of this clause) and in such event:

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

        (i) the Relevant Value of the Securities to be delivered (or payment to be made, as the case may be) by each Party shall be established in accordance with Clause 8(C); and

        (ii) on the basis of the Relevant Values so established, an account shall be taken (as at the Performance Date) of what is due from each Party to the other and (on the basis that each Party's claim against the other in respect of delivery of Equivalent Securities or Equivalent Collateral or any cash payment equals the Relevant Value thereof) the sums due from one Party shall be set-off against the sums due from the other and only the balance of the account shall be payable (by the Party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be payable on the Performance Date.

(C)     For the purposes of Clause 8(B) the Relevant Value:-

        (i) of any cash payment obligation shall equal its par value (disregarding any amount taken into account under (ii) or (iii) below);

        (ii) of any securities to be delivered by the Defaulting Party shall, subject to Clause 8(E) below, equal the Offer Value thereof; and

        (iii) of any securities to be delivered to the Defaulting Party shall, subject to Clause 8(E) below, equal the Bid Value thereof.

(D) For the purposes of Clause 8(C), but subject to Clause 8(E) below, the Bid Value and Offer Value of any securities shall be calculated as at the Close of Business in the most appropriate market for securities of the relevant description (as determined by the Non-Defaulting Party) on the first Business Day following the Performance Date, or if the relevant Event of Default occurs outside the normal business hours of such market, on the second Business Day following the Performance Date (the "DEFAULT VALUATION TIME");

(E)     (i)     Where the Non-Defaulting Party has following the occurrence of an Event of Default but prior to the Default Valuation Time purchased securities forming part of the same issue and being of an identical type and description to those to be delivered by the Defaulting Party and in substantially the same amount as those securities or sold securities forming part of the same issue and being of an identical type and description to those to be delivered by him to the Defaulting Party and in substantially the same amount as those securities, the cost of such purchase or the proceeds of such sale, as the case may be, (taking into account all reasonable costs, fees and expenses that would be incurred in connection therewith) shall be treated as the Offer Value or Bid Value, as the case may be, of the relevant securities for the purposes of this Clause 8.

        (ii) Where the amount of any securities sold or purchased as mentioned in (E)(i) above is not in substantially the same amount as those securities to be valued for the purposes Clause 8(C) the Offer Value or the Bid Value (as the case may be) of those securities shall be ascertained by dividing the net proceeds of sale or cost of purchase by the amount of the securities sold or purchased so as to obtain a net unit price and multiplying that net unit price by the amount of the securities to be valued.

(F) Any reference in this Clause 8 to securities shall include any asset other than cash provided by way of Collateral.

(G) If the Borrower or the Lender for any reason fail to comply with their respective obligations under Clauses 6(F) or 6(G) in respect of redelivery of Equivalent Collateral or repayment of Cash Collateral such failure shall be an Event of Default for the purposes of this Clause 8, and the person failing to comply shall thus be the Defaulting Party.

(H) Subject to and without prejudice to its rights under Clause 8(A) either Party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities, Collateral and cash transfers waive its right under this Agreement in respect of simultaneous delivery and/or payment PROVIDED THAT no such waiver in respect of one transaction shall bind it in respect of any other transaction.

9.      TAXATION

(A) The Borrower hereby undertakes promptly to pay and account for any transfer or similar duties or taxes chargeable in connection with any transaction effected pursuant to or contemplated by this Agreement, and shall indemnify and keep indemnified the Lender against any liability arising in respect thereof as a result of the Borrower's failure to do so.

(B) The Borrower shall only make a Borrowing Request where the purpose of the loan meets the requirements of the Rules regarding the conditions that must be fulfilled for Section 129 of the Income and Corporation Taxes Act 1988 (or any statutory modification or re-enactment thereof for the time being in force) to apply to the arrangement concerning the loan, unless the Lender is aware that the transaction is unapproved for the purposes of the Rules of the UK Inland Revenue or such purpose is not met.

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

(C) A Party undertakes to notify the other Party if it becomes or ceases to be an Approved UK Intermediary or an Approved UK Collecting Agent.

10.     LENDER'S WARRANTIES

Each Party hereby warrants and undertakes to the other on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that, where acting as a Lender:

(A) it is duly authorised and empowered to perform its duties and obligations under this Agreement;

(B) it is not restricted under the terms of its constitution or in any other manner from lending Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

(C) it is absolutely entitled to pass full legal and beneficial ownership of all Securities provided by it hereunder to the Borrower free from all liens, charges and encumbrances;

(D) where the Schedule to this Agreement specifies that this Clause 10(D) applies, it is not resident in the United Kingdom for tax purposes and either is not carrying on a trade in the United Kingdom through a branch or agency or if it is carrying on such a trade the loan is not entered into in the course of the business of such branch or agency, and it has
        (i) delivered or caused to be delivered to the Borrower a duly completed and certified Certificate (MOD2) or a photocopy thereof bearing an Inland Revenue acknowledgement and unique number and such Certificate or photocopy remains valid or (ii) has taken all necessary steps to enable a specific authorisation to make gross payment of the Manufactured Dividend to be issued by the Inland Revenue;

11.     BORROWER'S WARRANTIES

Each Party hereby warrants and undertakes to the other on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that, where acting as a Borrower:

(A) it has all necessary licenses and approvals, and is duly authorised and empowered, to perform its duties and obligations under this Agreement and will do nothing prejudicial to the continuation of such authorisation, licences or approvals;

(B) it is not restricted under the terms of its constitution or in any other manner from borrowing Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

(C) it is absolutely entitled to pass full legal and beneficial ownership of all Collateral provided by it hereunder to the Lender free from all liens, charges and encumbrances;

(D)     it is acting as principal in respect of this Agreement;

(E) where the Schedule to this Agreement specifies this Clause 11(E) applies, it is subject to tax in the United Kingdom under Case I of Schedule D in respect of any income arising pursuant to or in connection with the borrowing of Securities hereunder.

12.     EVENTS OF DEFAULT

Each of the following events occurring in relation to either Party (the "DEFAULTING PARTY", the other Party being the "NON-DEFAULTING PARTY") shall be an Event of Default for the purpose of Clause 8:-

(A) the Borrower or Lender failing to pay or repay Cash Collateral or deliver or redeliver Collateral or Equivalent Collateral upon the due date, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(B) the Lender or Borrower failing to comply with its obligations under Clause 6, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(C) the Borrower failing to comply with Clause 4(B)(i), (ii) or (iii) hereof, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(D) an Act of Insolvency occurring with respect to the Lender or the Borrower and (except in the case of an Act of Insolvency which is the presentation of a petition for winding up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the Non-Defaulting Party serves written notice on the Defaulting Party;

(E) any representations or warranties made by the Lender or the Borrower being incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(F) the Lender or the Borrower admitting to the other that it is unable to, or it intends not to, perform any of its obligations hereunder and/or in respect of any loan hereunder, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(G) the Lender (if appropriate) or the Borrower being declared in default by the appropriate authority under the Rules or being suspended or expelled from membership of or participation in any securities exchange or association or other self-regulatory organisation, or suspended from dealing in securities by any government agency, and the Non-Defaulting Party serves written notice on the Defaulting Party;

(H) any of the assets of the Lender or the Borrower or the assets of investors held by or to the order of the Lender or the Borrower being transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the Non-Defaulting Party serves written notice on the Defaulting Party, or

(I) the Lender or the Borrower failing to perform any other of its obligations hereunder and not remedying such failure within 30 days after the Non-Defaulting Party serves written notice requiring it to remedy such failure, and the Non-Defaulting Party serves a further written notice on the Defaulting Party.

Each Party shall notify the other if an Event of Default occurs in relation to it.

13.     OUTSTANDING PAYMENTS

In the event of either Party failing to remit either directly or by its Nominee sums in accordance with this Agreement such Party hereby undertakes to pay a rate to the other Party upon demand on the net balance due and outstanding of 1% above the Barclays Bank PLC base rate from time to time in force.

14.     TRANSACTIONS ENTERED INTO AS AGENT

(A) Subject to the following provisions of this Clause, the Lender may enter into loans as agent (in such capacity, the "AGENT") for a third person (a "PRINCIPAL"), whether as custodian or investment manager or otherwise (a loan so entered into being referred to in this clause as an "Agency Transaction").

(B)     A Lender may enter into an Agency Transaction if, but only if:-

        (i) if specifies that loan as an Agency Transaction at the time when it enters into it;

        (ii) it enters into that loan on behalf of a single Principal whose identity is disclosed to the Borrower (whether by name or by reference to a code or identifier which the Parties have agreed will be used to refer to a specified Principal) at the time when it enters into the loan; and

        (iii) it has at the time when the loan is entered into actual authority to enter into the loan and to perform on behalf of that Principal all of that Principal's obligations under the agreement referred to in (D)(ii) below.

(C) The Lender undertakes that, if it enters as agent into an Agency Transaction, forthwith upon becoming aware:-

        (i) of any event which constitutes an Act of Insolvency with respect to the relevant Principal; or

        (ii) of any breach of any of the warranties given in Clause 14(E) below or of any event or circumstance which has the result that any such warranty would be untrue if repeated by reference to the current facts;

        it will inform the Borrower of that fact and will, if so required by the Borrower, furnish it with such additional information as it may reasonably request.

(D)     (i)     Each Agency Transaction shall be a transaction between the relevant Principal and the Borrower and no person other than the relevant Principal and the Borrower shall be a party to or have any rights or obligations under an Agency Transaction. Without limiting the foregoing, the Lender shall not be liable as principal for the performance of an Agency Transaction or for breach of any warranty contained in Clause 10(D) or 11(E) of this Agreement, but this is without prejudice to any liability of the Lender under any other provision of this Clause.

        (ii) All the provisions of the Agreement shall apply separately as between the Borrower and each Principal for whom the Agent has entered into an Agency transaction or Agency Transactions as if each such Principal were a party to a separate agreement with the Borrower in all respects identical with this Agreement other than this paragraph and as if the Principal were Lender in respect of that agreement.

                PROVIDED THAT

                if there occurs in relation to the Agent an Event of Default or an event which would constitute an Event of Default if the Borrower served written notice under any sub-Clause of Clause 12, the Borrower shall be entitled by giving written notice to the Principal (which notice shall be validly given if given to the Lender in accordance with Clause 20) to declare that by reason of that event an Event of Default is to be treated as occurring in relation to the Principal. If the Borrower gives such a notice then an Event of Default shall be treated as occurring in relation to the Principal at the time when the notice is deemed to be given; and

                if the Principal is neither incorporated nor has established a place of business in Great Britain, the Principal shall for the purposes of the agreement referred to in (D)(ii) be deemed to have appointed as its agent to receive on its behalf service of process in the courts of England the Agent, or if the Agent is neither incorporated nor has established a place of business in the United Kingdom, the person appointed by the Agent for the purposes of this Agreement, or such other person as the Principal may from time to time specify in a written notice given to the other party.

        (iii) The foregoing provisions of this Clause do not affect the operation of the Agreement as between the Borrower and the Lender in respect of any transactions into which the Lender may enter on its own account as principal.

(E) The Lender warrants to the Borrower that it will, on every occasion on which it enters or purports to enter into a transaction as an Agency Transaction, have been duly authorised to enter into that loan and perform the obligations arising thereunder on behalf of the person whom it specifies as the principal in respect of that transaction and to perform on behalf of that person all the obligations of that person under the agreement referred to in (D)(ii).

15.     TERMINATION OF COURSE OF DEALINGS BY NOTICE

Each Party shall have the right to bring the course of dealing contemplated under this Agreement to an end by giving not less than 15 Business Days' notice in writing to the other Party (which notice shall specify the date of termination) subject to an obligation to ensure that all loans and which have been entered into but not discharged at the time such notice is given are duly discharged in accordance with this Agreement and with the Rules.

16.     GOVERNING PRACTICES

The Borrower shall use its best endeavours to notify the Lender (in writing) of any changes in legislation or practices governing or affecting the Lender's rights or obligations under this Agreement or the treatment of transactions effected pursuant to or contemplated by this Agreement.

17.     OBSERVANCE OF PROCEDURES

Each of the Parties hereto agrees that in taking any action that may be required in accordance with this Agreement it shall observe strictly the procedures and timetable applied by the Rules and, further, shall observe strictly any agreement (oral or otherwise) as to the time for delivery or redelivery of any money, Securities, Equivalent Securities, Collateral or Equivalent Collateral entered into pursuant to this Agreement.

18.     SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the Parties in such reasonable manner so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.

19.     SPECIFIC PERFORMANCE

Each Party agrees that in relation to legal proceedings it will not seek specific performance of the other Party's obligation to deliver or redeliver Securities, Equivalent Securities, Collateral or Equivalent Collateral but without prejudice to any other rights it may have.

20.     NOTICES

All notices issued under this Agreement shall be in writing (which shall include telex or facsimile messages) and shall be deemed validly delivered if sent by prepaid first class post to or left at the addresses or sent to the telex or facsimile number of the Parties respectively or such other addresses or telex or facsimile numbers as each Party may notify in writing to the other.

21.     ASSIGNMENT

Neither Party may charge assign or transfer all or any of its rights or obligations hereunder without the prior consent of the other Party.

22.     NON-WAIVER

No failure or delay by either Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided.

23.     ARBITRATION AND JURISDICTION

(A) All claims, disputes and matters of conflict between the Parties arising hereunder shall be referred to or submitted for arbitration in London in accordance with English Law before a sole arbitrator to be agreed between the Parties or in default of agreement by an arbitrator to be nominated by the Chairman of The Stock Exchange on the application of either Party, and this Agreement shall be deemed for this purpose to be a submission to arbitration within the Arbitration Acts 1950 and 1979, or any statutory modification or re-enactment thereof for the time being in force.

(B) This Clause shall take effect notwithstanding the frustration or other termination of this Agreement.

(C) No action shall be brought upon any issue between the Parties under or in connection with this Agreement until the same has been submitted to arbitration pursuant hereto and an award made.

24.     TIME

Time shall be of the essence of the Agreement.

25.     RECORDING

The Parties agree that each may electronically record all telephonic conversations between them.

26.     GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, English Law.

IN WITNESS WHEREOF this Agreement has been executed on behalf of the Parties hereto the day and year first before written.


SIGNED BY                       )
                                )
                                )
ON BEHALF OF                    )
JPMORGAN CHASE BANK             )
(LONDON BRANCH) )
IN THE PRESENCE OF:             )


SIGNED BY                       )
                                )
                                )
ON BEHALF OF                    )
[INSERT NAME OF BORROWER]
IN THE PRESENCE OF:             )

                                    SCHEDULE

COLLATERAL

TYPES

Collateral acceptable under this Agreement may include the following or otherwise, as agreed between the Parties from time to time whether transferable by hand or within a depositary:-

A. British Government Stock and other stock registered at the Bank of England which is transferable through the CGO to the Lender or its Nominee against an Assured Payment, hereinbefore referred to as CGO Collateral.

B.      (i)    British Government Stock and Sterling Issues by foreign
               governments (transferable through the CGO), in the form of an enfaced transfer deed or a long term collateral certificate or overnight collateral chit issued by the CGO accompanied (in each case) by an executed unenfaced transfer deed;

        (ii) Corporation and Commonwealth Stock in the form of registered stock or allotment letters duly renounced;

        (iii)  UK Government Treasury Bills;

        (iv)   U.S. Government Treasury Bills;

        (v)    Bankers' Acceptances;

        (vi)   Sterling Certificates of Deposit;

        (vii)  Foreign Currency Certificates of Deposit;

        (viii) Local Authority Bonds;

        (ix)   Local Authority Bills;

        (x)    Letters of Credit;

        (xi) Bonds or Equities in registrable form or allotment letters duly renounced;

        (xii)  Bonds or Equities in bearer form.

C.      Unexpired TALISMAN short-term certificates issued by The Stock Exchange;
        and

D.      Cash Collateral.

VALUATION OF COLLATERAL

Collateral provided in accordance with this Agreement shall be evaluated by reference to the following, or by such means as the Parties may from time to time agree:-

(A) in respect of Collateral types A(i) and B(i), the current CGO value calculated by reference to the middle market price of each stock as determined daily by the Bank of England, adjusted to include the accumulated interest thereon (the CGO Reference Price);

(B) in respect of Collateral types B(ii) to (ix), (xi) and (xii) the Reference Price thereof;

(C)     in respect of Collateral types B(x) and C the value specified therein.

MARGIN

The Value of the Collateral delivered pursuant to Clause 6 by the Borrower to the Lender under the terms and conditions of this Agreement shall on each Business Day represent not less than the Value of the borrowed Securities TOGETHER WITH the following additional percentages hereinbefore referred to as ("the Margin") unless otherwise agreed between the Parties:-

        (i) in the case of Collateral types B(i) to (x) and D: %, (for Certificates of Deposit the Margin shall be the accumulated interest thereon); or

        (ii)   in the case of Collateral types B(xi), (xii) and C: %

If the Value of the borrowed Securities includes any margin over the mid market price of the borrowed Securities this shall be taken into account in determining the Margin applicable.

BASIS OF MARGIN MAINTENANCE

Clause 6(H) (transaction by transaction margining)*/Clause 6 (I)(global margining)* shall apply.

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Clause 6(J) (netting of margin where one party both a Borrower and Lender)
shall/shall not* apply,

Minimum period after demand for transferring Cash Collateral or Equivalent
Collateral:

BASE CURRENCY

The Base Currency applicable to this Agreement is

LENDER'S WARRANTIES

Clause 10(D) shall/shall not* apply.

BORROWER'S WARRANTIES

Clause 11/(E) shall/shall not* apply.


[NB*  Delete as appropriate.]

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                 JPMORGAN OVERSEAS SECURITIES LENDER'S AGREEMENT

                                    APPENDIX

The terms of this Appendix amend various of the provisions of the Overseas Securities Lender's Agreement entered into between the Parties (the "Agreement").

This Appendix supplements and forms part of the Agreement and accordingly the Appendix and Agreement shall be treated as one single agreement between the Parties.

Capitalised words in this Appendix bear the same meaning (save as otherwise amended herein) as in the Agreement.

1.      Recital 1 on page 1 shall be replaced with the following:-

          "FROM TIME TO TIME THE PARTIES HERETO MAY ENTER INTO TRANSACTIONS IN
               WHICH ONE PARTY (THE "LENDER") AGREES TO LEND TO THE OTHER (THE "BORROWER" ) FROM TIME TO TIME SECURITIES (AS HEREINAFTER DEFINED), SUBJECT TO ANY INLAND REVENUE PROVISIONS THEN IN FORCE."

2.      The following shall be inserted as Recital 3:-

          "THE LENDER SHALL ENTER INTO LOANS OF SECURITIES AS AGENT ON BEHALF OF
               THIRD PARTY BENEFICIAL OWNERS AND CLAUSE 14 SHALL TAKE EFFECT IN ACCORDANCE THEREWITH.

3. In the definitions of "Approved UK Collecting Agent" and "Approved UK Intermediary", the words "interest and" shall be deleted, and the word "overseas" substituted.

4.      The definition of "COLLATERAL" shall be replaced with the following:-

        " "COLLATERAL" SHALL MEAN, COLLECTIVELY, ALL CASH, APPROVED SECURITIES AND LETTERS OF CREDIT FROM TIME TO TIME PAID OR DELIVERED BY THE BORROWER TO THE LENDER PURSUANT TO CLAUSE 6 AND SHALL INCLUDE THE CERTIFICATES AND OTHER DOCUMENTS OF OR EVIDENCING TITLE AND TRANSFER WITH RESPECT TO THE FOREGOING (AS APPROPRIATE) AND SHALL INCLUDE ALTERNATIVE COLLATERAL. FOR THE PURPOSES OF THIS DEFINITION A LETTER OF CREDIT SHALL MEAN AN IRREVOCABLE LETTER OF CREDIT ISSUED BY A BANK ACCEPTABLE TO THE LENDER FOR THE ACCOUNT OF THE BORROWER OR ANY OTHER PERSON ACCEPTABLE TO THE LENDER AND WHICH CONTAINS SUCH TERMS AND PROVISIONS AS ARE REQUIRED BY OR ACCEPTABLE TO THE LENDER IN ITS DISCRETION. APPROVED SECURITIES SHALL MEAN SECURITIES OF SUCH CLASS OR CLASSES FALLING WITHIN SECTION (i) OF THE LIST OF TYPES OF COLLATERAL IN THE SCHEDULE HERETO BUT ONLY IN SO FAR AS ANY SUCH CLASS HAS BEEN DESIGNATED BY NOTICE IN WRITING GIVEN BY THE LENDER TO THE BORROWER FROM TIME TO TIME HEREAFTER AS CAPABLE OF BEING APPROVED SECURITIES FOR THE PURPOSES OF THIS AGREEMENT AND WHICH ARE ACCEPTABLE TO THE LENDER FOR THE PURPOSES HEREOF IN ITS SOLE DISCRETION AND SUCH TERM SHALL INCLUDE THE CERTIFICATES AND OTHER DOCUMENTS OF OR EVIDENCING TITLE AND TRANSFER WITH RESPECT TO SUCH SECURITIES."

5. In the definitions of "Equivalent Collateral" and "Equivalent Securities", the references to Clause 4(B)(vi) shall be replaced with references to Clause 4(B)(vii).

6.      The definition of "SECURITIES" shall be replaced with the following:-

        " "SECURITIES" MEANS OVERSEAS SECURITIES AS DEFINED IN PARAGRAPH 1(1) OF SCHEDULE 23A TO THE INCOME AND CORPORATION TAXES ACT 1988 WHICH THE BORROWER IS ENTITLED TO BORROW FROM THE LENDER IN ACCORDANCE WITH THE RULES AND WHICH ARE THE SUBJECT OF A LOAN PURSUANT TO THIS AGREEMENT AND SUCH TERM SHALL INCLUDE THE CERTIFICATES AND OTHER DOCUMENTS OF TITLE IN RESPECT OF THE FOREGOING."

7.      The following definitions shall be added to Clause 1 of the Agreement:-

               "RELEVANT BANK" SHALL MEAN, WITH RESPECT TO ANY LOAN, A BANK WHICH HAS ISSUED A LETTER OF CREDIT WHICH, OR A PORTION OF WHICH, IS FOR THE TIME BEING ALLOCATED AS COLLATERAL FOR SUCH LOAN;

               "RELEVANT ORGANISATION" SHALL MEAN ANY GOVERNMENTAL AGENCY, BUREAU, COMMISSION OR DEPARTMENT AND ANY SELF-REGULATORY OR OTHER ORGANISATION CONCERNED WITH DEALINGS, AND ANY ASSOCIATION OF DEALERS, IN SECURITIES OF ANY DESCRIPTION;

8.      A new Clause 1(F) shall be added as follows:

               "(F) ANY REFERENCE IN THIS AGREEMENT TO AN ACT, REGULATION OR OTHER LEGISLATION HEREUNDER SHALL INCLUDE A REFERENCE TO ANY STATUTORY MODIFICATION OR RE-ENACTMENT THEREOF FOR THE TIME BEING IN FORCE."

9. The existing wording of Clause 4(B)(iv) shall be deleted and the following substituted:

               "(iv) UNLESS OTHERWISE AGREED BETWEEN THE PARTIES AS INDICATED IN THE SCHEDULE TO THIS AGREEMENT, IF ANY TIME ANY MANUFACTURED DIVIDEND FALLS TO BE PAID AND NEITHER OF THE PARTIES IS AN APPROVED UK INTERMEDIARY OR AN APPROVED UK COLLECTING AGENT, THE BORROWER SHALL PROCURE THAT THE PAYMENT IS PAID THROUGH AN APPROVED UK INTERMEDIARY OR AN APPROVED UK COLLECTING AGENT AGREED BY THE PARTIES FOR THIS PURPOSE, UNLESS THE RATE OF RELEVANT WITHHOLDING TAX IN RESPECT OF ANY INCOME THAT WOULD HAVE BEEN PAYABLE TO THE LENDER BUT FOR THE LOAN OF THE SECURITIES WOULD HAVE BEEN ZERO AND NO INCOME TAX LIABILITY UNDER CHAPTER VIIA OF PART IV OF THE INCOME AND CORPORATION TAXES ACT 1988 WOULD HAVE ARISEN IN RESPECT THEREOF."

10. Clause 4(B)(viii) shall be replaced by the following provisions (which shall take effect as sub-clauses (viii), (ix) and (x) respectively) and existing sub-clause (viii) of the Agreement shall be renumbered as sub-clause (xi):-

                      "(viii) ANY DISTRIBUTION OF SECURITIES MADE IN EXCHANGE FOR LOANED SECURITIES SHALL BE CONSIDERED AS SUBSTITUTED FOR SUCH LOANED SECURITIES AND NEED NOT BE DELIVERED TO THE LENDER UNTIL THE RELEVANT LOAN OF SECURITIES IS TERMINATED HEREUNDER;

                      (ix) ANY DISTRIBUTION SOLELY IN THE FORM OF SECURITIES WITH RESPECT TO ANY LOANED SECURITIES SHALL BE ADDED TO SUCH LOANED SECURITIES (AND SHALL CONSTITUTE LOANED SECURITIES, AND BE PART OF THE RELEVANT LOAN OF SECURITIES, FOR ALL PURPOSES HEREOF) AND NEED NOT BE DELIVERED TO THE LENDER UNTIL THE RELEVANT LOAN OF SECURITIES IS TERMINATED HEREUNDER, IF AT OR BEFORE THE MAKING OF SUCH DISTRIBUTION THE BORROWER SHALL HAVE DELIVERED SUCH ADDITIONAL COLLATERAL FOR THE RELEVANT LOAN TO THE LENDER FOR THE ACCOUNT OF THE RELEVANT PRINCIPAL AS SHALL BE NECESSARY TO MAKE THE AGGREGATE VALUE OF THE COLLATERAL FOR SUCH LOAN, DETERMINED ON THE DATE OF SUCH DISTRIBUTION, AT LEAST EQUAL TO THE VALUE OF THE LOANED SECURITIES PLUS THE MARGIN WITH RESPECT TO SUCH LOAN (AFTER GIVING EFFECT TO THE ADDITION OF THE SECURITIES BEING DISTRIBUTED) DETERMINED ON SUCH DATE; AND

                      (x) ANY DISTRIBUTIONS OF WARRANTS OR RIGHTS TO PURCHASE SHARES MADE WITH RESPECT TO ANY LOANED SECURITIES SHALL BE DEEMED TO BE, AND SHALL BE, A NEW LOAN OF SECURITIES MADE TO THE BORROWER BY THE PRINCIPAL WHICH LOANED TO THE BORROWER THE LOANED SECURITIES WITH RESPECT TO WHICH SUCH DISTRIBUTION IS MADE (AND SHALL BE TREATED AS LOANED SECURITIES, AND AS A SEPARATE LOAN, FOR ALL PURPOSES HEREOF) AND NEED NOT BE DELIVERED TO THE LENDER UNTIL SUCH NEW LOAN IS TERMINATED IN ACCORDANCE HEREWITH, IF AT OR BEFORE THE MAKING OF SUCH DISTRIBUTION THE BORROWER AND THE LENDER SHALL HAVE AGREED UPON THE MARGIN FOR SUCH NEW LOAN AND THE BORROWER SHALL HAVE DELIVERED TO THE LENDER COLLATERAL FOR SUCH NEW LOAN HAVING A ACCEPTABLE TO THE LENDER.

11.     The following shall be substituted for Clause 6(A)(i):-

                      "(A)(i) UNLESS THE PARTIES AGREE OTHERWISE AND SUBJECT TO SUB-CLAUSES (B), (C) AND (E) BELOW THE BORROWER AGREES THAT, AS A CONDITION PRECEDENT TO THE MAKING OF ANY LOAN, IT SHALL DELIVER COLLATERAL TO THE LENDER (OR IN ACCORDANCE WITH THE LENDER'S INSTRUCTIONS) TOGETHER WITH APPROPRIATE INSTRUMENTS OF TRANSFER DULY STAMPED WHERE NECESSARY AND SUCH OTHER INSTRUMENTS AS MAY BE REQUISITE TO VEST TITLE THERETO IN THE LENDER."

12. The words commencing "... UNLESS IN RELATION TO ..." in the fifth line down in Clause 6(G)(i) to the end of that clause shall be deleted and the whole of Clause 6(G)(ii) shall be deleted.

13. In Clause 6(K), the reference to Clause 6(I) shall be replaced by a reference to Clause 6(H).

14.     The following shall be inserted as Clause 6(M):-

                      "(M)   THE DELIVERY OF A LETTER OF CREDIT SHALL BE
                      EFFECTED FOR THE PURPOSES OF THIS AGREEMENT BY PHYSICAL DELIVERY OF THE ORIGINAL EXECUTED LETTER OF CREDIT BY THE ISSUING, CONFIRMING OR ADVISING BANK TO THE LENDER AT ITS ADDRESS FOR DELIVERY OF NOTICES OR AS THE LENDER MAY OTHERWISE AGREE, PROVIDED, HOWEVER, THAT NO SUCH DELIVERY SHALL BE EFFECTIVE UNTIL ONE BUSINESS DAY AFTER THE RECEIPT OF A LETTER OF CREDIT BY THE LENDER (OR, IF THE RELEVANT LETTER OF CREDIT IS RECEIVED BY THE LENDER PRIOR TO 3 P.M. (LONDON TIME) ON A BUSINESS DAY, UNTIL 5.30 P.M. (LONDON TIME) ON SUCH BUSINESS DAY), DURING WHICH PERIOD THE LENDER MAY REJECT SUCH LETTER OF CREDIT, BY ORAL NOTICE TO THE BORROWER, IF SUCH LETTER OF CREDIT IS NOT IN THE FORM REQUIRED BY OR ACCEPTABLE TO THE LENDER."

15.     Clause 7B shall be amended as follows:-

        (i) by the insertion of the following words at the end of the first sentence:-

          "(AND  WHERE THERE IS A DIFFERENCE BETWEEN THE SETTLEMENT TIME FOR
               SALES AND PURCHASES ON THE RELEVANT EXCHANGE OR CLEARING ORGANISATION, THE STANDARD SETTLEMENT TIME SHALL BE THE SHORTER OF THE TWO TIMES)."

        (ii) in the third sentence, by the insertion of the following words after "Simultaneously with the redelivery of the Equivalent Securities in accordance with such call,":-

               "OR AT SUCH OTHER TIME AS MAY BE AGREED BY THE PARTIES,"

16. The requirements pursuant to Clause 9(B) shall not apply as between the Parties.

17.     The following shall be inserted as Clause 11(F):-

        "(F)   THE BORROWER HAS HERETOFORE DELIVERED TO THE LENDER A COPY OF
               THE ANNUAL [CONSOLIDATED] FINANCIAL STATEMENTS OF THE BORROWER [AND ITS CONSOLIDATED SUBSIDIARIES] FOR ITS [FISCAL/FINANCIAL] YEAR ENDED [ ], 19[ ] DULY AUDITED BY INDEPENDENT [CERTIFIED PUBLIC ACCOUNTANTS/INTERNATIONALLY RECOGNISED AUDITORS], INCLUDING A BALANCE SHEET AS AT THE END OF SUCH [FISCAL/FINANCIAL] YEAR [AND THE RELATED STATEMENT OF INCOME AND CHANGES IN FINANCIAL POSITION FOR SUCH FISCAL YEAR], AND A COPY OF THE UNAUDITED [CONSOLIDATED] FINANCIAL STATEMENTS OF THE BORROWER [AND ITS CONSOLIDATED SUBSIDIARIES] FOR THE [ ] MONTH PERIOD ENDED [ ], 19[ ] INCLUDING A BALANCE SHEET AS AT THE END OF SUCH PERIOD [AND THE RELATED STATEMENT OF INCOME AND CHANGES IN FINANCIAL POSITION FOR SUCH PERIOD], AND EACH OF THE SAID STATEMENTS AND RELATED NOTES THERETO ARE COMPLETE AND CORRECT AND FAIRLY PRESENT THE [CONSOLIDATED] FINANCIAL CONDITION AND RESULTS OF OPERATION OF THE BORROWER [AND ITS CONSOLIDATED SUBSIDIARIES] AS AT THE SAID DATES AND FOR SUCH PERIODS, ALL IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY APPLIED;"

18.     The following shall be inserted as Clause 11(G):-

               "(G) IT IS AN APPROVED INTERMEDIARY."

19.     Clause 12 shall be amended as follows:-

        (i)    by the deletion of "or" at the end of sub-clause (H);

        (ii) in sub-clause (I) by the deletion of all the words after "hereunder" and the substitution therefor of "and the Non-Defaulting Party serves written notice on the Defaulting Party";

        (iii)  by the addition of the following sub-clauses:-

        "(J) A VIOLATION BY THE BORROWER IN CONNECTION WITH ANY SECURITIES THE SUBJECT OF A LOAN HEREUNDER OR THE HOLDING OR DISPOSITION THEREOF BY THE BORROWER, OF ANY APPLICABLE LAW, REGULATION OR RULE OF ANY JURISDICTION, OR OF ANY RELEVANT ORGANISATION TO THE REQUIREMENTS OF WHICH THE BORROWER MAY BE SUBJECT;

        (K) THE OCCURRENCE OF ANY OTHER EVENT WHICH THE BORROWER IS REQUIRED TO NOTIFY TO THE LENDER PURSUANT TO CLAUSE 27(B) HEREOF; OR

        (L) AN ACT OF INSOLVENCY OCCURRING WITH RESPECT TO ANY RELEVANT BANK AND (EXCEPT IN THE CASE OF AN ACT OF INSOLVENCY WHICH IS THE PRESENTATION OF A PETITION FOR WINDING UP OR ANY ANALOGOUS PROCEEDING IN RELATION TO THE RELEVANT BANK IN WHICH CASE NO SUCH NOTICE SHALL BE REQUIRED) THE LENDER SERVES WRITTEN NOTICE ON THE BORROWER."

20.     The following shall take effect as Clause 27 of the Agreement:-

        "COVENANTS OF THE BORROWER:

        The Borrower hereby covenants and agrees with the Lender as follows:

        (A) THE BORROWER WILL FURNISH TO THE LENDER (i) AS SOON AS AVAILABLE AND IN ANY EVENT WITHIN [ ] DAYS AFTER THE END OF EACH OF ITS [FISCAL/FINANCIAL] YEARS, A COPY OF THE ANNUAL [CONSOLIDATED] FINANCIAL STATEMENTS OF THE BORROWER [AND ITS CONSOLIDATED SUBSIDIARIES] DULY AUDITED BY INDEPENDENT [CERTIFIED PUBLIC

               ACCOUNTANTS/INTERNATIONALLY RECOGNISED AUDITORS], INCLUDING A BALANCE SHEET AS AT THE END OF SUCH [FISCAL/FINANCIAL] YEAR [AND THE RELATED STATEMENT OF INCOME AND CHANGES IN FINANCIAL POSITION FOR SUCH FISCAL YEAR], PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY APPLIED, (ii) AS SOON AS AVAILABLE AND IN ANY EVENT WITHIN [ ] DAYS AFTER THE END OF EACH OF THE FIRST THREE QUARTERS OF EACH OF ITS [FISCAL/FINANCIAL] YEARS, A COPY OF THE [CONSOLIDATED] FINANCIAL STATEMENTS OF THE BORROWER [AND ITS CONSOLIDATED SUBSIDIARIES] FOR THE PERIOD THEN ENDED, INCLUDING A BALANCE SHEET AS AT THE END OF SUCH PERIOD [AND THE RELATED STATEMENT OF INCOME AND CHANGES IN FINANCIAL POSITION FOR SUCH PERIOD], PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ON A BASIS CONSISTENT WITH THAT USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS REFERRED TO IN SUB-PARAGRAPH (i) ABOVE AND CERTIFIED BY AN APPROPRIATE OFFICER OF THE BORROWER, (iii) PROMPTLY AFTER THE OCCURRENCE OF ANY DEFAULT UNDER THIS AGREEMENT, A WRITTEN NOTICE SETTING FORTH THE NATURE OF SUCH DEFAULT AND THE STEPS BEING TAKEN BY THE BORROWER TO REMEDY SUCH DEFAULT, AND (iv) FROM TIME TO TIME SUCH FURTHER INFORMATION (WHETHER OR NOT OF THE KIND MENTIONED ABOVE) REGARDING THE BUSINESS, AFFAIRS AND FINANCIAL CONDITION OF THE BORROWER AS THE LENDER MAY REASONABLY REQUEST.

               (B) THE BORROWER WILL GIVE THE LENDER IMMEDIATE NOTICE IF AT ANY TIME ANY ORDER, DECREE, DETERMINATION OR INSTRUCTION IS ISSUED ON THE AUTHORITY OF ANY RULE, REGULATION OR PROCEEDING OF ANY RELEVANT ORGANISATION IN RELATION TO THE BORROWER, OR ANY LITIGATION, ARBITRATION OR SIMILAR PROCEEDING AGAINST OR AFFECTING THE BORROWER IS COMMENCED, WHICH IN ANY SUCH CASE COULD HAVE A MATERIAL ADVERSE EFFECT ON THE ABILITY OF THE BORROWER TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT OR TO CARRY ON ITS BUSINESS AS CONDUCTED AS AT THE DATE OF THIS AGREEMENT OR WHICH MIGHT ADVERSELY AFFECT THE BORROWING OF SECURITIES BY THE BORROWER. ANY SUCH NOTICE SHALL SET FORTH IN REASONABLE DETAIL A DESCRIPTION OF THE EVENT WHICH HAS OCCURRED AND OF THE ACTION, IF ANY WHICH THE BORROWER PROPOSES TO TAKE WITH RESPECT THERETO."

21.     The Schedule shall be deleted and replaced by the following:-

        "TYPES

        THE FOLLOWING TYPES OF COLLATERAL SHALL UNLESS OTHERWISE AGREED CONSTITUTE COLLATERAL ACCEPTABLE UNDER THIS AGREEMENT;

        (i) US GOVERNMENT SECURITIES WHICH SHALL MEAN BOOK-ENTRY SECURITIES ISSUED BY THE U.S. TREASURY (AS DEFINED IN SUBPART O OF TREASURY DEPARTMENT CIRCULAR NO. 300 AND ANY SUCCESSOR PROVISIONS) AND ANY OTHER SECURITIES ISSUED OR FULLY GUARANTEED BY THE UNITED STATES GOVERNMENT OR ANY AGENT, INSTRUMENTALITY OR ESTABLISHMENT OF THE U.S. GOVERNMENT, INCLUDING WITHOUT LIMITATION, SECURITIES COMMONLY KNOWN AS "GINNIE MAES", "SALLY MAES" AND "FREDDIE MAES".

        (ii)   LETTERS OF CREDIT;

        (iii)  CASH COLLATERAL.

        VALUATION OF COLLATERAL

        COLLATERAL PROVIDED IN ACCORDANCE WITH THIS AGREEMENT SHALL BE EVALUATED BY REFERENCE TO THE FOLLOWING, OR BY SUCH MEANS AS THE PARTIES MAY FROM TIME TO TIME AGREE:-

        (a)    IN RESPECT OF COLLATERAL TYPE (i) ABOVE, THE REFERENCE PRICE
               THEREOF;

        (b)    IN RESPECT OF COLLATERAL TYPE (ii) ABOVE, THE VALUE SPECIFIED
               THEREIN.

        MARGIN

        "THE VALUE OF THE COLLATERAL DELIVERED PURSUANT TO CLAUSE 6 BY THE BORROWER TO THE LENDER UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL ON EACH BUSINESS DAY REPRESENT NOT LESS THAN 100% OF THE VALUE OF THE BORROWED SECURITIES, AND OTHERWISE AS AGREED BETWEEN THE PARTIES WITH RESPECT TO EACH LOAN".

        BASIS OF MARGIN MAINTENANCE

        "CLAUSE 6(H) (TRANSACTION BY TRANSACTION MARGINING) SHALL APPLY IN LIEU OF CLAUSE 6(I); HOWEVER, THE LENDER SHALL HAVE THE RIGHT AT ITS SOLE ELECTION, AT ANY TIME FROM TIME TO TIME, TO ALLOCATE AND/OR REALLOCATE ANY COLLATERAL HELD BY IT HEREUNDER TO OR AMONG ANY OUTSTANDING LOANS.

        CLAUSE 6(J) (NETTING OF MARGIN WHERE ONE PARTY BOTH A BORROWER AND LENDER) SHALL APPLY, NOTWITHSTANDING THAT CLAUSE 6(I) DOES NOT APPLY.

        THE MINIMUM PERIOD AFTER DEMAND FOR TRANSFERRING CASH COLLATERAL OR EQUIVALENT COLLATERAL SHALL BE THE SAME BUSINESS DAY IF DEMAND IS MADE BEFORE 11.00 AM, AND OTHERWISE AS AGREED BETWEEN THE PARTIES".

        BASE CURRENCY

        THE BASE CURRENCY APPLICABLE TO THIS AGREEMENT IS UNITED STATES DOLLARS (US$).

        LENDERS' WARRANTIES

        CLAUSE 10(D) SHALL APPLY.

        BORROWERS' WARRANTIES

        CLAUSE 11(E) SHALL APPLY.

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                                   Appendix 6
                            Global Securities Lending
                                  Fee Schedule

In connection with Loans hereunder, Bank shall be paid by Lender, monthly in arrears a fee of: (i) 6 basis points (.06 of 1%), calculated on an annualized basis and accrued daily, based upon the value of Collateral received from Borrowers for each Loan of U.S. Securities outstanding during a given month under this Lending Agreement; and (ii) 11.42 basis points (.1142 of 1%), calculated on an annualized basis and accrued daily, based upon the value of Collateral received from Borrowers for each Loan of non-U.S. Securities outstanding during a given month under this Lending Agreement; provided that, until further notice from Bank, commencing on the date of the Lending Agreement and continuing until the giving of such notice, the forgoing fees have been voluntarily reduced by Bank to: (i) 5 basis points (.05 of 1%) for each Loan of U.S. Securities and (ii) 10 basis points (.1 of 1%) for each Loan of non-U.S. Securities, respectively.